UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.       )

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Soliciting Material under §240.14a-12

GROUP 1 AUTOMOTIVE, INC.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GROUP 1

Notice of Annual Meeting &

2026 Proxy Statement

CERTIFIED SERVICE
GROUP 1

Our Core Values

Integrity
We conduct ourselves with the highest level of ethics both personally and professionally when we sell to and perform service for our customers without compromising our honesty.

Transparency
We promote open and honest communication between each other and our customers.

Professionalism
We set our standards high so that we can exceed expectations and strive for perfection in everything we do.

Teamwork
We put the interest of the group first, before our individual interests, as we know that success only comes when we work together.

Respect
We treat everyone, customers and colleagues alike, with dignity and equality.

Notice of 2026 Annual Meeting of Shareholders

PLACE
Our 2026 Annual Meeting will be held in a virtual-only format at:
www.virtualshareholdermeeting.com/GPI2026
DATE AND TIME
May 12, 2026
9:00 a.m. Central Daylight Time
Your vote is very important. Please submit your proxy card or voting instruction form as soon as possible.

Who may vote
If you owned shares of Group 1 Automotive, Inc. (the “Company”, “Group 1”, or “GPI”) common stock at the close of business on March 18, 2026, you are entitled to receive this Notice of the 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”) and to vote at the meeting, either during the virtual meeting or by proxy.
How to attend
To be admitted to the 2026 Annual Meeting, enter the 16-digit voting control number found on your proxy card, voting instruction form, or email notification. You can find detailed instructions on pages 74 -75 of this Proxy Statement.
Please review this Proxy Statement and vote in one of the four ways shown to the right under “Voting Methods Available to You.”
Houston, Texas
April 2, 2026
By Order of the Board of Directors
Gillian A. Hobson
Senior Vice President, Chief Legal Officer and Corporate Secretary

AGENDA

1	Election of Nine Directors
2	Advisory Vote to Approve Executive Compensation
3	Appoint Deloitte & Touche LLP to Serve as Independent Auditor for 2026
4	Approve an Amendment to the Certificate of Incorporation to Enable the Adoption of a Shareholder Right to Call a Special Meeting of Shareholders
5	Shareholder Proposal: Give Shareholders an Ability to Call for a Special Shareholder Meeting

VOTING METHODS AVAILABLE TO YOU

Internet Visit the website shown on the proxy card (www.proxyvote.com), voting instruction form or electronic communications.

Telephone Call the telephone number identified in your proxy card, voting instruction form or electronic communications.

Mail Sign, date and return your proxy card or voting instruction form in the enclosed envelope.

During the Meeting Attend the 2026 Annual Meeting online. See pages 74-75 for instructions on how to attend and vote online.

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	i

Compensation Discussion and Analysis	31
2025 Named Executive Officers	31
Executive Summary	32
How We Make Pay Decisions and Assess Our Programs	35
2025 Principal Elements of Compensation	38
2025 CEO Pay Decisions	43
2025 Pay Decisions for Other NEOs	43
Other Compensation Elements	46
Other Executive Compensation Policies and Practices	48

Report of the Compensation & Human Resources Committee	49

Executive Compensation	50

CEO Pay Ratio	61

Pay Versus Performance Disclosure	62

Audit Committee Report	65

Proposal 3 Appoint Deloitte & Touche LLP to Serve as Independent Auditor for 2026	66

Proposal 4 Approve an Amendment to the Certificate of Incorporation to Enable the Adoption of a Shareholder Right to Call a Special Meeting of Shareholders	68

Proposal 5 Shareholder Proposal: Give Shareholders an Ability to Call for a Special Shareholder Meeting	71

Frequently Asked Questions About the Annual Meeting	74

Appendix A Reconciliation of GAAP Measures to Corresponding Non-GAAP Measures	82

Appendix B Amendment to Certificate of Incorporation for Shareholders’ Right to Call a Special Meeting of Shareholders	88
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 12, 2026. This Notice of the 2026 Annual Meeting of Shareholders and Proxy Statement, as well as the Company’s 2025 Annual Report, are available free of charge at www.proxyvote.com. References in either document to our website are for the convenience of readers, and information available at or through our website is not a part of, nor is it incorporated by reference in, the Proxy Statement or the 2025 Annual Report.
The Board of Directors of Group 1 (the “Board”) is soliciting proxies to be voted at our 2026 Annual Meeting of Shareholders on May 12, 2026, and at any postponed or reconvened meeting. We expect that the proxy materials or a notice of internet availability will be mailed and made available to shareholders beginning on or about April 2, 2026. At the meeting, votes will be taken on the matters listed in the Notice of 2026 Annual Meeting of Shareholders.

ii	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

Proxy Summary

This section highlights selected information in this Proxy Statement. Please review the entire Proxy Statement and our 2025 Annual Report before voting your shares.
Annual Meeting Agenda

		Board Recommendation	Page Number
Proposal 1:	Election of Directors	FOR each director nominee	7
Proposal 2:	Advisory Vote to Approve Executive Compensation	FOR	30
Proposal 3:	Appoint Deloitte & Touche LLP to Serve as Independent Auditor for 2026	FOR	66
Proposal 4:	Approve an Amendment to the Certificate of Incorporation to Enable the Adoption of a Shareholder Right to Call a Special Meeting of Shareholders	FOR	68
Proposal 5:	Shareholder Proposal: Give Shareholders an Ability to Call for a Special Shareholder Meeting	AGAINST	71
2025 Performance Highlights

Financial Performance
Achieved all-time record revenues of $22.6 billion, a 13.2% increase compared to 2024, driven by acquisition activity.
Achieved record gross profit of $3.6 billion and parts and service gross profit of $1.6 billion, increases of 11.8% and 15.9%, respectively, compared to 2024.

Diluted earnings per common share from continuing operations of $25.13, a decrease of 31.6% compared to 2024. Adjusted diluted earnings per common share from continuing operations* of $40.71, a 3.8% increase compared to 2024, as disciplined share repurchases more than offset a modest decline in adjusted net income.

Net income from continuing operations of $323.7 million, a decrease of 34.9% compared to 2024. Adjusted net income from continuing operations* of $524.5 million, a 1.2% decrease compared to 2024, reflecting higher operating expenses, offset in part by continued growth in revenues and gross profit.

Capital Allocation
Acquired approximately $640 million in annual revenues.
Issued quarterly dividends totaling $2.00 per share for the full year, a 6% increase from 2024.
Repurchased $554.8 million in common shares, representing 10.1% of Group 1’s outstanding common shares at the beginning of 2025.
Optimized dealership portfolio with strategic dispositions and franchise terminations representing approximately $775 million in annualized revenues.
*    Please see Appendix A on page 82 for an explanation and reconciliation of these non-generally accepted accounting principles (“non-GAAP”) measures.

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	1

PROGRESS ON OUR KEY STRATEGIC PRIORITIES
In 2025, we made significant progress toward our key strategic priorities, including:
Local Focus
•Operated with a local-level focus across our dealership portfolio, building density within defined markets to better serve customers and support retention across new and used vehicle sales, parts, service, and collision operations.
•Used a clustered market approach to share marketing resources, optimize inventory, coordinate vendor relationships, and support a consistent customer experience within local markets.
•Strengthened brand presence in key U.S. markets through a localized multi-brand offering, including rebranding select dealerships utilizing the Group 1 name to increase marketing effectiveness and customer recognition.
Differentiated Parts & Service Business
•Grew parts and service revenues by 14.2% on an as-reported basis and 7.1% on a same-store basis compared to the prior year.
•Outperformed peer group’s average same-store revenue growth rate over several of the past years.
•Key initiatives supporting the growth in our parts and service business included:
–Improved customer access through AI-enabled appointment setting, supporting approximately 40% penetration in online scheduling, and a top-ranked service call center*.
–Expanded service capacity through targeted hiring, resulting in an increase in same-store technician headcount from prior year.
–Advanced technician retention through workplace and scheduling initiatives, including 4-day work week, air conditioning in facilities and technician tools program.
Operational Excellence in All That we Do
•Focused on execution at the dealership level to achieve full rooftop potential through standardization of key processes, sharing of best practices and disciplined execution.
•Continued investment in technology, data and process improvement that enhance customer and employee efficiency, including AI-enabled appointment setting and virtual F&I solutions.
•Focused on productivity and a variable cost structure to provide flexibility and respond to changes in the macroeconomic environment while protecting margins.
Disciplined Capital Planning and Allocation
•Deployed capital in a balanced manner across acquisitions, share repurchases, dividends and capital expenditure.
•Actively optimized the dealership portfolio during 2025, acquiring eight dealerships representing approximately $640 million in revenues and divesting 13 smaller or lower-performing stores.
•Repurchased 1.3 million shares during 2025, representing over 10% of our share count at January 1, 2025.
•Ended the year with a rent-adjusted leverage ratio** of 3.14x as of December 31, 2025, providing flexibility for future opportunities.
* Based on the 2025 Pied Piper PSI Service Telephone Effectiveness Study.
** See our Annual Report on Form 10-K for the year ended December 31, 2025, for additional information on the rent-adjusted leverage ratio.

2	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

Executive Compensation Overview
HOW WE ALIGN PAY FOR PERFORMANCE
Our compensation program is designed to, among other things, align our executives’ performance with the interests of our shareholders.
The primary goal of the Compensation & Human Resources (“CHR”) Committee of the Board is to reward and recognize strong financial and operating performance and promote effective strategic leadership to drive long-term shareholder value. This pay-for-performance philosophy is embedded into certain key principles that underpin how the CHR Committee approaches the design of our executive compensation program.
How does our executive compensation program align pay with performance?
•Performance Metrics. We use performance metrics and objectives that recognize and reward contributions that drive shareholder value creation.
•“At-Risk” Compensation. The largest portion of compensation for our Named Executive Officers (“NEOs”) is “at-risk” compensation—annual and long-term incentive (“LTI”) awards that are contingent on Company performance on our key metrics and objectives, in addition to our stock price performance.
2025 PAY DECISIONS
In making annual pay decisions, the CHR Committee focuses primarily on “total direct compensation,” which includes three principal elements: base salaries, annual cash incentives and LTI. See page 38 for details.
The table below shows the 2025 total direct compensation of our NEOs:

	Base Salary ($K)	Annual Incentive ($K)	LTI ($K)(1)	Total ($K)
Daryl A. Kenningham	1,300	1,987	7,000	10,286
Daniel J. McHenry	811	740	1,600	3,151
Gillian A. Hobson	666	608	1,400	2,674
Peter C. DeLongchamps	634	579	875	2,088
Michael D. Jones(2)	539	345	650	1,534
Shelley P. Washburn	398	363	400	1,161
(1)Reflects target values approved by the CHR Committee for the LTI award granted to the NEOs in 2025. These values differ from those that will be reported in the Summary Compensation Table in 2025, which will be calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation.
(2)Mike Jones retired from his role as Senior Vice President, Aftersales effective September 1, 2025, and is expected to remain as a part-time employee through June 30, 2026. Amounts reported for Mr. Jones also reflect the pro-rata payment of certain elements of compensation to account for his retirement from his executive role mid-year.

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	3

2025 PERFORMANCE METRICS
The CHR Committee believes that the metrics used for our annual and LTI plans are essential indicators of the long-term performance of our Company, therefore serving the fundamental objective of our executive compensation program.
Metrics for Annual Incentives

Adjusted Net Income From Continuing Operations (80%)	U.K. Strategic Operating Goals (20%)

Adjusted Net Income from Continuing Operations* reflects income statement performance, consistent with the interests of our shareholders. The CHR Committee believes adjusted net income from continuing operations is relevant because it measures the immediate impact of operating decisions on Group 1’s overall performance, and includes the impact of items such as tax, interest and foreign exchange fluctuations, which are managed at the corporate level.

U.K. Strategic Operating Goals reflect Group 1’s focus on fully integrating the legacy Inchcape business and optimizing the Company’s U.K. operations. Objectives included increasing technician headcount, reducing corporate overhead, optimizing the dealership asset portfolio and completing integration efforts relating to the call centers, accounting processes and websites for our U.K. operations.

Metrics for Performance Shares

Adjusted Earnings Per Share (“EPS”)* measures our profits on a per-share basis, indicating how much net income is allocated to each share of outstanding common stock.	Relative Total Shareholder Return (“rTSR”) measures the performance of our stock price compared to five domestic automotive retail companies.

*    See Appendix A on page 82 for the definition of this non-GAAP metric.
How 2025 Performance Affected Incentive Payouts
For 2025, the CHR Committee selected adjusted net income from continuing operations and U.K. strategic operating goals as the metrics under the Group 1 Automotive Annual Incentive Plan (“AIP”), weighted 80% and 20%, respectively. In adopting the adjusted net income metric as the primary financial metric, the CHR Committee considered multiple factors, including the significant role the executive officers play in driving shareholder returns and the consistency of this metric with those used by many of the Company’s peers. Adjusted net income also reflects income statement performance for ongoing operations of the Company, consistent with the interests of our shareholders. For purposes of calculating the annual incentive payout, reported adjusted net income from continuing operations was further adjusted for a portion of the unbudgeted impact of the significant increases in the U.K. national insurance contribution and U.K. minimum wage in 2025.
In considering the adoption of the U.K. strategic operating goals, the CHR Committee considered the importance of management’s continued focus on integrating the legacy Inchcape business and optimizing the Company’s U.K. operations. In assessing performance, the CHR Committee recognized a 6.5% increase in technician headcount, development of a plan to rationalize the Company’s U.K. dealership portfolio, and consolidation of call centers, accounting processes and websites. These gains were offset by the failure to reduce SG&A in the U.K. See page 39 for additional information.
The following chart shows the metrics chosen for annual incentive purposes and Group 1’s 2025 performance relative to these goals. In their evaluation of results from time to time, the CHR Committee may exclude items that do not arise directly from core operations.

	Weight	Threshold		Target		Maximum		2025 Results(1)
Adjusted Net Income from Continuing Operations*	80%	$423	million	$528	million	$582	million	$542	million
U.K. Strategic Operating Goals	20%	N/A		N/A		N/A		94%
*    See page 38 for details on how we measure performance for AIP purposes and Appendix A on page 82 for the definition of this non-GAAP metric.
(1)Actual/reported adjusted net income from continuing operations: $525 million; as further adjusted by the CHR Committee: $542 million.

4	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

Governance and Board Overview
BOARD NOMINEES

			Skills and Expertise(1)

Carin M. Barth Co-Founder and President of LB Capital, Inc., a private equity investment firm	2017	2
Daryl A. Kenningham President and Chief Executive Officer of Group 1	2022	1
Steven C. Mizell Former Executive Vice President and Chief Human Resources Officer at Merck & Co., Inc.	2021	2
Lincoln Pereira Filho Former Regional Vice President, Brazil of Group 1	2013	0
Stephen D. Quinn Former General Partner and Managing Director of Goldman, Sachs & Co.	2002	1
Steven P. Stanbrook Former Chief Operating Officer, International Markets of S.C. Johnson, Inc.	2019	1
Charles L. Szews Former Chief Executive Officer of Oshkosh Corporation	2016(4)	2
Anne Taylor Former Vice Chairman and Managing Partner, Deloitte	2018	1
MaryAnn Wright Former Group Vice President of Johnson Controls International	2014	3
(1)The lack of a  for a particular item does not mean that the director does not possess that qualification, characteristic, skill or experience. We look to each director to be knowledgeable in these areas; however, the  indicates that the item is a specific qualification, characteristic, skill or experience that the director brings to the Board.
(2)Includes former or current President or Chief Executive Officer (“CEO”) and Public Company Executive position experience.
(3)Includes automotive, retail and engineering/product development experience.
(4)Non-Executive Chair of the Board since May 2023.

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	5

TENURE ON GROUP 1 BOARD

AGE OF NOMINEES

BOARD ENGAGEMENT IN 2025
In 2025, our Board actively engaged with management on a range of matters, providing effective oversight and guidance to enable the Company to execute on key priorities that underpin our business strategy.

100%	99.3%	100%
Overall attendance by directors at the four Board meetings during 2025	Overall aggregate attendance by directors at Board and their respective committee meetings in 2025	Overall attendance by directors at the 2025 Annual Meeting of Shareholders
STRENGTHENING DIRECTOR OVERSIGHT
Essential to each director’s ability to provide robust and effective oversight is a deep understanding of our businesses, our strategic focus and significant risks we may encounter, as well as an ongoing awareness of new developments and emerging risks that may arise during their Board service.
Below are some of the ways in which our directors are able to gain such understanding and awareness:

Strategy and Business Plan Reviews
Annually, the Board holds a meeting with senior management to review the market, strategy and long-range plans for each of our businesses and to discuss other topics, such as key Company areas of focus and significant and emerging risks. At the Board’s other meetings, it reviews Company progress against its long-range plans.

Site Visits
As part of our directors’ continuing education, the Board strives to visit dealerships in at least one market each year. This gives directors insight into the Company’s dealership operations and the opportunity to interact with employees and key executives.

Outside Perspectives
The Board is periodically briefed by experts and counsel on strategic, auto industry, financial, legal, compliance and other matters. This gives them additional perspectives on the Company’s business environment, strategic focus areas, performance and significant and emerging risks.

Direct Interaction with Management
Our CEO and other members of senior management communicate with directors on a regular basis outside of regularly scheduled Board and committee meetings, including through periodic written updates, informational calls and special meetings.

6	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

Proposal 1: Election of Directors

What am I voting on?
We are seeking your support for the election of the nine individuals nominated to serve on the Board until the 2027 Annual Meeting of Shareholders. We believe these nominees have the right experience, skills and perspective to guide the Company and provide effective oversight of our strategy and our business plans. All nominees currently serve as directors of the Company and are well qualified to serve as directors of a large automotive retail company.

CRITERIA FOR BOARD MEMBERSHIP
The Board and the Governance & Corporate Responsibility (“GCR”) Committee believe that there are general attributes all directors must exhibit, in addition to key skills and expertise that should be represented on the Board as a whole, but not necessarily by each director.
These General Attributes are Essential for All Directors
•Objectivity and independence in making informed business decisions
•Extensive, relevant knowledge, experience and sound business judgment
•Highest personal and professional integrity
•Willingness to devote the extensive time necessary to fulfill a director’s duties
•Commitment to the interests of Group 1 and its shareholders
•Different backgrounds and viewpoints
The GCR Committee regularly considers whether the Board has all of the key skills and expertise needed for effective oversight of our business and strategy. See “Key Skills and Expertise” on page 8. Further, while the GCR Committee does not maintain a formal list of qualifications, in making its evaluation and recommendation of candidates, the GCR Committee may consider, among other factors, different personal and professional experiences, background and viewpoints, skill, talent and experience in the context of the needs of our Board, independence qualifications, moral character and whether prospective nominees have relevant business and financial experience or have industry or other specialized expertise.

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	7

The charts below show the percentage of directors with skills and expertise in each key area. In the nominee biographies on pages 10-14, we highlight for each individual the key skills and areas of expertise upon which the Board particularly relies.
KEY SKILLS AND EXPERTISE

Senior Leadership Directors with extensive leadership experience with a complex, large enterprise offer practical perspectives on and oversight of organizational and strategic planning.
Technology/Cybersecurity
Directors with a background or experience with or oversight of innovative technology, cybersecurity, artificial intelligence, information systems/data management, and/or privacy are important in overseeing the security of the Company’s operations, assets and customer information.

Industry Experience
Directors with experience in automotive and engineering/product development provide the Board a relevant understanding of the Company’s business, strategy and marketplace dynamics and optimizing the customer experience.

Human Resources/Cultural
Directors who have experience in senior executive development, succession planning, and compensation matters help the Board to effectively oversee the Company’s efforts to recruit, retain and develop key talent and provide valuable insight in determining compensation of the CEO and other executive officers.

Finance and Accounting
Directors with knowledge of or experience in finance, financial reporting or auditing processes and standards are important to effectively oversee the Company’s financial position and condition and the accurate reporting thereof, and to assess the Company’s strategic objectives from a financial perspective.
Mergers & Acquisitions Directors with experience in business development and M&A provide the Board insight into developing and implementing strategies for growing our business.

P&L Responsibility
Directors with knowledge and experience in managing financial performance of organizations, including driving revenue and managing expenses, provide the Board with senior executive business and operational experience.

International
Directors who have conducted business or operations outside of the United States provide perspectives and insights on international business and culture, which are invaluable to a company with operations and sales beyond the U.S.

8	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

DIRECTOR NOMINATION PROCESS
We believe decisions regarding the structure and composition of the Board are critical to ensure a strong Board that is best suited to guide the Company. As specified in its charter, the GCR Committee oversees our director nomination process and may consider candidates for our Board from any reasonable source, including from a search firm engaged by the GCR Committee or shareholder recommendations.

Consideration of Necessary Skills, Experience and Attributes
The GCR Committee considers a wide range of factors when assessing potential director nominees. The GCR Committee’s assessment of potential directors includes a review of the potential nominee’s judgment, experience, independence, understanding of our business or other related industries and such other factors as the GCR Committee concludes are pertinent in light of the needs of the Board. The GCR Committee’s goal is to put forth a diverse slate of candidates with a combination of skills, experience, viewpoints, perspectives and personal qualities that will best serve the Board, the Company and our shareholders.

Assessment of Current Board Composition
The Board of Directors recognizes that regular board refreshment is essential to maintaining a dynamic and effective Board that can provide strong oversight and strategic guidance to the Company. At the same time, the Board values the deep institutional knowledge and continuity that longer-tenured directors provide. Balancing these considerations, the Board of Directors does not believe that arbitrary term limits on director service are appropriate, as such limits may deprive the Company of the contributions of directors who have developed valuable insight into the Company over time. However, as an alternative to strict term limits, the GCR Committee will conduct an enhanced review of each director’s continued nomination upon such director’s completion of fifteen (15) years of service on the Board. Such review shall include an assessment of the need for fresh perspectives and new skills, the Company's overall board succession planning objectives, and the director's ongoing contributions to the Board. With respect to the potential re-nomination of current directors, the GCR Committee also assesses each director’s current contributions to the Board, taking into account, among other matters, the results of the annual evaluation of the Board and its committees, which the GCR Committee oversees. More detail regarding this annual evaluation process can be found in “Governance Best Practices” below.

Nomination for Shareholder Vote
The GCR Committee recommends to the Board a slate of candidates for election at each annual meeting of shareholders. The GCR Committee also evaluates whether a potential director nominee meets the qualifications required of all directors and any of the key qualifications and experience to be represented on the Board, as described further in
“Criteria for Board Membership” above.

Shareholders or a group of shareholders may recommend potential candidates for consideration by the GCR Committee. For additional information on such requests and the applicable timing, please see “How do I Submit Proposals and Nominations for the 2027 Annual Meeting?” in the “Frequently Asked Questions About the Annual Meeting.”
NOMINEES
The Board, upon the recommendation of the GCR Committee, has nominated for election the nine individuals listed in this Proxy Statement. All are current directors of Group 1.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING NOMINEES:

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	9

Carin M. Barth | 63 IND Co-Founder and President of LB Capital, Inc., a private equity investment firm	Director since: 2017

Board Committees: Audit Committee (Chair), Finance/Risk Management Committee, Governance & Corporate Responsibility Committee

Key Skills and Expertise
Finance/Accounting/ Sox Financial Expert	Senior Leadership	Industry Experience	P&L Responsibility	Mergers & Acquisitions

Qualifications
Ms. Barth has extensive experience in a variety of financial matters, including serving as chief financial officer for several entities. She also has a history of corporate and civic governance expertise, which provides additional depth and financial expertise to our Board. The Board believes that her experience with mergers and acquisitions, in operating a private equity company, her previous and currently held board positions on other publicly traded companies and her audit committee experience are key attributes, among others, which make her well qualified to serve on our Board.
Experience
•Co-Founder and President of LB Capital, Inc., a private equity firm, since 1988
•Senior Advisor, Mountain Capital, LLC, a private equity firm, since March 2022
•Trustee of The Welch Foundation, one of the U.S.’s oldest and largest private funding sources for chemistry researchers, since 2012

•Former board member and current emeritus board member of Ronald McDonald House Charities Greater Houston
•Commissioner of the Texas Department of Public Safety from 2008 to 2014
•Appointed by President George W. Bush to serve as Chief Financial Officer of the U.S. Department of Housing and Urban Development from 2004 to 2005
Other Current Public Company Directorships
•Black Stone Minerals, L.P., an oil and natural gas corporation, since 2015
•Enterprise Products Holdings LLC, a midstream oil and natural gas company, since 2015
Former Public Company Directorships
•BBVA USA Bancshares, Inc. from January 2020 to May 2021
•Halcón Resources Corporation from April 2019 to October 2019
Degrees
•B.S. in Economics, University of Alabama
•M.B.A., Vanderbilt University’s Owen Graduate School of Management

Daryl A. Kenningham | 61 President and CEO of Group 1	Director since: 2022

Board Committees: Finance/Risk Management Committee

Key Skills and Expertise
Senior Leadership	Industry Experience	International	Mergers & Acquisitions	P&L Responsibility

Qualifications
Mr. Kenningham has extensive senior executive management experience in the automotive industry. As our President and CEO, Mr. Kenningham sets the strategic direction of our Company under the guidance of our Board. The Board believes his successful leadership of our Company and extensive knowledge of the automotive industry provides our Board with a unique perspective on the opportunities and challenges we face and makes him well qualified to serve on our Board.
Experience
•CEO of Group 1 since January 2023 and President since August 2022
•Chief Operating Officer of Group 1 from August 2022 to December 2022
•President of U.S. & Brazilian Operations of Group 1 from November 2019 to August 2022
•President of U.S. Operations of Group 1 from 2017 to October 2019
•Regional Vice President – West Region of Group 1 from 2016 to 2017
•Regional Vice President – East Region of Group 1 from 2011 to 2016

•Chief Operating Officer of Ascent Automotive Group, a platform comprised of automotive dealerships across the U.S., from December 2010 to April 2011
•Served in senior executive roles from 1998 to 2011 at Gulf States Toyota, a distributor of Toyota vehicles and auto parts, including Senior Vice President of Gulf States Toyota, President of Gulf States Financial Services, and as President at USA Logistics (previously known as Gulf States Transportation)
•Held various sales, marketing and vehicle distribution positions in the U.S. and Japan with Nissan Motor Corporation, a Japanese multinational automobile manufacturer, from 1988 to 1998
Other Current Public Company Directorships
•Darden Restaurants, Inc., a multi-brand restaurant operator, since December 2024
Former Public Company Directorships
•None
Degrees
•B.A. in Psychology, University of Michigan
•M.B.A., University of Florida

10	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

Steven C. Mizell | 66 IND Former Executive Vice President and Chief Human Resources Officer at Merck & Co., Inc. (“Merck”)	Director since: 2021

Board Committees: Compensation & Human Resources Committee, Governance & Corporate Responsibility Committee

Key Skills and Expertise
Senior Leadership	International	Mergers & Acquisitions	Human Resources/ Cultural

Qualifications
Mr. Mizell has significant human resource management expertise from his positions at large international, publicly traded companies. During his career, one company was recognized as one of the Top 10 Best Workplaces in Health Care and Biopharma by Fortune and Great Place to Work, Best Workplace for Innovators by Fast Company magazine, Best Companies for Multicultural Women by Working Mother magazine, Top Veteran-Friendly Companies by U.S. Veterans Magazine and Companies that Care by People Magazine, demonstrating Mr. Mizell’s expertise. The Board believes his extensive, global leadership experience and knowledge of human capital management provides our Board with valuable insights and makes him well qualified to serve as a Board member.
Experience
•Executive Vice President and Chief Human Resources Officer of Merck, a pharmaceutical company, from October 2018 to April 2024
•Executive Vice President, Chief Human Resources Officer of Monsanto Company (“Monsanto”), from 2007 to 2018

•Senior Vice President, Chief Human Resources Officer of Monsanto from 2004 to 2007
•Senior Vice President and Chief Corporate Resources Officer of AdvancePCS, a pharmaceutical company, from 2001 to 2004
•Recognized as one of St. Louis’s most influential Diverse Business Leaders
•National Association of Corporate Directors (NACD) Directorship Certified
Other Current Public Company Directorships
•GRAIL, Inc., a healthcare company, since June 2024
•Allegion plc, a security products company, since February 2020
Former Public Company Directorships
•Oshkosh Corporation from 2015 to 2017
Degrees
•B.S. in Industrial Management, Georgia Institute of Technology
•M.S. in Management, Carnegie Mellon University

Lincoln Pereira Filho | 66 IND Former Regional Vice President, Brazil of Group 1	Director since: 2013

Board Committees: Finance/Risk Management Committee (Chair)

Key Skills and Expertise
Industry Experience	Senior Leadership	Technology/ Cybersecurity	International	Mergers & Acquisitions	Legal

Qualifications
Mr. Pereira has extensive automotive retailing and manufacturer relations experience, as well as legal, finance, business and management expertise. The Board believes his experience and expertise in the automotive industry make him well qualified to serve as a member of our Board.
Experience
•Regional Vice President, Brazil of Group 1 from 2013 to June 2022
•Legal representative of United Auto do Brasil Ltda, a public auto group operating in São Paulo and controlled by United Auto Group, from 1999 to 2005
•Lawyer at Cunha Pereira Advogados, representing professional athletes and international racecar drivers, from 1995 to 2005
•Founded Atrium Telecomunicações Ltda, a provider of local exchange telecommunication services, in 1999. Atrium was sold to Telefónica of Spain in December 2004
•Founded E-Vertical Tecnologia, a leading provider of high-tech facilities management services to commercial properties, in 2002

•Vice President of the São Paulo Chamber of Commerce (ACSP) since 2017
•Held numerous positions with various banks, both in Brazil and abroad, from 1978 to 1995
•Member of the Advisory Board of Equifax Brasil since October 2023
Other Current Public Company Directorships
•None
Former Directorships
•Boa Vista Serviços S.A.-SCPC from May 2015 to August 2023
•Associação Brasileira dos Concessionários BMW from 2014 to 2022
•Associação Brasileira dos Concessionários Toyota from 2012 to 2022
•Tempo Telecomunicações from April 2016 to June 2021
Degrees
•LL.B, Faculdade de Direito do Largo de São Francisco; London Business School

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	11

Stephen D. Quinn | 70 IND Former General Partner and Managing Director of Goldman, Sachs & Co.	Director since: 2002

Board Committees: Audit Committee, Compensation & Human Resources Committee, Finance/Risk Management Committee, Governance & Corporate Responsibility Committee

Key Skills and Expertise
Finance/Accounting/ Sox Financial Expert	Industry Experience	International	Mergers & Acquisitions

Qualifications
Mr. Quinn has valuable financial expertise and extensive experience with capital markets transactions. His judgment in assessing business strategies and the accompanying risks is an invaluable resource for our business model. Mr. Quinn also has significant historical knowledge of our Company as a result of his role at Goldman Sachs, an underwriter for our initial public offering. The Board believes his experience and expertise in these matters make him well qualified to serve as a member of our Board and as a former Non-Executive Chair of our Board.
Experience
•Served as a General Partner and Managing Director of Goldman, Sachs & Co. from 1990 until his retirement in 2001

•Joined Goldman, Sachs & Co., a full-service global investment banking and securities firm, in August 1981, where he specialized in corporate finance
Other Current Public Company Directorships
•Zions Bancorporation, a U.S. national bank, since 2002
Former Public Company Directorships
•None
Degrees
•B.S. in Economics, Brigham Young University
•M.B.A., Harvard University Graduate School of Business

Steven P. Stanbrook | 68 IND Former Chief Operating Officer, International Markets of S.C. Johnson, Inc.	Director since: 2019

Board Committees: Audit Committee, Compensation & Human Resources Committee, Governance & Corporate Responsibility Committee

Key Skills and Expertise
Senior Leadership	Industry Experience	International	Mergers & Acquisitions

Human Resources/Cultural	P&L Responsibility

Qualifications
Mr. Stanbrook has extensive international operational experience and a background in business development. His previous and current board positions on publicly traded companies, combined with his global operational experience in a variety of senior management positions, have provided him with a wealth of knowledge in dealing with complex strategic, business matters. Mr. Stanbrook also has over 30 years of experience operating across the global consumer packaged goods sector. The Board believes his experience and expertise in these matters make him well qualified to serve as a member of our Board.
Experience
•Retired from S.C. Johnson, Inc., a global manufacturer and marketer of household products, in 2015, following a distinguished 19-year career serving in various roles, including most recently as Chief Operating Officer, International Markets from 1996 to 2015

•Previously held a variety of senior leadership positions with both Sara Lee Corporation, an American consumer-goods company, including CEO of Sara Lee Bakery, and CompuServe Information Services U.K. Ltd, as International President of the leading global Internet Service Provider
•Director, Voyant Beauty, LLC, a private beauty and personal care product development company since 2017
•Executive Advisory Partner, Wind Point Partners, a Chicago-based private equity firm, since 2016
Other Current Public Company Directorships
•Primo Brands Corporation (formerly Primo Water Corporation), a provider of hydration solutions, since 2018
Former Public Company Directorships
•Imperial Brands plc from 2016 to 2022
•Chiquita Brands International, Inc. from 2002 to 2014
•Hewitt Associates, Inc. from 2004 to 2010
Degrees
•HNC in Business Studies, Thames Valley University, U.K.

12	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

Charles L. Szews | 69 IND Former CEO of Oshkosh Corporation (“Oshkosh”) and Non-Executive Chair of the Board	Director since: 2016

Board Committees: Audit Committee, Compensation & Human Resources Committee, Finance/Risk Management Committee, Governance & Corporate Responsibility Committee

Key Skills and Expertise
Finance/Accounting/ Sox Financial Expert	Senior Leadership	Industry Experience	International

Mergers & Acquisitions	Human Resources/Cultural	P&L Responsibility	Technology/Cybersecurity

Qualifications
Mr. Szews has extensive operational experience leading a rapid growth specialty vehicle manufacturer and financial experience, including in public accounting, auditing and risk management. His previous and current board positions on other publicly traded companies have provided many years of audit committee experience, including as chair. The Board believes his extensive financial and audit experience in a variety of senior management positions, combined with his global operational experience in vehicle manufacturing and distribution, including autonomous and hybrid-electric vehicles, have provided him with a wealth of knowledge in dealing with complex, strategic, financial and accounting matters and make him well qualified to serve as a member of our Board.
Experience
•CEO of Oshkosh, a leading global manufacturer of specialty vehicles and vehicle bodies serving access equipment, defense, fire and emergency, and commercial markets, from January 2011 until his retirement in 2016
•Previously held various roles at Oshkosh, including Vice President and CFO from 1996 to 1997; Executive Vice President and CFO from 1997 to 2007 and President and COO from 2007 to 2011

•Vice President and Controller of Fort Howard Corporation, a pulp and paper company, during its leveraged buyout
•Senior Audit Manager with Ernst & Young U.S. LLP
Other Current Public Company Directorships
•Commercial Metals Company, a producer of products for the construction industry, since 2014
•CACI International Inc., an information technology and national security solutions provider, since 2024
Former Public Company Directorships
•Allegion plc from 2018 to 2022
•Valaris plc from 2019 to 2020
•Rowan Companies plc from 2016 to 2019
•Oshkosh Corporation from 2007 to 2015
•Gardner Denver, Inc. from 2006 to 2014
Degrees
•B.B.A. in Comprehensive Public Accounting, University of Wisconsin – Eau Claire

Anne Taylor | 70 IND Former Vice Chairman and Managing Partner of the Houston office of Deloitte	Director since: 2018

Board Committees: Audit Committee, Compensation & Human Resources Committee (Chair)

Key Skills and Expertise
Industry Experience	Technology/ Cybersecurity	Mergers & Acquisitions	Human Resources/ Cultural	P&L Responsibility	International

Qualifications
Ms. Taylor has significant management and leadership experience, an extensive background in global technology, development and execution of business strategy and corporate governance experience. She has extensive financial experience and has participated in the audit committee meetings of many Deloitte clients. The Board believes her experience and expertise in these matters make her well qualified to serve as a member of our Board.
Experience
•Vice Chairman and Managing Partner of the Houston office of Deloitte, a leading global provider of audit and assurance, consulting, financial advisory, risk advisory, tax and related services, from 2005 until her retirement in 2018
•Held various positions at Deloitte since joining the firm in 1987, serving as Regional Managing Partner, Chief Strategy Officer and Global Leader for e-business and chairing the strategic review of the proposed transaction to separate Deloitte Consulting, while serving on Deloitte’s Board of Directors
•Became the first woman to serve on Deloitte’s U.S. executive committee and the management committee of Deloitte Global

•Member of the board of Memorial Hermann Hospital System and previously served on the boards of the Greater Houston Partnership, United Way of Greater Houston and Junior Achievement and chaired the board of Central Houston, Inc.
•Consultant for Bravanti, a consulting firm focused on leadership acceleration
•Previously served as the strategic partner advisor to the World Economic Forum’s Technology Pioneer Program
Other Current Public Company Directorships
•Chord Energy Corporation (formerly Whiting Petroleum Corporation), a natural gas and crude oil exploration and production company, since 2022
Former Public Company Directorships
•Southwestern Energy Company from 2018 to 2024
Degrees
•B.S. in Engineering, University of Utah
•M.S. in Engineering, University of Utah
•Attended Princeton University, pursuing Ph.D. studies in Transportation Engineering

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	13

MaryAnn Wright | 64 IND Former Group Vice President of Johnson Controls International	Director since: 2014

Board Committees: Compensation & Human Resources Committee, Governance & Corporate Responsibility Committee (Chair)

Key Skills and Expertise
Senior Leadership	Industry Experience	International	Mergers & Acquisitions	Technology/ Cybersecurity	P&L Responsibility

Qualifications
Ms. Wright has extensive experience and knowledge of the automotive industry, having been named one of the “Leading 100 Women in the Automotive Industry” by Automotive News. The Board believes her unique business, manufacturing, engineering and technology background and her extensive global automotive experience make her well qualified to serve as a member of our Board.
Experience
•Group Vice President of Engineering & Product Development of Johnson Controls International (“Johnson Controls”), the global leader in automotive lead-acid and advanced batteries, from 2013 to 2017
•Held various roles at Johnson Controls, including Vice President of Technology and Innovation from 2009 to 2013, Vice President and General Manager for Johnson Controls Hybrid Systems business and as CEO of Johnson Controls-Saft from 2007 to 2009
•Office of the Chair and Executive Vice President of Engineering, Product Development, Commercial and Program Management of Collins & Aikman Corporation, an automotive parts manufacturer, from 2006 to 2007

•Director, Sustainable Mobility Technologies and Hybrid Vehicle Programs at Ford Motor Company from 1988 to 2005; Chief Engineer of the 2005 Ford Escape Hybrid, the industry’s first full hybrid SUV; led the launch of Ford’s first hydrogen-powered fuel cell fleet program
•Board Chair of the Friends for Animals of Metro Detroit
Other Current Public Company Directorships
•Solid Power, Inc., an industry-leading developer of all-solid-state battery cells, since July 2022
•Brunswick Corporation, global marine corporation producing boats, engines and electronics, since June 2021
•Micron Technology, Inc., a producer of computer memory and data storage, since July 2019
Former Public Company Directorships
•Maxim Integrated Products, Inc. from 2016 to 2021
•Delphi Technologies from 2017 to 2020
Degrees
•B.A. in Economics and International Business, University of Michigan
•M.S. in Engineering, University of Michigan
•M.B.A., Wayne State University

14	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

Corporate Governance

Our Continuing Commitment to Sound Corporate Governance
Group 1 is committed to strong corporate governance practices that are designed to maintain high standards of oversight, accountability, integrity and ethics. The Board believes this commitment promotes long-term shareholder value.
GOVERNANCE BEST PRACTICES
Our Board has adopted robust governance practices and continuously reviews and considers these practices to enhance its effectiveness.

Effective Board Oversight	Commitment to Shareholder Rights

•Qualified Board with a mix of perspectives and tenures
•Regular Board review of strategic plans and progress executing plans
•Regular Board/committee review of significant risks, including cybersecurity and artificial intelligence risks
•Annual Board evaluation of CEO performance
•Regular CEO and senior management succession planning

•No hedging, short sales or pledging of Group 1 securities by officers or directors
•Rigorous stock ownership requirements for directors and senior management
•No supermajority voting requirements to amend the Certificate of Incorporation or Bylaws

Board Independence	Board Accountability

•8 out of 9 director nominees are independent
•Independent directors meet regularly without the presence of management
•Fully independent Audit, CHR and GCR Committees
•Independent Chair and separation of the Chair and CEO roles

•Annual Board and committee evaluations
•Annual election of all directors
•Majority voting for directors in uncontested elections
•Ongoing consideration of Board composition and refreshment
•Limits on Board member service on other public company boards
•Regular engagement with shareholders and responsiveness to dialogue

CODE OF CONDUCT
Our Code of Conduct reinforces our values and high standards by:
•Explaining how our core values of Integrity, Transparency, Professionalism, Teamwork, and Respect must inform our actions;
•Guiding employees’ conduct with each other, our business partners and our communities;
•Emphasizing the responsibility to conduct our business with uncompromising honesty and integrity consistent with our core values, and to report violations of the Code of Conduct without fear of retaliation for good faith reporting; and
•Discouraging conflicts of interest.
We encourage you to visit the Corporate Governance section of our website at www.group1corp.com for more information about corporate governance at Group 1.

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	15

SECURITIES TRADING POLICY
The Company has a Securities Trading Policy (“Securities Trading Policy”) governing the purchase, sale and other dispositions of the Company’s securities that applies to directors, officers and employees and to the Company itself in the repurchase of its own securities. We believe our Securities Trading Policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the listing standards applicable to the Company. A copy of the Company’s Securities Trading Policy is included as Exhibit 19.1 to its Annual Report on Form 10-K for the year ended December 31, 2025.
Board Leadership Structure
The GCR Committee annually reviews the leadership structure of the Board. In 2025, the GCR Committee affirmed that having an independent director serve as non-executive Chair of the Board continues to be in the best interests of our shareholders. Under our Corporate Governance Guidelines, the Board does not have a policy on whether the roles of Chair of the Board and CEO should be separate or combined. Instead, the Board selects the structure that it believes will provide the most effective leadership and oversight for the Company in the circumstances.
Our CEO is responsible for setting our strategic direction and providing day-to-day leadership, while the Chair of the Board sets the agenda for Board meetings, presides over meetings of the full Board and provides regular experience-based consultation to our CEO. We believe this structure provides a greater role for the independent directors in the oversight of our Company and active participation of the independent directors in establishing priorities and procedures for our Board.
Board Self-Evaluation
The Board believes that robust and constructive self-evaluation is an essential element of good corporate governance, Board effectiveness and continuous improvement. Our Board and each of its committees annually conduct a self-evaluation to assess and identify opportunities to improve their respective performance.
OVERVIEW OF THE SELF-EVALUATION PROCESS
Oversight and Leadership
The GCR Committee, with assistance from the Board Chair, oversees the annual self-evaluation process.
How it Works

STEP 1	STEP 2	STEP 3	STEP 4
Collect Feedback	Chair Meetings	Committee Discussion	Full Board Discussion
We engage a third party to collect and summarize feedback on the Board and each committee.	The Board Chair meets individually with each Board member to discuss the results of the Board committee’s evaluation.	The results are shared with the committee members and the committee chairs discuss the results with their committee members.	The results of the Board evaluations are shared with the full Board and the Board Chair leads a discussion of the results and responsive actions.
How it Contributes to Board Performance

What We Review	Improvements Generated
Board roles and meeting agendas	Allocating more time to private sessions of the independent directors
Board preparedness, effectiveness and priorities	Prioritizing time at Board meetings for strategy, strategy execution, succession and other discussions
Committee assignments, leadership and performance	Expanding information shared with the Board
Refreshment objectives	Increasing dealership visits
Director succession planning	Enhancing continuing education
Individual director development	Improving the Board’s self-evaluation process

In the 2025 self-evaluation process, the Board focused on:
•Strategic planning and business unit oversight, including U.K. and U.S. operations, capital deployment, and technology strategy.
•CEO succession planning, including identifying key competencies, assessing internal candidates, and building an external talent pipeline.
•Oversight of initiatives to improve operational efficiencies through process changes and use of technology, including artificial intelligence.

16	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

Board Committees
Our Board currently has a standing Audit Committee, CHR Committee, GCR Committee and Finance/Risk Management (“FRM”) Committee. The Audit, GCR and CHR Committees are each composed exclusively of independent directors. The FRM Committee (which is not a required committee under New York Stock Exchange (“NYSE”) or Securities and Exchange Commission (“SEC”) rules) includes one non-independent director, Mr. Kenningham, and is not subject to the independence requirements applicable to the Audit, GCR, and CHR Committees.
Each committee has the authority to retain independent advisors, to approve the fees paid to those advisors and to terminate their engagements.
Each committee operates under a charter that it reviews annually. These charters are available on the Corporate Governance section of our website (www.group1corp.com).

Audit Carin M. Barth Chair

2025 MEETINGS: 7 COMMITTEE MEMBERS Stephen D. Quinn Steven P. Stanbrook Charles L. Szews Anne Taylor
•Assists the Board in overseeing and monitoring: the integrity of the Company’s financial statements; the qualifications, independence and performance of the Company’s internal and external auditors; the Company’s compliance with its policies and procedures, internal controls, Code of Conduct, and applicable laws and regulations; and policies and procedures for assessing and managing financial, operational, compliance and other risks
•Recommends the Board submit for shareholder ratification an accounting firm to serve as the Company’s independent auditor and maintains responsibility for compensation, retention and oversight of the auditor
•Pre-approves all auditing services and permitted non-audit services to be performed for the Company by its independent auditor
•Reviews and approves the appointment and replacement of the senior Internal Audit executive
The Board has determined that Ms. Barth, Mr. Quinn, and Mr. Szews are each “audit committee financial experts,” as determined by the Board in accordance with the applicable rules of the SEC.

Compensation & Human Resources Anne Taylor Chair

2025 MEETINGS: 6 COMMITTEE MEMBERS Steven C. Mizell Stephen D. Quinn Steven P. Stanbrook Charles L. Szews MaryAnn Wright
•Reviews and approves the Company’s executive compensation philosophy, policies and practices
•Reviews and approves the design of, and sets performance goals for, our annual and LTI programs for executives
•Evaluates the performance of the Company and our NEOs relative to performance goals set by the CHR Committee
•Reviews and recommends to the Board for approval compensation for the CEO
•Reviews and approves compensation for the other executive officers of the Company
•Evaluates the Company’s compensation policies and practices for any material risks
•Reviews and assesses the development of potential successors to the CEO, leadership team succession planning and pipeline development
•Oversees the Company’s practices, policies, strategies and goals relating to human capital resources management

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	17

Finance/Risk Management Lincoln Pereira Filho Chair

2025 MEETINGS: 4 COMMITTEE MEMBERS Carin M. Barth Daryl A. Kenningham Stephen D. Quinn Charles L. Szews
•Reviews certain finance-related activities within limits prescribed by the Board
•Reviews risk management-related activities and oversees the Company’s risk assessment and management policies
•Reviews policies and programs related to: dividends and share repurchases; financing, working and long-term capital requirements; managing exposure with respect to foreign exchange, interest rates; and insurance and risk management
•Provides guidance to the Board and management, as applicable, as to the Company’s financial condition and capital structure; long-term and short-term financial policies and objectives; financial strategies, guidelines and procedures; and compliance with material debt instruments and credit facilities; future capital spending and acquisition opportunities; and capital expenditure plans
•Oversees the Company’s treasury activities and insurance programs
•Reviews the Company’s cybersecurity risk exposures and monitors the Company’s cybersecurity and information security programs
•Oversees artificial intelligence strategy and risk management

Governance & Corporate Responsibility MaryAnn Wright Chair

2025 MEETINGS: 4 COMMITTEE MEMBERS Carin M. Barth Steven C. Mizell Stephen D. Quinn Steven P. Stanbrook Charles L. Szews
•Identifies and recommends qualified candidates for election to the Board
•Develops and recommends modifications to our Corporate Governance Guidelines
•Reviews and recommends to the Board the need for any changes in the number, composition, and leadership of the Board and its committees
•Reviews and monitors the orientation of new Board members and the continuing education of all directors
•Oversees the design and conduct of the annual self-evaluation of the Board, its committees and individual directors
•Reviews corporate governance developments and trends and, where appropriate, makes recommendations to the Board on the Company’s governance
•Establishes the succession process for the CEO, including in the event of an emergency or retirement
•Recommends to the Board appropriate compensation of non-employee directors
•Oversees the Company’s safety programs and related risk management practices

18	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

Director Independence
Under the Company’s Corporate Governance Guidelines and the NYSE listing standards, the Board must affirmatively determine that a majority of our directors are independent, meaning that, among other things, the director does not have a direct or indirect material relationship with our Company (other than as a director). As part of the Board’s analysis, it determined that none of the non-employee directors have a material relationship with our Company. Mr. Kenningham was determined not to be independent because he is a current employee of Group 1. Other than Mr. Kenningham, each nominee satisfies our independence criteria.
The Board has determined that each of the members of the Audit Committee, CHR Committee and GCR Committee are independent under applicable NYSE and SEC rules for committee memberships, and that each member of the Audit Committee also meets the additional independence criteria set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Four of the five members of the FRM Committee are independent as defined under the NYSE’s listing standards.
During the annual independence review, our GCR Committee determined that no relationships among our directors and our officers, nor any affiliations that our directors may have with charitable organizations impacted the independence of our directors. We did not make any charitable donations to any organizations affiliated with our directors or officers in 2025.
The Board’s Role
Our Board provides active and independent oversight and consultation with management regarding the Company’s long-term strategy and priorities, risk management, CEO and senior management succession planning, as well as other aspects of our business and affairs. In addition, the Board has adopted robust governance practices to enhance its effectiveness and is engaged on behalf of our shareholders.

As part of its oversight role, the Board:
•Annually reviews the Company’s long-term plan and objectives
•Engages in ongoing discussions of near-, medium- and long- term risks and strategic matters, including economic conditions, industry trends and developments, and their impacts on our business, as well as strategic challenges and opportunities
•Is regularly briefed on assessments of the Company’s business portfolio and is engaged in the Company’s acquisitions, divestitures, and other corporate development activities
•Receives regular updates on management’s progress and execution of the Company’s strategy and reviews and approves the Company’s annual budget
•Periodically receives briefings from experts and counsel on strategic, financial, legal and compliance, and other matters
•Develops plans for CEO and senior management succession

In 2025, our Board worked closely with management to provide effective oversight of key priorities, including:
•Execution of our strategic plan, including evaluation of M&A opportunities and acquisition/divestment oversight
•Oversight of the integration of the legacy Inchcape business and initiatives to improve U.K. performance
•Our risk management efforts, with a particular focus on cybersecurity, crisis readiness, and artificial intelligence
•Monitoring the Company’s financial and operational performance and margin management, including improvement of operational efficiencies
•CEO and senior management succession planning, including emergency planning and evaluation process
•Our shareholder engagement efforts and shareholder priorities
•Our strategic investments in technology and innovation
•Meeting our commitment to return capital to investors

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	19

RISK MANAGEMENT OVERSIGHT
The chart below shows the current allocation of general risk oversight functions between management and the Board. Members of the Board also participate in this process through discussions with management, where they are afforded the opportunity to provide consultation and perspective.

Management	Board of Directors
Responsible for identifying, assessing, prioritizing and managing the various risks the Company faces
•Responsible for employing a comprehensive enterprise risk management (“ERM”) program including the establishment and monitoring of robust risk mitigation plans
•Maintains robust internal processes and an effective internal control environment

Responsible for Board/committee risk oversight governance, including allocation of risk oversight responsibilities
•FRM Committee oversees management’s ERM program including a focus on the most material risks and an assessment of associated mitigation plans
•The Board has allocated responsibilities to itself and its committees for overseeing particular risks, as shown below

Full Board •Long-term strategy and execution •Major strategic risks

Audit Committee	Compensation & Human Resources Committee	Finance/Risk Management Committee	Governance & Corporate Responsibility Committee
•Financial reporting •Internal controls •Auditing matters •Cybersecurity, internal controls and compliance •Legal, ethical and regulatory compliance programs •Taxes
•Executive compensation and benefits policies, practices and plans
•Incentive plan performance metrics and goals
•Compensation for senior leaders
•Compensation plan design
•Succession planning
•Human capital risks
		•Capital structure •Capital transactions •Foreign exchange •Interest rates •Cybersecurity and data protection •M&A •Artificial intelligence	•Corporate governance •Director selection and independence •Workplace safety •Political contributions •Sustainability efforts •Reputation management
The Board’s risk oversight governance framework is designed to enable it to understand risk appetite and significant near, medium and long-term risks in the Company’s business and strategy, allocate responsibilities for risk oversight among the full Board and its committees, evaluate the Company’s risk management processes and whether they are functioning adequately, and engage in regular communications with management regarding risk trends, developments, mitigation and responsive actions. For the sake of efficiency, the full Board retains primary oversight responsibility over certain risks that cut across the subject area expertise of multiple committees.
The Company maintains robust internal processes and an effective internal control environment, which facilitate the identification and management of risks and regular communication with the Board. A core element is the Company’s ERM program, which is designed to identify and evaluate the full range of significant risks to the Company, including industry, legal, compliance, financial, operational, strategic and reputational risks. Our Finance function leads the ERM program, with an annual cycle for structured reviews, discussions, and mitigation planning. Risks are identified and evaluated through both a “bottom-up” and a “top-down” process involving senior management and all of the functions and business units. Through this process, senior management considers trends and developments, as well as the effectiveness of the Company’s mitigation plans. From time to time, the individuals responsible for our ERM Program, as well as for the underlying risks within our risk universe, may engage outside advisors and experts for purposes such as benchmarking, testing and assessing their programs and associated controls and procedures.

20	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

Management regularly reviews significant risks, including trends and developments, with the Board and its committees, providing updates on long-term risks during annual long-range planning, strategic reviews and thorough regular reviews of annual operating plans, as well as providing a near- and medium-term focus on financial performance, market environment updates, and presentations on specific associated risk areas. Between Board and committee meetings, directors receive updates regarding developments in the Company’s business as well as emerging risks.
Cybersecurity Risk Oversight
Our Board recognizes the importance of maintaining the trust and confidence of our customers, vendors, shareholders and employees, and devotes significant time and attention at each FRM Committee meeting to oversight of risks from cybersecurity threats and risks associated with artificial intelligence. The Board delegates oversight of our enterprises’ operational risks, including quarterly reviews of cybersecurity and data protection, to the FRM Committee, and delegates compliance with cybersecurity policies to the Audit Committee. Both the FRM Committee and the Audit Committee report to the full Board on cybersecurity matters. Additionally, on an annual basis, management reviews results from tests of key cybersecurity systems with the full Board and the steps taken to mitigate new cybersecurity risks that have been identified. In particular, the Company seeks to assess, identify and manage cybersecurity risks through various processes, including through a multi-layered risk assessment system, security information and event management system, cybersecurity training and awareness, access controls and encryption and data protection. Our IT and Security team, which is headed by our Chief Information Officer (the “CIO”), is responsible for our efforts to comply with cybersecurity standards, establish industry-recognized protocols and protect the integrity, confidentiality and availability of our IT infrastructure. We engage outside experts as needed to supplement in-house expertise with industry-leading experts for incident response and recovery, digital forensics, penetration testing, and outside counsel specializing in cybersecurity matters. Our CIO and various members of the IT and Security team meet regularly with members of management to address key security and privacy issues, and upon the occurrence of a cybersecurity incident, would convene to assess the materiality of the event as well as the appropriate remediation and escalation procedures, including escalation to our CEO, the FRM Committee, the Audit Committee and the Board.
Compensation Risk Oversight
The CHR Committee believes that executive compensation payouts must:
•Align with the Company’s financial performance and the shareholder experience
•Be earned in a manner consistent with Group 1’s Code of Conduct
•Promote long-term, sustainable value creation for shareholders
•Provide fair and equitable pay regardless of race and gender
•Strike a balance between appropriate levels of financial opportunity and risk
•Create retention incentives

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	21

The CHR Committee identifies, monitors and mitigates compensation risk in the following ways:

Sound Incentive Plan Design	The CHR Committee establishes financial performance goals that are challenging, yet realistic. Our program design provides a balanced mix of cash and equity, annual and longer-term incentives.

Emphasis on Long-Term Performance
Our LTI program incorporates long-term performance metrics that are designed to align the executive’s interests with shareholders’ interests and are capped at industry standard levels. We also cap the number of shares that may be awarded to an individual in a calendar year.

Rigorous Share Ownership Requirements
We maintain robust share ownership requirements for our senior executives and directors. These requirements are intended to reduce risk by aligning the economic interests of executives and directors with those of our shareholders. A significant stake in future performance discourages the pursuit of short-term opportunities that can create excessive risk. See page 27 for more information.

Prohibition on Short Sales, Pledging and Hedging of Securities
We prohibit directors, officers and employees from entering into transactions involving short sales of our securities. Directors and officers also are prohibited from pledging or assigning Group 1 equity interests as collateral for a loan. Transactions in put options, call options or other derivative securities that have the effect of hedging the value of our securities also are prohibited.

Clawback Policy
We maintain a comprehensive policy that provides for the recoupment of incentive compensation if we restate (as defined in the Clawback Policy) our financial statements as required under the NYSE listing standards.

Post-Employment Covenants
Certain of our NEOs have contractually agreed to not engage in post-employment activities detrimental to the Company, such as disclosing proprietary information, soliciting Group 1 employees or engaging in competitive activities.

We believe that, for all employees, our compensation programs do not encourage excessive risk and instead encourage behaviors that support sustainable value creation aligned with our shareholders’ interests.
SUCCESSION PLANNING OVERSIGHT
The CHR and GCR Committees provide oversight on CEO and senior management succession planning as follows:

Compensation & Human Resources Committee
•At least twice annually, including one joint meeting with the Board, reviews and assesses the development of potential successors for our CEO and other senior leadership.
•Recommends to the GCR Committee potential candidates for CEO succession.

Governance & Corporate Responsibility Committee
•Identifies and periodically updates the qualities and characteristics necessary for an effective CEO and other senior leaders of the Company.
•Responsible for developing and implementing the succession process for the CEO, including in the event of emergency or retirement.

At the annual joint meeting of the CHR Committee and the Board, the CEO and the Chief Human Resources Officer brief the Board on succession planning for key senior leadership roles, including the CEO role. The Board’s views are incorporated into succession plans, which are updated annually based on this feedback. Succession plans include readiness assessments, biographical information and career development plans.

22	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

CORPORATE RESPONSIBILITY OVERSIGHT
Our core values of integrity, transparency, professionalism, teamwork and respect underlie our commitment to conduct our business in ways that are principled and accountable to our shareholders and other key stakeholders, and the communities in which we do business. For updates on corporate responsibility efforts and to access our most recent reports, please visit
https://www.group1corp.com/corporateresponsibility.
Our CEO is ultimately responsible for our corporate responsibility strategy and performance, with oversight by our Board. As with risk management oversight, the Board has allocated oversight responsibility for corporate responsibility matters to its committees, while retaining full Board oversight of matters that cut across the expertise of multiple committees.

Governance & Corporate Responsibility Committee	Compensation & Human Resources Committee	Audit Committee	Finance/Risk Management Committee
•Environmental responsibility & compliance •Health, safety & wellness •Community engagement and charitable efforts •Political giving and corporate foundation	•Human capital management, including talent attraction, development and engagement •Compensation plans and benefits	•Ethics & compliance	•Data privacy and security
The committees are regularly briefed by management on matters for which they have responsibility, including briefings on the Company’s programs, initiatives, goals, risks and opportunities related to these matters. The Board also discusses corporate responsibility risks and opportunities in the context of its review of the Company’s top enterprise risks and mitigation plans, strategic priorities and long-term planning.
Stakeholder Engagement and Responsiveness
Group 1 is committed to engaging in constructive and meaningful conversations with our shareholders, employees, customers, vendors, regulators and local communities to build long-term relationships. The Board values the input and insights of our stakeholders, and regularly monitors and reviews investor sentiment, shareholder feedback and voting results, and trends in governance, executive compensation, regulatory, environmental, social and other matters. The Board receives regular updates from management regarding shareholder feedback and, where appropriate, participates in shareholder engagement discussions. Each year, management interfaces with prospective investors, existing shareholders and investment research analysts to discuss the Company’s publicly disclosed performance, business strategy and outlook, and corporate governance. These events include earnings teleconferences, investor calls, meetings, and conferences, written correspondence with shareholders, non-deal roadshows and site visits. During fiscal year 2025, we engaged with shareholders representing more than 54% of our outstanding shares, including many of our largest institutional investors.
Key topics include discussions regarding Company strategy, capital allocation, share repurchases, publicly disclosed acquisitions, corporate governance and shareholder rights, the impact of our inventory supply on new and used vehicle sales, market trends, U.K. performance, parts and service strategies, finance and insurance strategies, digital retail strategies and profitability. We also routinely discuss executive compensation to evaluate alignment with performance and risk oversight.
This interaction helps management and the Board to understand and consider the views of Group 1’s shareholders, perception of the investment community, and industry and economic outlook from research analysts, while enabling the Company to effectively operate in an evolving industry and economy with a focus of maximizing returns for our shareholders.
In response to shareholder feedback, we have made various enhancements to our governance practices and disclosures, including the Company’s recent decision to undertake a shareholder survey which seeks to further align the Company’s goals and strategy with the values of our shareholders. We believe this ongoing dialogue strengthens accountability and supports our objective of driving sustainable long-term value creation and maximizing returns for our shareholders.

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	23

Compensation of Directors

Pay Structure
ANNUAL RETAINER
The annual retainer paid to non-employee directors for the 2025 Board cycle is dependent upon the role each director holds, as follows:

Annual Cash Compensation(1)(2)	2025 ($)
Annual Retainer
Annual Cash Retainer	65,000
Equity Retainer(3)	225,000
Additional Annual Retainers
Non-Executive Chair of the Board	175,000
Audit Committee Chair	30,000
Compensation & Human Resources Committee Chair	25,000
Finance/Risk Management Committee Chair	25,000
Governance & Corporate Responsibility Committee Chair	25,000
(1)Annual cash retainers are paid quarterly.
(2)Non-employee directors do not receive additional compensation for attending regular Board or committee meetings.
(3)Paid as either restricted stock or restricted stock units, in each case valued at approximately $225,000 on the grant date.
EQUITY-BASED COMPENSATION
For 2025, our non-employee directors were paid an annual equity retainer consisting of either restricted stock or restricted stock units valued at approximately $225,000 on the grant date. Messrs. Mizell, Pereira, Stanbrook, Szews, Quinn and Ms. Taylor elected to receive restricted stock and Mses. Barth and Wright elected to receive restricted stock units. The grant was effective January 2, 2025, with the value determined based on the average of the high and low market price of our common stock on that date. Accordingly, each non-employee director received 533 shares of restricted stock or restricted stock units, as applicable. Mr. Kenningham receives no compensation for his service as a director.
Restricted stock or restricted stock units granted to our directors vest immediately upon grant and will settle upon the retirement, death or disability of the director. Since January 1, 2019, all restricted stock units have been settled in cash; prior thereto restricted stock units were settled in shares of common stock upon the termination of the director’s membership on our Board. All accrued dividends related to restricted stock units are also settled in cash upon termination of the director’s membership on our Board.
NONQUALIFIED DEFERRED COMPENSATION
Non-employee directors currently cannot defer director compensation under the Company’s Deferred Compensation Plan. However, previously deferred amounts remain deferred under the Deferred Compensation Plan until the originally scheduled payment date. Please see the section entitled “Executive Compensation — Nonqualified Deferred Compensation for the 2025 Fiscal Year” for a more fulsome description of the Company’s Deferred Compensation Plan.
Prior to January 1, 2021, the Company’s Deferred Compensation Plan permitted non-employee directors who elected to participate an opportunity to accumulate additional savings for retirement on a tax-deferred basis. These directors could defer in the Deferred Compensation Plan any portion of their cash compensation received for services provided to our Board or its committees, while remaining 100% vested in the deferred funds. We have complete discretion over how the deferred funds are utilized and they represent our unsecured obligation to the participants.

24	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

2025 Director Compensation
The following table sets forth a summary of the compensation we paid to our non-employee directors in 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1),(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	Total ($)
Carin M. Barth	95,000	224,921	7	319,927
Steven C. Mizell	65,000	224,921	—	289,921
Lincoln Pereira Filho	90,000	224,921	—	314,921
Stephen D. Quinn	65,000	224,921	—	289,921
Steven P. Stanbrook	65,000	224,921	—	289,921
Charles L. Szews	240,000	224,921	—	464,921
Anne Taylor	90,000	224,921	1,248	316,169
MaryAnn Wright	90,000	224,921	14	314,934
(1)The amounts included in the “Stock Awards” column represent the grant date fair value of awards computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. Assumptions made in the calculation of these amounts are included in Note 5. Stock-Based Compensation Plans to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.
(2)Our directors are offered the option of taking their annual retainer in restricted stock or restricted stock units. In 2025, each non-employee director received 533 shares of restricted stock or restricted stock units, as applicable, in payment of the equity portion of the 2025 annual retainer.
(3)Amounts reported reflect above-market earnings on the Deferred Compensation Plan. Amounts are reflective of earnings in excess of 120% of the applicable federal long-term rate, with compounding, of 5.32%. We do not sponsor a pension plan.

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	25

Executive Officer Biographies

This section describes the business experience of our executive officers, other than Daryl Kenningham, our President and CEO, whose biography can be found on page 10.

Peter C. DeLongchamps (Age: 65)
Mr. DeLongchamps has served as Group 1’s Senior Vice President, Manufacturer Relations, Financial Services and Public Affairs since December 2017. He previously served as Group 1’s Vice President, Manufacturer Relations, Financial Services and Public Affairs from January 2012 through December 2017; Manufacturer Relations and Public Affairs from January 2006 through December 2011; and as Vice President, Manufacturer Relations from July 2004 through December 2005. Mr. DeLongchamps began his automotive retailing career in 1980, having served as District Manager for General Motors Corporation and Regional Operations Manager for BMW of North America, as well as various other management positions in the automotive industry. Immediately prior to joining Group 1 in 2004, he was President of Advantage BMW, a Houston-based automotive retailer. Mr. DeLongchamps also serves on the Board of Directors of the Kinder’s Texas Bowl and Houston Christian High School.

Gillian A. Hobson (Age: 54)
Ms. Hobson was appointed Group 1’s Senior Vice President, Chief Legal Officer and Corporate Secretary in January 2023. Before joining Group 1, Ms. Hobson was a partner at Vinson & Elkins in the firm’s Mergers and Acquisition/Capital Markets practice group, where, for over two decades, she represented public and private companies in corporate matters, including mergers and acquisitions, capital-raising transactions, securities disclosure, and corporate governance.
Ms. Hobson has been recognized by several publications including The Best Lawyers in America, Legal 500 U.S., Texas Super Lawyers and was selected to the 2022 500 Leading Dealmakers in America by Lawdragon. She served in several leadership positions with Vinson & Elkins, including on the firm-wide management committee and as co-chair of the firm’s Diversity Council.
Ms. Hobson holds a Bachelor of Arts degree from Harvard University, and a juris doctor from the University of Houston Law Center.

Melkeya McDuffie (Age: 52)
Ms. McDuffie was appointed Group 1’s Senior Vice President and Chief Human Resources Officer in August 2025. With more than two decades of experience in human resources, Ms. McDuffie has held senior leadership roles across multiple industries such as Bright Horizons, Clean Harbors, and Waste Management, driving enterprise-wide transformation and building high-performing, inclusive cultures.
Ms. McDuffie holds an MBA from York St. John University in York, England, and professional certifications in Global Business from Harvard Business School and Employee Relations from Cornell University’s School of Industrial and Labor Relations. She serves on the advisory board for Dress for Success Houston. As a demonstrated thought leader in Human Resources, she has been recognized by the National Diversity Council as one of the Most Powerful and Influential Women and Most Powerful Businesswomen in Texas. Her additional honors include CIO Views’ Most Influential Black Women to Follow, and HRO Today Magazine’s HR Superstars.

Daniel J. McHenry (Age: 51)
Appointed to Group 1’s Senior Vice President and Chief Financial Officer role in August 2020. Prior to this role, Mr. McHenry served as Group 1’s U.K. Finance Director since 2007. He is a native of Belfast, Northern Ireland and holds a Bachelor of Economics degree from Queens University Belfast and a Master of Accounting and Management Science degree from Southampton University.
Additionally, he is a member of the Association of Chartered and Certified Accountants in the U.K. Mr. McHenry joined Group 1 in 2007 as part of the acquisition of Chandlers BMW in southern England, Group 1's first venture in the U.K. Prior to entering the auto retail business, Mr. McHenry had five years of experience with KPMG in the U.K. In 2025, Mr. McHenry was named one of Houston’s top 30 CFOs by the Houston Business Journal.

Shelley P. Washburn (Age: 58)
Ms. Washburn was appointed Group 1’s Senior Vice President and Chief Marketing Officer in September 2024. Ms. Washburn previously served as Group 1’s Vice President, Marketing and Chief Marketing Officer since January 2024. Ms. Washburn joined Group 1 with over 30 years of automotive marketing and retail experience. Prior to joining Group 1, she was President of Gulf States Marketing and Strategic Advisor to Force Marketing, both automotive digital marketing firms that leverage technology to engage and retain customers.
A graduate of the University of Texas and the NADA Dealer Candidate Academy, Ms. Washburn has held a wide range of positions at Ford Motor Company, Gulf States Toyota, and MSX International. She also spent three years in a variety of dealership retail positions.
Ms. Washburn is a leader in a variety of philanthropic causes, including as an executive board member with Child Advocates and as a United Way Women’s Initiative volunteer. A demonstrated leader in supporting and advancing women in leadership positions, she has been recognized by the Houston Business Journal and National Women’s Council as an outstanding leader. Appointed by Texas Governor Greg Abbott, Ms. Washburn served on the Board of the Texas Department of Motor Vehicles, the agency’s primary policymaking arm focused on dealers, consumer automotive safety, and transportation infrastructure.

26	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

Stock Ownership

Stock Ownership Requirements
Our rigorous stock ownership requirements, shown below, promote and strengthen the alignment of our non-employee directors and senior management with the interests of our shareholders.

10X	6X	3X	2X
annual base cash retainer for non-employee directors	base salary for our CEO	base salary for our Senior Vice Presidents	base salary for other officers

Shares for the purposes of determining compliance with the Group 1 Stock Ownership Policy are defined as Group 1 common stock held outright (by the executive/director or their spouse), restricted stock units, restricted stock awards, shares or share equivalents held in a Company savings plan or deferred compensation plan. Stock options, stock appreciation rights and performance share awards that have not achieved the performance requirements are excluded from the definition of shares under the Group 1 Stock Ownership Policy.
Non-employee directors must achieve their required ownership level within five years of joining the Board, and officers (including the NEOs) must achieve their ownership levels within five years of appointment to an officer role. Shares of common stock owned by the director and his or her immediate family members who share the same household, whether held individually or jointly, and grants of restricted stock and restricted stock units also count for purposes of the director stock ownership guidelines. Each of our directors and officers has met, or is expected to meet within the applicable timeframe, our current stock ownership requirements.

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	27

Beneficial Stock Ownership of Directors and NEOs
The following table shows the amount of our common stock beneficially owned (unless otherwise indicated) by our directors and nominees, our NEOs, our current directors and NEOs as a group, and any shareholders with over 5% of our common stock. Except as otherwise indicated, directors and NEOs possessed sole voting and investment power with respect to all shares of common stock in the table. In addition, except as otherwise indicated, all information is as of March 18, 2026.

Name and Address of Beneficial Owner(1)	Aggregate Number of Shares Owned(2)	Percent of Class Outstanding(3)
Daryl A. Kenningham(4)	56,040	*
Daniel J. McHenry	14,878	*
Gillian A. Hobson	7,361	*
Peter C. DeLongchamps	27,769	*
Michael D. Jones	6,285	*
Shelley P. Washburn	1,575	*
Carin M. Barth	—	—
Steven C. Mizell	583	*
Lincoln Pereira Filho(5)	86,493	*
Stephen D. Quinn	53,625	*
Steven P. Stanbrook	9,967	*
Charles L. Szews	16,427	*
Anne Taylor	533	*
MaryAnn Wright	—	—
All directors and executive officers as a group (14 persons)	281,536(6)	2.4%
*    Represents less than 1% of the outstanding common stock.
(1)Except as otherwise indicated, the mailing address of each person or entity named in the table is Group 1 Automotive, Inc., 730 Town & Country Blvd., Suite 500, Houston, Texas 77024.
(2)Includes restricted shares as to which the individual has voting, but not dispositive, power, as follows: Mr. Kenningham (21,245 shares), Mr. McHenry (4,948 shares), Mr. DeLongchamps (2,969 shares), Ms. Hobson (3,839 shares), Mr. Jones (2,522 shares) and Ms. Washburn (1,212 shares). Does not include restricted stock units as to which the directors do not have voting or dispositive power, as follows: Ms. Barth (13,752), Mr. Mizell (3,940), Ms. Taylor (11,386) and Ms. Wright (19,415). Restricted stock units do count towards the Company’s stock ownership requirements.
(3)Based on total shares outstanding of 11,872,577 at March 18, 2026.
(4)Includes 34,794.91 shares held in the Kenningham Management Trust.
(5)Mr. Pereira has shared voting and dispositive power with respect to 82,967 shares; all such shares are owned by Abbe Investments, Ltd., a British Virgin Islands company, owned 98% by Mr. Pereira and 2% by his spouse. In addition, Mr. Pereira has sole voting and dispositive power with respect to 3,526 shares.
(6)Includes 36,735 restricted shares as to which the executive officers currently have voting, but not dispositive, power. Does not include 48,188 performance shares as to which the executive officers do not have voting rights or dispositive power.

28	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

Certain Beneficial Owners
The following table provides information about beneficial owners, known by us as of March 18, 2026, of 5% or more of our outstanding common stock (the “5% Shareholders”). Unless otherwise noted in the footnotes to the table, the 5% Shareholders named in the table have sole voting power with respect to all shares shown.

Name and Address of Beneficial Owner	Aggregate Number of Shares Owned	Percent Of Class Outstanding(1)
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	1,961,862	16.5%	(2)
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	1,484,127	12.5%	(3)
Bank of America Corp. 100 N. Tryon St. Charlotte, NC 28255	939,280	7.9%	(4)
Dimensional Fund Advisors LP 6300 Bee Cave Road Building One Austin, TX 78746	661,105	5.6%	(5)
(1)Based on total shares outstanding of 11,872,577 at March 18, 2026.
(2)As reported on Amendment No. 19 to Schedule 13G as of March 31, 2025, and filed with the SEC on April 28, 2025. BlackRock, Inc., as a parent holding company or control person, has sole voting power over 1,936,758 shares, sole dispositive power over 1,961,862 shares, and aggregate beneficial ownership of 1,961,862 shares. The subsidiaries of BlackRock, Inc. that acquired the shares reported by BlackRock, Inc. are as follows: BlackRock Fund Advisors (which owns 5% or greater of the outstanding shares being reported in Amendment No. 19 to Schedule 13G), BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (U.K.) Limited, SpiderRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited and BlackRock Fund Managers Ltd. The interest of one such person, BlackRock Fund Advisors, in the common stock of the Company, is more than 5% of the total outstanding common stock.
(3)As reported on Amendment No. 16 to Schedule 13G as of December 29, 2023, and filed with the SEC on February 13, 2024. The Vanguard Group, Inc. has shared voting power over 9,172 shares, sole dispositive power over 1,460,394 shares, shared dispositive power over 23,733 shares and aggregate beneficial ownership of 1,484,127 shares.
(4)As reported on Amendment No. 1 to Schedule 13G as of December 31, 2025, and filed with the SEC on February 12, 2026. Bank of America Corp. has sole voting power over 0 shares, shared voting power over 891,937 shares, sole dispositive power over 0 shares, shared dispositive power over 931,522 shares and aggregate beneficial ownership of 939,280 shares.
(5)As reported on Amendment No. 20 to Schedule 13G dated as of June 30, 2025, and filed with the SEC on July 15, 2025. Dimensional Fund Advisors LP, or certain of its subsidiaries (collectively, “Dimensional”) serve as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In its role as investment advisor, sub-adviser and/or manager, Dimensional possesses voting and/or investment power over shares of our common stock that are owned by the Funds, and may be deemed to be the beneficial owner of such shares held by the Funds. Dimensional has sole voting power as to 641,621 shares and sole dispositive power as to 661,105 shares. Dimensional disclaims beneficial ownership of all such securities. The Funds have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the securities held in their respective accounts.
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table summarizes information about our equity compensation plans as of December 31, 2025:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	155,140	—	994,812
Equity compensation plans not approved by security holders	—	—	—
TOTAL	155,140	—	994,812

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	29

Proposal 2: Advisory Vote to Approve Executive Compensation

What am I voting on?
Each year we ask shareholders to approve, on an advisory basis, the compensation of our NEOs. Before voting, we encourage you to read and consider the Compensation Discussion and Analysis (“CD&A”) on pages 31-48, along with the compensation tables beginning on page 50.

HOW IS SHAREHOLDER FEEDBACK CONSIDERED?
Annually, our shareholders have the opportunity to cast an advisory vote on the compensation of our NEOs (the “Say-On-Pay Vote”), as disclosed in this Proxy Statement. As an advisory vote, this Proposal 2 is not binding on Group 1, our Board or the CHR Committee. However, the CHR Committee will consider the outcome of the vote when making future compensation decisions regarding our NEOs. Group 1 values and considers shareholder views when making executive compensation decisions.
WHY SHOULD I VOTE FOR THIS PROPOSAL?
Our Board recognizes that executive compensation is an important matter for our shareholders.
We believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our shareholders, and the total compensation package provided to our NEOs (including potential payouts upon a termination or change of control) is materially consistent with market practice. We also believe our executive compensation is reasonable and competitive.
We believe that it is appropriate to seek the views of our shareholders on the design and effectiveness of our executive compensation program, and we value your opinion. At the 2025 Annual Meeting of Shareholders, approximately 97% of the shares voted on the Say-On-Pay Vote were in favor of the compensation paid to our NEOs. Consistent with the outcome of the 2025 shareholder vote in support of annual advisory votes on future executive compensation proposals, the Board intends to provide for annual “say on pay” advisory votes. The CHR Committee believes this vote strongly endorses the compensation philosophy, policies and practices of the Company and, therefore, it did not make any significant changes in the structure of our executive compensation program as a result of that Say-On-Pay Vote.
Accordingly, the Board recommends that shareholders vote FOR the following resolution:
“RESOLVED, that the compensation paid to our Company’s NEOs, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED, on an advisory basis.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RESOLUTION TO APPROVE, ON AN ADVISORY BASIS, OUR EXECUTIVE COMPENSATION.

30	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

Compensation Discussion and Analysis

What’s in this section?
In this section, we discuss our compensation philosophy and explain how our executive compensation program is structured to advance our fundamental compensation-related objective of aligning the interests of executives and shareholders, while attracting and retaining talented senior leaders. We also explain how our CHR Committee of the Board determined compensation for our NEOs listed below, as well as the CHR Committee’s rationale for specific 2025 pay decisions.

2025 Named Executive Officers (“NEOs”)

Daryl A. Kenningham Chief Executive Officer (“CEO”) and President
Daniel J. McHenry Senior Vice President and Chief Financial Officer
Gillian A. Hobson Senior Vice President, Chief Legal Officer and Corporate Secretary
Peter C. DeLongchamps Senior Vice President, Manufacturer Relations, Financial Services and Public Affairs
Michael D. Jones Former Senior Vice President, Aftersales
Shelley P. Washburn Senior Vice President and Chief Marketing Officer

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	31

Executive Summary
SHAREHOLDER FEEDBACK ON COMPENSATION
Our shareholders have the right to approve annually, on an advisory non-binding basis, the compensation of our NEOs. At our 2025 Annual Meeting of Shareholders, approximately 97% of the votes cast were in favor of our executive compensation program. Because of this substantial support and our belief that our programs are appropriately aligned with shareholder interests, the CHR Committee did not make any significant changes to our compensation program or our general compensation philosophy following the vote. The CHR Committee will continue to consider the results of the vote for annual Say-on-Pay proposals when making compensation decisions for our NEOs and setting our compensation philosophy and goals.
In addition, at various times throughout the year, the CHR Committee considers feedback, if any, from our shareholders as well as more general developments in executive compensation principles. The CHR Committee uses this input to develop and implement the Company’s executive compensation philosophy, policies and programs. For additional information on the Say-on-Pay Vote with respect to the compensation paid to our NEOs in 2025, see page 30 above.

HOW WE ALIGN PAY AND PERFORMANCE
The CHR Committee’s primary goal is to reward and recognize strong financial and operating performance and promote effective strategic leadership to drive long-term shareholder value. This pay-for-performance philosophy is embedded in the following key principles that underpin how the CHR Committee approaches the design of our executive compensation program:
Our Key Principles and Objectives

Competitive	Long-Term Focus
Total compensation should be sufficiently competitive to attract, retain and motivate a leadership team capable of maximizing our performance. Elements are benchmarked relative to peers.
For our most senior executives, long-term, equity-based compensation opportunities significantly outweigh short-term, cash-based opportunities. Annual objectives should lead to sustainable, long-term performance.

Balance	Pay-for-Performance
Annual and LTI opportunities reward the appropriate balance of short-, medium- and long-term financial, strategic and operational business results, without encouraging excessive risk-taking.
A substantial portion of compensation is variable, contingent upon and directly linked to Company and individual performance. The portion of total compensation contingent on performance should increase with an executive’s level of responsibility.

Shareholder Alignment
The financial interests of our executives are aligned with the long-term interests of our shareholders through equity-based compensation and performance metrics that correlate with long-term shareholder value creation.

32	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

Compensation Governance Best Practices
Our executive compensation and governance programs are designed to link pay with operational performance and increases in long-term shareholder value while avoiding incentives that could lead to excessive risk-taking. We have adopted the following policies and practices over time to accomplish such objectives:

We Do	We Do Not
Retain an independent compensation consultant	Pay tax gross-ups
Conduct a Say-on-Pay advisory vote annually	Use single-trigger equity vesting
Maintain robust stock ownership guidelines for our officers and directors	Design compensation plans that encourage excessive risk-taking
Maintain an incentive recoupment (i.e., clawback) policy	Permit short sales, pledging or hedging of Group 1 common stock by directors or employees
Rely on both financial and strategic goals for incentive compensation	Adjust terms of previous awards
Conduct competitive benchmarking to ensure executive officer compensation is aligned to market
Pay for performance, including performance-based shares over multi-year performance periods
Align total compensation with that of our peers
Overview of 2025 Pay Decisions
2025 Pay Mix
A majority of compensation for our NEOs in 2025 was “at-risk” compensation in the form of annual cash and LTI awards that are contingent in part on Company performance and stock price performance. See pages 38-42 for details on the metrics we use in our compensation program and why they were chosen.

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	33

2025 Total Direct Compensation
In making annual pay decisions, the CHR Committee focuses primarily on “total direct compensation,” which includes three principal elements: base salaries, annual cash incentives and LTIs. These elements are discussed in detail on pages 38-42.
The following chart shows the 2025 total direct compensation of our NEOs:

	Base Salary ($K)	Annual Incentive ($K)	Long-Term Incentive ($K)(1)	Total Direct Compensation ($K)
Daryl A. Kenningham	1,300	1,987	7,000	10,286
Daniel J. McHenry	811	740	1,600	3,151
Gillian A. Hobson	666	608	1,400	2,674
Peter C. DeLongchamps	634	579	875	2,088
Michael D. Jones(2)	539	345	650	1,534
Shelley P. Washburn	398	363	400	1,161
(1)Reflects target values approved by the CHR Committee for the LTI awards granted to the NEOs in 2025. These values differ from those that will be reported in the Summary Compensation Table in 2025, which will be calculated in accordance with FASB ASC Topic 718, Compensation—Stock Compensation.
(2)Amounts reported for Mr. Jones within the Summary Compensation Table below will also reflect the pro-rata payment of certain elements of compensation to account for his retirement from his executive role mid-year.

34	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

How We Make Pay Decisions and Assess Our Programs
ROLES AND RESPONSIBILITIES

Compensation & Human Resources Committee
Oversees, evaluates and approves our compensation programs
•Reviews and approves the financial, strategic and/or operational goals and objectives for the Company, our CEO and other NEOs that are used in the Company’s annual and LTI programs.
•Assesses Company, CEO and other NEOs performance relative to the pre-established objectives set for the year.
•Evaluates the market competitiveness of executive officers’ compensation.
•Approves executive officer (non-CEO) compensation and recommends CEO compensation to the Board for approval.
•Approves all executive compensation program design changes.
•Reviews risk assessments as they relate to our compensation arrangements, plans, policies and practices.
•Considers shareholder input regarding executive compensation decisions and policies.
•Reviews the Company’s initiatives and strategies relating to its human capital resources management function.
•Engages the CHR Committee’s independent compensation consultant, including approving the consultant’s compensation, determining the nature and scope of its services and evaluating its performance.

Management
CEO provides input and recommendations to the CHR Committee
•Presents the CHR Committee with recommendations for each principal element of compensation for other executive officers, excluding himself.
•Considers the performance of each executive officer, their business unit and/or function, market benchmarks, internal equity and retention risk.
•Provides his own performance self-assessment but otherwise has no role in the CHR Committee’s determination of his compensation or performance evaluation.
Other executives provide insight and assistance to the CHR Committee
•Our Chief Human Resources Officer, along with our Human Resources staff, provide insight on program design and gathers compensation market data to assist the CHR Committee with its decision-making process. Management also has the responsibility, delegated to it by the CHR Committee, for the administration of executive compensation plans for Company employees who are not executive officers.

Independent Compensation Consultant
Provides an independent perspective and assessment
•Advises the CHR Committee on a variety of subjects, including compensation plan design and current market trends, pay-for-performance analytics, benchmarking data, risk assessment and related matters.
•Reports directly to the CHR Committee, participates in meetings as requested and communicates with the CHR Committee Chair between meetings, as necessary.

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	35

2025 INDEPENDENT CONSULTANT ENGAGEMENT
In early 2025, the CHR Committee re-engaged Pearl Meyer & Partners, LLC (“PM&P”) as its independent consultant for the year. Prior to the engagement, the CHR Committee reviewed the firm’s performance, qualifications, independence and any potential conflicts of interest. PM&P did not perform other services for or receive other fees from the Company. As a result, the CHR Committee determined that PM&P qualified as an independent consultant and that there were no conflicts of interest between the two parties. During 2025, PM&P representatives attended all CHR Committee meetings.
COMPENSATION PEER GROUP AND USE OF MARKET DATA
How we use Peer Group Data
The CHR Committee believes that to keep our executive compensation program sufficiently competitive, the target value of total compensation should approximate the market median of the companies Group 1 views as competitors for senior executive talent. For this reason, we compare our executive compensation program to the programs of companies within our Compensation Peer Group (“CPG”). In addition, we use market data from a broader group of companies to gain insight into general compensation trends and to supplement CPG market data when the CHR Committee finds it necessary or appropriate, but that does not change the core companies identified as peers for that year. The CHR Committee annually evaluates each compensation element and total direct compensation relative to the market for each executive officer’s role and makes adjustments as appropriate. However, individual compensation may vary from market median guidelines based on the CHR Committee’s assessment of other factors that it considers relevant, including the size and complexity of the Company and/or function, job scope, as well as factors specific to the executive including performance, retention risk, internal pay equity and tenure in the role.
How our Peer Group is Constructed
Our CPG includes all of the publicly traded automotive consolidators, specialty retailers associated with automotive sales and automotive parts and service against whom we most directly compete. The companies included in our CPG are annually reviewed and updated by the CHR Committee. The CHR Committee discussed the Company’s CPG with PM&P and based on that discussion, our CPG for 2025, shown below, was unchanged from 2024.

36	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

2025 Compensation Peer Group

Automotive Retail	Parts
Asbury Automotive Group, Inc.	Advance Auto Parts, Inc.

AutoNation, Inc.	AutoZone, Inc.

CarMax, Inc.	Genuine Parts Company

Lithia Motors, Inc.	LKQ Corporation

Penske Automotive Group, Inc.	O’Reilly Automotive, Inc.

Rush Enterprises, Inc.

Sonic Automotive, Inc.
When evaluating the compensation data and making compensation decisions, the CHR Committee has taken into consideration the variance in revenue size among our CPG. Additionally, when calculating a market value, the CHR Committee has considered other differences between our CPG and us, such as corporate structure, tenure of executive officers, variance in scope of duties for each officer and other factors. However, any application of market analysis data is tempered by our basic organizational philosophy, which is to remain as lean as practical. This guiding principle means that certain of our NEOs have a broad range of job responsibilities that, at certain companies included in our CPG, may be divided among multiple executive officers. The CHR Committee’s use of market analysis data for specific compensation components is described in more detail below.
Timeline for Compensation Decisions
The CHR Committee followed the process shown below in making pay decisions for each principal component of 2025 total direct compensation.

4th Quarter of 2024	1st Quarter of 2025	1st Quarter of 2026

Approved 2025 base salary merit adjustments. Reviewed proposed 2025 annual incentive plan (“AIP”) design, including alternative metrics.	2025 base salary merit adjustments took effect January 1, 2025. Approved adjusted net income and the U.K. strategic operating goals as the metrics for 2025 AIP. 2025 LTI awards granted.	Reviewed preliminary 2025 Company performance. Reviewed final 2025 Company performance. 2025 annual incentive awards paid.

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	37

2025 Principal Elements of Compensation
BASE SALARY
To attract and retain talented and qualified executive officers, we provide competitive base salaries that are generally targeted at the CPG market median but may range above or below it based on tenure, experience, sustained performance over time, job scope and responsibilities, retention risk and internal pay equity. Each year, the CHR Committee reviews the CEO’s recommendations for base salary merit adjustments for our executive officers relative to market ranges for similar roles. The CHR Committee has complete discretion to modify or approve the CEO’s recommendations, and the CEO is not involved in the CHR Committee’s determination of his own base salary.
ANNUAL INCENTIVE AWARDS
Annual incentive awards, which are granted under the AIP, are an integral component of our executive compensation program. The AIP reinforces Company and individual or functional performance objectives, and enables us to attract, retain and motivate our executive talent.
How Annual Incentive Awards are Determined

NEO Annual Target Incentive (Base Salary x Annual Incentive Target %)	x	Performance Factor 80% Adjusted Net Income from Continuing Operations 20% U.K. Strategic Operating Goals	x	Individual Modifier (ranging from 0% to 120%)	=	NEO’s Award Payout

Although performance relative to pre-established performance goals is the primary basis for determining the financial performance factors, the CHR Committee retains the right to make discretionary adjustments to how it measures annual incentive performance to maintain the integrity of the targets as originally established. The individual modifier may adjust the award amount to between 0% and 120% of the amount of the incentive award earned based on our performance factors.
2025 Annual Incentive Payout Levels
Each NEO is eligible to receive an annual incentive with threshold, target and maximum payout levels set as a percentage of the NEO’s base salary as in effect on January 1, 2025. These payout levels are based on relevant market data for each NEO’s role, and the target level generally approximates the median of our CPG as a NEO matures in the role.
Below are the 2025 threshold, target and maximum payout percentages under the AIP for each NEO:

	Annual Incentive Opportunity (as % of Base Salary)
Named Executive Officer	Threshold	Target	Max
Daryl A. Kenningham	70.0%	140.0%	280.0%
Daniel J. McHenry	41.6%	83.3%	166.6%
Peter C. DeLongchamps	41.6%	83.3%	166.6%
Gillian A. Hobson	41.6%	83.3%	166.6%
Michael D. Jones	41.6%	83.3%	166.6%
Shelley P. Washburn	41.6%	83.3%	166.6%

38	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

Our Performance Metrics
From time to time, the CHR Committee may change the performance metrics used under the AIP to incentivize management to improve different facets of operating performance or meet specific business objectives. For 2025, the CHR Committee selected adjusted net income from continuing operations and U.K. strategic operating goals as the metrics under the AIP, weighted 80% and 20%, respectively. In adopting the adjusted net income metric as the primary financial metric, the CHR Committee considered multiple factors, including the significant role NEOs play in driving shareholder returns and the consistency of these metrics with those used by many of the Company’s peers. Adjusted net income also reflects income statement performance for ongoing operations of the Company, consistent with the interests of our shareholders.
In considering the adoption of the U.K. strategic operating goals, the CHR Committee took into account the importance of management’s continued focus on integrating the legacy Inchcape business and optimizing the Company’s U.K. operations.

Adjusted Net Income from Continuing Operations

How is Adjusted Net Income from Continuing Operations defined?
We start with a GAAP measure: Group 1’s net income attributable to common shareholders.* Then we adjust for the impact of certain items that do not arise directly from core operations. These may include, in any given year, non-cash asset impairment charges, out-of-period adjustments, legal matters, regulatory and tax changes, gains and losses on dealerships, franchise or real estate transactions, and catastrophic events, such as hailstorms, hurricanes, and snowstorms. Please see Appendix A on page 82 for an explanation and reconciliation of this non-GAAP measure.

Why did the CHR Committee choose this metric?
The CHR Committee believes adjusted net income from continuing operations is relevant because it measures the immediate impact of operating decisions on Group 1’s overall performance, and includes the impact of items such as tax, interest and foreign exchange fluctuations, which are managed at the Corporate level.

Why do we use a non-GAAP financial metric for annual incentives?
Our non-GAAP performance measures encourage decision-making that considers long-term value creation but does not conflict with our short-term incentive metrics. Adjustments noted above allow for a clearer assessment of business performance and help to align our annual incentive goals with the non-GAAP financial expectations we communicate to shareholders.

U.K. Strategic Operating Goals

Why did the CHR Committee choose this metric?
The U.K. strategic operating goals reflect Group 1’s commitment to improving the human capital management, processes and cost synergies for our U.K. operations as we continue to integrate the legacy Inchcape business. In particular, management was focused on technician hiring, reducing SG&A, assessing the dealership portfolio and consolidating call center, accounting and website operations.

*    As reported in our Annual Report on Form 10-K for the year ended December 31, 2025.
For 2025, the CHR Committee set threshold, target and maximum goals for adjusted net income from continuing operations, where threshold was considered achievable, target was considered challenging yet attainable and maximum was considered possible with exceptional effort and circumstances.
How We Performed on Our 2025 Performance Metrics
The CHR Committee established goals for adjusted net income from continuing operations at threshold, target and maximum performance levels for the Company. Performance below the threshold level results in no payout under the AIP. For purposes of calculating the annual incentive payout, reported adjusted net income from continuing operations was increased for a portion of the unbudgeted impact of the significant increases in the U.K. national insurance contribution and U.K. minimum wage in 2025.

	Weight	Threshold		Target		Maximum		2025 Results(1)
Adjusted Net Income from Continuing Operations*	80%	$423	million	$528	million	$582	million	$542	million
U.K. Strategic Operating Goals	20%	N/A		N/A		N/A		94%
*    See page 38 for details on how we measure performance for AIP purposes and Appendix A on page 82 for the definition of this non-GAAP metric.
(1)Actual/reported adjusted net income from continuing operations: $525 million; as further adjusted by the CHR Committee: $542 million.

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	39

The achievement of the threshold, target and maximum levels of performance for the adjusted net income from continuing operations metric would result in payouts as a percentage of base salary as follows:

Adjusted Net Income from Continuing Operations	Annual Incentive Paid as % of Base Salary
Named Executive Officer	Threshold	Target	Max	2025 Results
Daryl A. Kenningham	56.0%	112.0%	224.0%	126.6%
Daniel J. McHenry	33.3%	66.7%	133.3%	75.7%
Gillian A. Hobson	33.3%	66.7%	133.3%	75.7%
Peter C. DeLongchamps	33.3%	66.7%	133.3%	75.7%
Michael D. Jones	33.3%	66.7%	133.3%	75.7%
Shelley P. Washburn	33.3%	66.7%	133.3%	75.7%
In assessing U.K. strategic operating goal performance, the CHR Committee recognized a 6.5% increase in technician headcount, development of a plan to rationalize the Company’s U.K. dealership portfolio, and consolidation of call centers, accounting processes, and websites. These gains were offset by the failure to reduce adjusted SG&A in the U.K. The table below shows each NEO’s target percentage and actual achievement for the U.K. strategic operating goals in 2025.

U.K. Strategic Operating Goals	Annual Incentive Paid as % of Base Salary
Named Executive Officer	Threshold	Target	Max	2025 Results
Daryl A. Kenningham	14.0%	28.0%	56.0%	26.3%
Daniel J. McHenry	8.3%	16.7%	33.3%	15.6%
Gillian A. Hobson	8.3%	16.7%	33.3%	15.6%
Peter C. DeLongchamps	8.3%	16.7%	33.3%	15.6%
Michael D. Jones	8.3%	16.7%	33.3%	15.6%
Shelley P. Washburn	8.3%	16.7%	33.3%	15.6%
How Performance Affected Payouts
Below are the weighted results and actual 2025 payouts for our NEOs when combining the metrics – adjusted net income from continuing operations and U.K. strategic operating goals for 2025. None of the NEOs received an individual modifier adjustment for the 2025 year, although Mr. Jones received a pro-rata payout based upon retirement from his executive role in September 2025.

	Annual Incentive Paid as % of Base Salary
Named Executive Officer	Adjusted Net Income from Continuing Operations	U.K. Strategic Operating Goals	Total
Daryl A. Kenningham	126.6%	26.3%	152.8%
Daniel J. McHenry	75.7%	15.6%	91.3%
Gillian A. Hobson	75.7%	15.6%	91.3%
Peter C. DeLongchamps	75.7%	15.6%	91.3%
Michael D. Jones	75.7%	15.6%	91.3%
Shelley P. Washburn	75.7%	15.6%	91.3%

40	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

LONG-TERM INCENTIVE AWARDS
The CHR Committee annually reviews the design of our LTI awards made pursuant to the Company’s then-current long term incentive plan (the “LTIP”) to ensure consistency with our program’s fundamental objective of aligning the interests of executives and shareholders, while attracting, retaining and motivating talented senior leaders. Our annual LTI awards are subject to three-year, service-based (and in the case of performance shares, performance-based) vesting requirements, with exceptions for death, disability, retirement, change-in-control and certain qualifying involuntary terminations.
LTI Award Mix
The LTI award mix for all of our NEOs, other than Mr. Jones, is shown below:

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	41

Performance Share Awards
Our 2025 performance share awards will vest based on Company performance over a two-year performance period, with 50% of vesting based on the Company’s adjusted earnings per share and 50% based on the Company’s total shareholder return relative to the company’s peer group. In addition, the performance share awards are subject to a coterminous three-year, time-based vesting period.
Performance Goals and Weightings for Performance Shares

Metric(1)	Weighting	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)
Adjusted Earnings Per Share (“EPS”)(2)
•EPS is adjusted for non-GAAP adjustments consistent with the metric disclosed in publicly available filings. •EPS is cumulative over the two-year performance period.	50%	Equal to $72	Equal to $84	$95 or greater
Relative Total Shareholder Return (“rTSR”)(3)
•Measures GPI’s cumulative two-year rTSR(4) percentile rank relative to five domestic automotive retail companies •Payout for this portion of the award is capped at 100% of target if GPI’s rTSR is negative	50%	25% below the median company rTSR	Equal to the median company rTSR	50% or more above the median company rTSR
(1)Performance goals are based on actual performance targets achieved. See page 4 for performance metrics.
(2)See Appendix A on page 82 for the definition of this non-GAAP metric.
(3)Comparator group consists of Lithia Motors, AutoNation, Sonic Automotive, Penske Automotive Group and Asbury Automotive Group.
(4)Attainment within performance parameters is subject to interpolation on a linear basis, with adjustments upward or downward from the target 100% payout by 2.0% for each percentage point Group 1’s rTSR is above or below that of the median company’s rTSR.
Limit on Maximum Vesting Value
If the value of performance shares subject to rTSR performance at vesting (valued by multiplying the number of performance shares vesting by the closing Group 1 stock price on the vest date) is greater than 400% of the value of the performance shares at grant (valued by multiplying the number of performance shares at target-level performance by the closing Group 1 stock price on the grant date), the vesting factor will be reduced so that the value delivered to our NEOs will be no greater than 400% of the grant value (the “Maximum Value Limit”).
What the CHR Committee Considers when Setting Performance Goals
When setting financial performance goals for our performance share awards, the CHR Committee considers various long-term business factors, including macroeconomic market trends.
For details regarding the potential vesting (or forfeiture) of the performance share awards, please see the section entitled “Executive Compensation — Potential Payments upon Termination or Change in Control.” The performance share award agreements entered into with our NEOs pursuant to the LTIP provide that upon a NEO’s termination due to death or disability, the number of performance shares that will be earned following the performance period will be based on actual performance. If a NEO’s employment is terminated due to a planned retirement, the performance shares will convert to time-based restricted stock awards that will continue to vest, subject to the officer’s compliance with applicable restrictive covenants, until the second anniversary of the NEO’s termination of employment. Such a conversion will occur based on the actual performance achieved during the performance period. All other terminations of employment will result in a forfeiture of the performance shares without payment.
Restricted Stock Awards
Restricted stock awards made to our NEOs vest ratably over a three-year period to encourage long-term retention of recipients with the Company.

42	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

2025 CEO Pay Decisions

Daryl A. Kenningham DIRECTOR, PRESIDENT & CEO Age: 61 Company Tenure: 14 Years

The CHR Committee assessed Mr. Kenningham’s 2025 performance favorably. Under his leadership, the Company advanced our key priorities and continued to position GPI for future long-term, sustainable growth. The CHR Committee’s compensation decisions, discussed below, reflect the Committee’s assessment under Mr. Kenningham’s leadership of Company organic growth, execution of acquisition strategy, leadership development and management of U.K. operations. The compensation increases for Mr. Kenningham were aligned with the market for his role.

Compensation Overview
Base Salary. Mr. Kenningham received an annual merit increase from $1,250,000 to $1,300,000 effective January 1, 2025.
Annual Incentive Award. As a result of the Company’s performance relative to the pre-established performance goals of adjusted net income from continuing operations and the U.K. strategic operating goals, the CHR Committee approved an annual incentive payout of $1,986,656 for 2025.
LTI. In recognition of Mr. Kenningham’s sustained long-term performance, tenure, and outstanding leadership, the CHR Committee increased Mr. Kenningham’s 2025 LTI award from approximately $5,000,000 to approximately $7,000,000.

$3,500,145
Restricted Stock
$1,300,000
Base Salary
87% At-Risk Compensation
$1,986,656
Annual Incentive
$3,499,675
Performance Shares
Total Direct Compensation: $10,286,475

2025 Pay Decisions for Other NEOs
The CHR Committee makes annual compensation decisions for our NEOs based on their individual performance and the overall performance of the Company. In the following pages, we describe the components of total direct compensation for each NEO for 2025, noting aspects of their individual performance that contributed to the CHR Committee’s pay decisions (see page 38 for an explanation of total direct compensation). The compensation increases for our NEOs were aligned with the market for their respective roles.

Daniel J. McHenry SENIOR VICE PRESIDENT & CHIEF FINANCIAL OFFICER Age: 51 Company Tenure: 19 Years

Compensation Overview
Base Salary. Mr. McHenry received an annual merit increase from $780,000 to $811,000 effective January 1, 2025.
Annual Incentive Award. As a result of the Company’s performance relative to the pre-established performance goals of adjusted net income from continuing operations and the U.K. strategic operating goals, the CHR Committee approved an annual incentive award of $740,418 for 2025.
LTI. The CHR Committee approved a 2025 LTI award increase from approximately $1,150,000 to approximately $1,600,000 for Mr. McHenry.

$800,138
Restricted Stock
$811,000
Base Salary
74% At-Risk Compensation
$799,671
Performance Shares
$740,418
Annual Incentive
Total Direct Compensation: $3,151,227

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	43

Gillian A. Hobson SENIOR VICE PRESIDENT, CHIEF LEGAL OFFICER AND CORPORATE SECRETARY Age: 54 Company Tenure: 3 Years

Compensation Overview
Base Salary. Ms. Hobson received an annual merit increase from $640,000 to $666,000 effective January 1, 2025.
Annual Incentive Award. As a result of the Company’s performance relative to the pre-established performance goals of adjusted net income from continuing operations and the U.K. strategic operating goals, the CHR Committee approved an annual incentive award of $608,038 for 2025.
LTI. The CHR Committee approved a 2025 LTI award increase from approximately $1,000,000 to approximately $1,400,000 for Ms. Hobson.

$699,771
Restricted Stock
$666,000
Base Salary
75% At-Risk Compensation
$699,771
Performance Shares
$608,038
Annual Incentive
Total Direct Compensation:
$2,673,579

Peter C. DeLongchamps SENIOR VICE PRESIDENT, MANUFACTURER RELATIONS, FINANCIAL SERVICES AND PUBLIC AFFAIRS Age: 65 Company Tenure: 21 Years

Compensation Overview
Base Salary. Mr. DeLongchamps’ base salary reflects his oversight responsibilities for multiple functional areas of the Company. He received an annual merit increase from $598,000 to $634,000 effective January 1, 2025.
Annual Incentive Award. As a result of the Company’s performance relative to the pre-established performance goals of adjusted net income from continuing operations and the U.K. strategic operating goals, the CHR Committee approved an annual incentive award of $578,823 for 2025.
LTI. The CHR Committee approved a 2025 LTI award increase from approximately $750,000 to approximately $875,000 for Mr. DeLongchamps.

$437,415
Restricted Stock
$634,000
Base Salary
70% At-Risk Compensation
$437,415
Performance Shares
$578,823
Annual Incentive
Total Direct Compensation: $2,087,653

44	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

Michael D. Jones FORMER SENIOR VICE PRESIDENT, AFTERSALES Age: 74 Company Tenure: 19 Years

Compensation Overview
Base Salary. Mr. Jones’ base salary reflected his long tenure in the role and was set at $568,000 effective January 1, 2025. He was paid at that rate until his retirement on August 31, 2025.
Annual Incentive Award. As a result of the Company’s performance relative to the pre-established performance goals of adjusted net income from continuing operations and the U.K. strategic operating goals, the CHR Committee approved an annual incentive award of $345,126 for 2025.
LTI. The CHR Committee approved a 2025 LTI award of approximately $650,000 for Mr. Jones, who has historically received his LTI awards in shares of restricted stock.

$538,667
Base Salary
$649,820
Restricted Stock
65% At-Risk Compensation
$345,126
Annual Incentive
Total Direct Compensation: $1,533,613

Shelley P. Washburn SENIOR VICE PRESIDENT & CHIEF MARKETING OFFICER Age: 58 Company Tenure: 2 Years

Compensation Overview
Base Salary. Ms. Washburn received an annual merit increase from $375,000 to $398,000 effective January 1, 2025.
Annual Incentive Award. As a result of the Company’s performance relative to the pre-established performance goals of adjusted net income from continuing operations and the U.K. strategic operating goals, the CHR Committee approved an annual incentive award of $363,280 for 2025.
LTI. The CHR Committee approved a 2025 LTI award of approximately $400,000 for Ms. Washburn.

$199,801
Restricted Stock
$398,000
Base Salary
66% At-Risk Compensation
$199,801
Performance Shares
$363,280
Annual Incentive
Total Direct Compensation: $1,160,882

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	45

Other Compensation Elements
RETIREMENT AND DEFERRED COMPENSATION BENEFITS
401(k) Plan
We maintain the Group 1 Automotive, Inc. 401(k) Savings Plan (the “401(k) Savings Plan”) to assist eligible employees in providing for their retirement. Employer matching contributions may be in the form of cash, shares of our common stock or a combination of both, as determined by the CHR Committee. All of our matches have been in cash for all employees. Amounts that we contributed to each NEO’s 401(k) Savings Plan account are disclosed in the Summary Compensation Table below.
Employee Stock Purchase Plan
Generally, under the Group 1 Automotive, Inc. Employee Stock Purchase Plan, all employees, including our NEOs, have the opportunity to purchase up to $25,000 of our common stock annually at a 15% discount to market, but no more than 3,000 shares of common stock may be purchased per quarter. We offer this additional equity incentive to all of our employees to further promote their interest in enhancing shareholder value.
Deferred Compensation Plan
The Group 1 Automotive, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”) is designed as a retention tool for our corporate and regional officers, dealership general managers and other key employees. The Deferred Compensation Plan enables participants to accumulate savings for retirement on a tax-deferred basis. For a more detailed discussion of the Deferred Compensation Plan, please see the section entitled “Executive Compensation — Nonqualified Deferred Compensation for the 2025 Fiscal Year.”
LIMITED PERQUISITES AND OTHER BENEFITS
We provide our NEOs with certain modest perquisites and other benefits, which the CHR Committee believes contribute to recruitment and retention and are consistent with market practice.
Our approach to NEO perquisites is based on the CHR Committee’s belief that the continued health and financial well-being of our senior leaders is of vital interest to the Company and our shareholders. Perquisites and other benefits for our NEOs generally consist of enhanced basic life and long-term disability insurance and an executive physical.
Status of Perquisites and Benefits

Vehicle Use/Allowance
Mr. Kenningham was provided with two vehicles for his use during 2025. Each of our Senior Vice Presidents receives a vehicle allowance of $15,000 per year and the use of one vehicle. Vice Presidents are typically provided a vehicle allowance of $11,300 per year.

Executive Physical
All NEOs are eligible to participate in the same healthcare benefits offered to other employees of the Company. However, they are also eligible for a comprehensive annual executive physical, a benefit that is capped at $1,250 annually.

Personal Aircraft Usage	Our policy allows our CEO to use the corporate aircraft for 40 hours of personal use, for which he reimburses the Company based on the published standard industry fare level valuation method.

46	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS
We have employment and other compensatory agreements with certain NEOs to ensure they will perform their roles for an extended period of time. Certain provisions contained in these agreements, such as non-competition and non-solicitation provisions, as well as change in control severance arrangements, are essential to retaining our talent and protecting our shareholders. We believe it is appropriate to compensate individuals to refrain from working with competitors following termination, and that providing continuing (and forfeitable) compensation during the period of a restrictive covenant enhances the enforceability of such agreements. Similarly, these agreements provide for severance compensation to be paid if an officer’s employment is terminated under certain conditions, such as following a corporate change, involuntary termination, termination by us for “cause,” or death or disability, each as defined in the applicable NEOs agreement.
These agreements are described in more detail under “Executive Compensation — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment, Incentive Compensation and Non-Compete Agreements.”
In connection with Mr. Jones’ retirement from his executive officer role in September 2025, we entered into a separation agreement with him that governed his transition into a part-time employee role. For more information on this agreement, see “Executive Compensation — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment, Incentive Compensation and Non-Compete Agreements” and “Potential Payments Upon Termination or Change in Control.”
Corporate Change
In certain scenarios, the potential to merge with or be acquired by another entity may be in the best interests of our shareholders. We provide severance compensation to certain NEOs if their employment is terminated following a merger or similar corporate change transaction. As previously discussed, we do not provide any excise tax gross-ups to any of our NEOs.
Termination Without Cause
If we terminate the employment of certain NEOs without “cause” as defined in the applicable agreement, we are obligated to pay the officer certain compensation and other benefits, as described in detail in “Executive Compensation — Potential Payments Upon Termination or Change in Control.” We believe these payments are appropriate because the terminated officer will be bound by confidentiality, non-solicitation and non-compete restrictions, ranging from one to two years after termination. Parties with existing agreements have mutually agreed to a severance package prior to any termination event, which gives us the flexibility to make changes in senior management if such change is in the best interests of our Company and our shareholders.

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	47

Other Executive Compensation Policies and Practices
CLAWBACK POLICY
The CHR Committee maintains the Group 1 Automotive, Inc. Incentive-Based Compensation Recoupment Policy (the “Clawback Policy”). The Clawback Policy provides that if we are required to prepare an accounting restatement of any of our financial statements due to material noncompliance with any financial reporting requirement under U.S. securities laws, the CHR Committee will take prompt action to recoup applicable incentive-based compensation by certain covered persons, which include our NEOs. For purposes of the Clawback Policy, incentive-based compensation includes any compensation granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure, but it does not include base salaries, discretionary cash bonuses, awards based upon subjective, strategic or operational standards and equity awards that vest solely on the passage of time.
PROHIBITIONS ON CERTAIN TRANSACTIONS INVOLVING GROUP 1 STOCK
Our directors and NEOs, as well as our employees or their designees, are prohibited from engaging in “short sales” of our stock or otherwise hedging the risk of ownership of our stock regardless of the manner in which the stock was attained (i.e., as an award from our LTIP, a gift, or from a direct purchase of the stock in the open market). Hedging is generally defined as purchasing a financial instrument that does, or is intended to, hedge or offset any decrease in the market value of our stock. We have also adopted a policy that prohibits our directors and executive officers from pledging their Company stock or engaging in any other transaction that has the effect of using Group 1 securities as collateral.
TAX DEDUCTIBILITY OF INCENTIVE COMPENSATION
While the CHR Committee considers the deductibility of compensation paid to our NEOs as one factor in its determinations, the CHR Committee will ultimately structure compensation in a manner that meets our business, retention and incentive goals, even if some of it may be non-deductible.
CERTAIN EQUITY AWARD GRANTS
We do not currently grant stock options or option-like equity awards to our employees or directors. Consequently, we do not currently have a formal practice or policy with respect to the grant of stock options or option-like awards, but during the 2025 year, we did not base the timing of the grant of any equity-based awards around the release of material nonpublic information.

48	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

Report of the Compensation & Human Resources Committee

During the last fiscal year, and this year in preparation for the filing of this Proxy Statement with the SEC, the CHR Committee reviewed and discussed the disclosure set forth under the heading “Compensation Discussion and Analysis” with management. Based on the reviews and discussions, the CHR Committee recommended to the Board of Directors that the disclosure set forth under the heading “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference into Group 1 Automotive, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Respectfully submitted by the CHR Committee of the Board of Directors,
Anne Taylor (Chair)
Steven C. Mizell
Stephen D. Quinn
Steven P. Stanbrook
Charles L. Szews
MaryAnn Wright

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	49

Executive Compensation

Summary Compensation Table
The following table summarizes, with respect to our NEOs, information relating to the compensation granted or earned for services rendered in all capacities during 2025, 2024 and 2023. Our NEOs consist of six executive officers, consistent with SEC rules, including our CEO and our Chief Financial Officer.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
Daryl A. Kenningham President and Chief Executive Officer	2025	1,300,000	—	6,999,819	1,986,656	216,396	617,567	11,120,439
	2024	1,250,000	—	4,999,757	1,843,761	179,731	397,314	8,670,563
	2023	1,100,000	—	3,499,802	1,849,705	216,857	607,936	7,274,300
Daniel J. McHenry Senior Vice President and Chief Financial Officer	2025	811,000	—	1,599,809	740,418	20,305	43,359	3,214,892
	2024	780,000	—	1,149,776	684,826	12,334	40,964	2,667,900
	2023	700,000	—	849,798	673,312	9,765	32,173	2,265,048
Gillian A. Hobson Senior Vice President, Chief Legal Officer and Corporate Secretary	2025	666,000	—	1,399,541	608,038	6,172	43,455	2,723,206
	2024	640,000	—	999,951	561,908	645	41,661	2,244,165
	2023	551,042	300,000	699,914	528,833	—	32,545	2,112,333
Peter C. DeLongchamps Senior Vice President, Manufacturer Relations, Financial Services and Public Affairs	2025	634,000	—	874,830	578,823	88,810	52,013	2,228,476
	2024	598,000	—	749,964	525,033	72,899	38,912	1,984,808
	2023	575,000	—	699,914	596,203	88,218	29,413	1,988,748
Michael D. Jones Former Senior Vice President, Aftersales	2025	538,667	—	649,820	345,126	135,531	29,365	1,698,509
	2024	546,000	—	650,081	479,378	103,323	37,499	1,816,281
	2023	525,000	—	699,914	478,734	117,304	28,393	1,849,345
Shelley P. Washburn Senior Vice President and Chief Marketing Officer	2025	398,000	—	399,602	363,280	1,996	56,039	1,218,917
	2024	341,667	75,000	150,000	209,007	304	35,105	811,083
(1)For Mr. Jones, reflects $378,667 earned as Senior Vice President, Aftersales from January 1, 2025 through August 31, 2025 and $160,000 earned as a part-time employee in the role of Special Projects Leader from September 1, 2025 through December 31, 2025 pursuant to his separation agreement.
(2)For Ms. Hobson, reflects a one-time hiring bonus paid to Ms. Hobson when she joined the Company on January 16, 2023. For Ms. Washburn, reflects a one-time hiring bonus paid to Ms. Washburn when she joined the Company on January 1, 2024.
(3)The amounts in the “Stock Awards” column reflect the required accounting expense for restricted stock and performance share awards and do not correspond to the actual value that may be recognized by our NEOs with respect to such awards; instead, they represent the grant date fair value of the awards computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation in connection with awards granted under the LTIP. Assumptions made in the calculation of these amounts are included in Note 5. Stock-Based Compensation Plans and Note 6. Stock-Based Compensation Plans to the audited financial statements included in our Annual Reports on Form 10-K for the applicable fiscal years. Certain of these awards have no intrinsic value to the recipient until the performance or vesting schedule is met. For example: as of December 31, 2025, our NEOs had not realized any value from their 2025 restricted stock awards because vesting will not begin until 2026, when forfeiture restrictions will lapse as to 33% of the awards. Forfeiture restrictions will lapse as to the remaining 67% of the 2025 awards in a 33% increment in 2027 and a 34% increment in 2028. Regarding performance share awards granted in 2025, assuming performance is satisfied, they are scheduled to vest on December 31, 2026, and vested shares will be released on December 31, 2027. With respect to the one-half portion of the performance share awards that are based on ‘performance conditions’ for accounting purposes (as opposed to market conditions), if we assumed that the probable accounting value was based on the maximum payout for the awards, the grant date values would have been as follows: Mr. Kenningham, $3,499,675; Mr. McHenry, $799,671; Ms. Hobson, $699,771; Mr. DeLongchamps, $437,415 and Ms. Washburn, $199,801. Vesting schedules for equity awards can be found in the footnotes to the “Outstanding Equity Awards at Fiscal Year-End” table.

50	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

(4)Annual cash incentive awards based upon the achievement of financial and performance-based goals. This is discussed further under “2025 Principal Elements of Compensation — Annual Incentive Awards”. For Mr. Jones, it reflects a pro-rated award for the period beginning January 1, 2025 and ending immediately prior to September 1, 2025.
(5)Amounts reflect above-market earnings on the Deferred Compensation Plan, as defined by earnings in excess of 120% of the applicable federal long-term rate, with compounding interest of 5.32%. We do not offer a pension plan.
(6)The following table reflects the categories of compensation and benefits included under “All Other Compensation” for 2025:

Name	Year	401(k) Savings Plan Matching Contribution ($)	Automobile Allowance ($)	Use of Demonstrator Vehicles(a) ($)	Airplane Use(b) ($)	Gift Card & GTL ($)	Total ($)
Daryl A. Kenningham	2025	14,000	—	33,359	561,459	8,749	617,567
Daniel J. McHenry	2025	14,000	15,000	12,948	—	1,411	43,359
Gillian A. Hobson	2025	14,000	15,000	13,045	—	1,411	43,455
Peter C. DeLongchamps	2025	14,000	15,000	15,674	—	7,339	52,013
Michael D. Jones	2025	10,015	10,000	3,896	—	5,453	29,365
Shelley P. Washburn	2025	14,000	15,000	17,401	—	9,638	56,039
(a)Represents the incremental cost for personal use of one or more Company demonstrator vehicles. The incremental cost is determined by multiplying the annual lease value of the vehicle by the percentage of personal use, which we track through travel logs.
(b)In the event that Mr. Kenningham or his family members make use of the airplane, he reimburses us for their personal costs. The amount within this column represents the incremental cost to us of providing this benefit to Mr. Kenningham, which is generally the difference between the amount paid by Mr. Kenningham for the use of our leased airplane under the standard industry fare level method and the lease cost to the Company for such use.

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	51

Grants of Plan-Based Awards
The following table provides information concerning each grant of an award made to our NEOs under the AIP and the LTIP during 2025:

		Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Possible Payouts Under Equity Incentive Plan Awards(2)
					Performance Shares			All Other Stock Awards: # of Shares of Stock or Units(3) (#)	Grant Date FV of Stock Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Daryl A. Kenningham		910,000	1,820,000	3,640,000
	2/12/2025				3,725	7,450	14,900		3,499,675
	2/12/2025							7,451	3,500,145
Daniel J. McHenry		337,781	675,563	1,351,126
	2/11/2025				856	1,713	3,426		799,671
	2/11/2025							1,714	800,138
Gillian A. Hobson		277,389	554,778	1,109,556
	2/11/2025				749	1,499	2,998		699,771
	2/11/2025							1,499	699,771
Peter C. DeLongchamps		264,061	528,122	1,056,244
	2/11/2025				469	937	1,874		437,415
	2/11/2025							937	437,415
Michael D. Jones		157,499	314,997	629,995
					—	—	—
	2/11/2025							1,392	649,820
Shelley P. Washburn		165,767	331,534	663,068
	2/11/2025				214	428	856		199,801
	2/11/2025							428	199,801
(1)These columns reflect the possible payouts for 2025 under the AIP. The amounts shown in the “Threshold”, “Target” and “Maximum” columns assume achievement of 100% of the metrics under each performance tier for each NEO. See the “Annual Incentive Plan Compensation” column of the 2025 Summary Compensation Table for actual amounts paid to NEOs under the annual incentive compensation plan for services performed in 2025 and the “2025 Principal Elements of Compensation — Annual Incentive Awards” for a description of the AIP and how the payouts were determined.
(2)These columns reflect the threshold, target and maximum number of shares that may be earned by the respective NEO based solely on performance levels achieved with respect to the performance share awards granted in 2025. The “Threshold” column reflects 50% of the target number of the award; the “Target” column reflects 100% of the target number of the award; and the “Maximum” column reflects 200% of the target number of the award. However, the awards were designed with a Maximum Value Limit, a supplemental maximum payout formula that is described further within the CD&A above. This Maximum Value Limit could potentially alter the number of shares of underlying common stock that could become payable pursuant to the award under any of the performance levels.
(3)These amounts reflect the grants of restricted stock to the NEOs.

52	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
The following is a discussion of material factors we believe are necessary to form an understanding of the information disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards Table for 2025.
EMPLOYMENT, INCENTIVE COMPENSATION AND NON-COMPETE AGREEMENTS
As stated above, we have compensatory agreements with certain NEOs to facilitate, among other things, retention. As a result, we have entered into the following arrangements with Mr. Kenningham, Mr. McHenry and Mr. Jones.
Daryl A. Kenningham
Effective June 6, 2011, we entered an incentive compensation, confidentiality, non-disclosure and non-compete agreement with Mr. Kenningham (the “Kenningham Incentive Agreement”). Under the Kenningham Incentive Agreement, Mr. Kenningham is subject to certain non-compete restrictions and other customary restrictive covenants such as a confidentiality provision. Mr. Kenningham remains subject to the non-compete for two years following his termination of employment. Following the end of the 2025 year, we entered into certain new arrangements with Mr. Kenningham, which are further described in the section below titled “Executive Compensation — Potential Payments Upon Termination or Change in Control.”
Daniel J. McHenry
We provided Mr. McHenry with an offer letter in connection with his appointment as Senior Vice President and Chief Financial Officer, setting forth the terms of his appointment. On August 20, 2020, in connection with his promotion and relocation to the U.S., we entered a retention, confidentiality and non-compete agreement with Mr. McHenry (the “McHenry Retention Agreement”). The McHenry Retention Agreement granted him an initial restricted stock award of 2,067 shares, of which 100% vested as of August 18, 2025. The McHenry Retention Agreement also provided he would be eligible to receive future stock awards based on his performance and approval by the CHR Committee.
Michael D. Jones
Effective September 1, 2025, we entered into a separation agreement with Mr. Jones (as amended, the “Jones Separation Agreement”), governing his retirement from his position as Senior Vice President, Aftersales and transition to a part-time employee role. The amounts in the Summary Compensation Table reflect his compensation across both roles during 2025. Under the Jones Separation Agreement, Mr. Jones agreed to customary confidentiality, non-disparagement, and restrictive covenant obligations consistent with his prior equity awards.
For a discussion regarding amounts payable and the treatment of equity awards pursuant to the Kenningham Incentive Agreement, the McHenry Retention Agreement, and the Jones Separation Agreement, please see “Executive Compensation — Potential Payments Upon Termination or Change in Control.”

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	53

Outstanding Equity Awards at Fiscal Year-End
The following table provides information concerning restricted stock awards and performance share awards for our NEOs. As of December 31, 2025, none of our NEOs held any stock options.

	Restricted Stock Awards(1)					Performance Share Awards(2)
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(4) ($)		Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested(3) ($)
Daryl A. Kenningham	02/19/2021	2,041		802,725		—	—
	02/15/2022	2,858		1,124,051		—	—
	02/14/2023	2,585		1,016,681		—	—
	02/12/2024	5,970		2,348,001		—	—
	02/12/2024	10,914	(2)	4,292,476	(2)	—	—
	02/12/2025	7,451		2,930,478		7,450	2,930,085
Daniel J. McHenry	02/19/2021	510		200,583		—	—
	02/15/2022	858		337,451		—	—
	02/14/2023	628		246,992		—	—
	02/12/2024	2,510	(2)	987,183	(2)	—	—
	02/12/2024	1,373		540,001		—	—
	02/11/2025	1,714		674,116		1,713	673,723
Gillian A. Hobson	02/14/2023	517		203,336		—	—
	02/12/2024	1,194		469,600		—	—
	02/12/2024	2,182	(2)	858,181	(2)	—	—
	02/11/2025	1,499		589,557		1,499	589,557
Peter C. DeLongchamps	02/19/2021	817		321,326		—	—
	02/15/2022	801		315,033		—	—
	02/14/2023	517		203,336		—	—
	02/12/2024	896		352,397		—	—
	02/12/2024	1,636	(2)	643,439	(2)	—	—
	02/11/2025	937		368,522		937	368,522
Michael D. Jones	02/19/2021	680		267,444		—	—
	02/15/2022	1,601		629,673		—	—
	02/14/2023	1,034		406,672		—	—
	02/12/2024	1,553		610,795		—	—
	02/11/2025	1,392		547,474		—	—
Shelley P. Washburn	02/12/2024	359		141,195		—	—
	02/11/2025	428		168,332		428	168,332
(1)This footnote is applicable to all awards within this column, other than awards specifically designated as being discussed in footnote 2 below. Forfeiture restrictions on our restricted stock awards prior to 2023 lapse over a five-year period in the following percentages: 40% of the award on the second anniversary of the grant date, and 20% on the third, fourth and fifth anniversaries of the grant date, respectively. Starting with the restricted stock awards granted in 2023, the forfeiture restrictions lapse over a three-year period in the following percentages: 33% of the award on the first and second anniversary of the grant date, respectively, and 34% on the third anniversary of the grant date.
(2)Performance share awards are earned based on the Company’s performance over a designated performance period, as described in more detail within the CD&A above, as well as an additional one-year service requirement. The shares disclosed in these rows reflect performance share awards that have been earned as of December 31, 2025, and remain subject solely to time-based vesting requirements. For the performance share awards granted on February 12, 2024, the performance period began on January 1, 2024, and ended on December 31, 2025. The service-based vesting date for these awards will continue to be in effect until December 31, 2026. The values included in these rows are reflective of the actual shares earned as of the end of the performance period, which will remain outstanding and subject to vesting conditions until the vesting date.

54	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

(3)For the performance share awards granted to Mr. Kenningham on February 12, 2025 and other NEOs on February 11, 2025, the performance period began on January 1, 2025, and ends on December 31, 2026. The service-based vesting date is December 31, 2027. Due to the rules required for this table, the number of outstanding performance-based equity awards must be reported at the next highest level above where the awards were tracking as of December 31, 2025, therefore we have reflected values in the table at an aggregate maximum value. However, as of December 31, 2025, the rTSR portion of the awards was tracking at 87% of target, while the EPS portion of the awards were tracking at 138% of target.
(4)Calculated using the value of our common stock at close of market on December 31, 2025, the last trading day of 2025, $393.30.
Stock Vested in the 2025 Fiscal Year
The following table provides information relating to the vesting of restricted stock and performance share awards during 2025 on an aggregated basis for each of our NEOs. None of our NEOs hold stock option awards.

	Stock Awards
	Performance Share Awards		Restricted Stock Awards
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Daryl A. Kenningham	7,600	3,010,284	11,589	5,537,614
Daniel J. McHenry	1,845	730,786	3,148	1,491,072
Gillian A. Hobson	1,520	602,057	1,090	519,588
Peter C. DeLongchamps	1,520	602,057	3,228	1,543,695
Michael D. Jones	—	—	4,062	1,945,595
Shelley P. Washburn	—	—	176	82,678
(1)Represents the gross number of shares acquired upon vesting of restricted stock and performance share awards, without taking into account any shares withheld to satisfy applicable tax obligations.
(2)Represents the value of the vested restricted stock and performance shares, calculated by multiplying (a) the number of vested shares of restricted stock or performance shares, as applicable, by (b) the market value equal to the average of the high and low sales prices of our common stock on the vesting date.
Nonqualified Deferred Compensation for the 2025 Fiscal Year
The following table sets forth our NEOs’ information regarding the Deferred Compensation Plan, including, with respect to each officer: (1) the aggregate contributions made by the officer, (2) the aggregate interest or other earnings accrued and (3) the total balance of the officer’s account.

Name	Executive Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(3) ($)
Daryl A. Kenningham	—	562,110	(345,331)	6,848,630
Daniel J. McHenry	155,142	53,750	—	710,996
Gillian A. Hobson	188,208	17,043	—	257,009
Peter C. DeLongchamps	—	230,692	(99,347)	2,827,588
Michael D. Jones	—	352,054	(160,520)	4,385,032
Shelley P. Washburn	181,640	5,184	—	64,043
(1)Reported as compensation to the NEO in the Summary Compensation Table for 2025 (including any compensation pursuant to the AIP earned during 2025 but paid in 2026).
(2)The following portions of the aggregate earnings in the last fiscal year were reported in the 2025 “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the 2025 Summary Compensation Table because they were above-market earnings: Mr. Kenningham ($216,396), Mr. McHenry ($20,305), Ms. Hobson ($6,172), Mr. DeLongchamps ($88,810), Mr. Jones ($135,531) and Ms. Washburn ($1,996).
(3)The following portions of the aggregate balance amounts for each of the following NEOs were reported as compensation to the officer in the Summary Compensation Table in previous years for which they were listed as NEOs:

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	55

	Daryl A. Kenningham ($)	Daniel J. McHenry ($)	Gillian A .Hobson ($)	Peter C. DeLongchamps ($)	Michael D. Jones ($)	Shelley P. Washburn ($)
2024	179,731	12,334	645	72,899	103,323	304
2023	216,857	9,765	—	88,218	117,304	—
2022	242,130	107,367	—	100,180	—	—
2021	342,173	100,047	—	161,095	—	—
2020	806,776	—	—	86,363	—	—
2019	164,068	—	—	92,740	—	—
2018	181,560	—	—	151,699	—	—
2017	621,360	—	—	95,928	—	—
2016	—	—	—	148,501	—	—
2015	—	—	—	137,899	—	—
2014	—	—	—	127,009	—	—
2013	—	—	—	89,271	—	—
2012	—	—	—	97,419	—	—
Pursuant to the Deferred Compensation Plan, certain corporate officers, including our NEOs, may defer up to 50% of their base salary and up to 100% of their incentive compensation. Deferral elections are to be made no later than the last day of the calendar year immediately preceding the calendar year in which such compensation is earned, or the first day of the next calendar quarter where the employee becomes eligible during the calendar year. We may also make discretionary credits to a NEO’s account from time to time, which credits will be subject to a vesting schedule established by us at the time of such credit. We did not make any discretionary contribution credits during the 2022, 2023, 2024 or 2025 calendar years. Currently, 100% of each NEO’s account is vested.
Benefits under the Deferred Compensation Plan will be paid no earlier than upon the NEO’s termination of service, or, for deferrals made prior to January 1, 2021, upon a certain date elected by the NEO. Benefits will be paid, at the NEO’s election, in a lump sum or in annual installments, although all distributions will be paid in cash. Payments upon the NEO’s termination of service may be delayed for six months, to the extent necessary to comply with the requirements of Section 409A of the Code. Except in the event of unforeseeable financial emergencies, effective January 1, 2021, in-service withdrawals are not permitted by the Deferred Compensation Plan, although the necessary portion of the NEO’s vested account balance may be distributed to satisfy certain employment, federal or state taxes. An unforeseeable financial emergency shall allow a NEO to access vested funds in his or her accounts upon the occurrence of: (1) a severe financial hardship of the NEO that results from an illness or accident of the NEO, or the NEO’s beneficiary, spouse or dependent; (2) loss of the NEO’s or the beneficiary’s property due to casualty; or (3) a similar extraordinary and unforeseeable circumstance as described in Section 409A of the Code arising as a result of events beyond the NEO’s control. Effective January 1, 2021, an annual contribution limit of $300,000 was implemented for all employee deferrals, including NEO deferrals, with a lifetime maximum contribution amount of $3.5 million.
Deferred amounts will be deemed to be notionally invested in either the Group 1 Guaranteed Crediting Rate investment option or a money market fund. The Group 1 Guaranteed Crediting Rate investment option is a declared interest rate, set by the CHR Committee annually, and the rate is 8.5% for 2025.
Potential Payments upon Termination or Change in Control
We believe providing certain senior corporate officers with severance payments and accelerated vesting of equity awards in certain circumstances are important retention tools. In addition, we believe that providing for “double-trigger” (defined below) payments and equity award vesting to certain key executives in connection with a “Corporate Change” helps maximize shareholder value by encouraging our executives to objectively review any proposed transaction, whether or not that executive will continue to be employed. A “double-trigger” payment or benefit becomes due in the event of a qualifying event, such as an involuntary termination of employment without cause or a termination of employment by the executive for good reason, in each case, in connection with a corporate change. Executive officers at other companies in the general market against which we compete for executive talent commonly have equity compensation plans that provide for accelerated vesting upon a corporate change and post-termination payments, and we have consistently provided this benefit to certain senior corporate officers to remain competitive in attracting and retaining skilled professionals.
Disclosed below is the amount of compensation and/or other benefits that would be payable to our NEOs in the event of termination of their employment under the following scenarios: death, disability, with and without cause, for certain constructive termination events, in each case, following a corporate change. These potential payments are governed by the LTIP pursuant to which various equity incentive awards were issued, and, with respect to Messrs. Kenningham, McHenry and Jones, the terms of employment agreements or other individual written arrangements. None of our NEOs is entitled to an excise tax gross-up payment. For additional information regarding the employment agreements, see “Compensation Discussion and Analysis — Employment and Severance Agreements.”

56	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

Employment, Severance and Separation Agreements
KENNINGHAM INCENTIVE AGREEMENT
The Kenningham Incentive Agreement, as in effect on December 31, 2025, provides for certain potential severance payments and includes customary restrictive covenants. In the event that Mr. Kenningham’s employment is terminated by the Company without Cause or Mr. Kenningham incurs an Involuntary Termination due to the Company breaching any material provision of the Kenningham Incentive Agreement, a Constructive Termination Event, or an involuntary reduction in his base salary or incentive compensation targets (other than a reduction in such target that is applied consistently to other executive officers to reflect changes in relative EPS projections as a result of a Corporate Change (a “Compensation Reduction”) within six months following a “Corporate Change” that is not cured by the Company within 30 days of written notice from Mr. Kenningham), the Company must pay Mr. Kenningham a cash severance amount equal to one year of base salary at the most recent rate of pay, subject to his compliance with certain restrictive covenants and execution of a general release in the Company’s favor. In addition, Mr. Kenningham would be entitled to accelerated vesting of outstanding restricted stock awards, conditioned on his compliance with the terms of such awards, and a pro-rated bonus under the Company’s annual incentive compensation plan (the “Additional Severance Benefits”). In the event of his Disability, he must be paid his regular salary in effect at the start of such Disability for up to 120 days.
Mr. Kenningham’s Incentive Agreement was amended effective January 27, 2026. Pursuant to the amendment, in the event that Mr. Kenningham’s employment is terminated by the Company without Cause or Mr. Kenningham incurs an Involuntary Termination due to the Company breaching any material provision of the Kenningham Incentive Agreement or a Constructive Termination Event, the Company must pay Mr. Kenningham a cash severance amount equal to (A) one and one-half times the sum of one year of base salary at the most recent rate of pay and the target amount of his incentive bonus for the year in which such termination occurs and (B) the cost of coverage under COBRA for an 18-month period. Upon a termination as described in the preceding sentence, Mr. Kenningham would be entitled to the Additional Severance Benefits. In the event that Mr. Kenningham’s employment is terminated within six months of any Corporate Change (i) by the Company without Cause or (ii) by Mr. Kenningham due to an Involuntary Termination by reason of the Company breaching any material provision of the Kenningham Incentive Agreement, a Constructive Termination Event, or a Compensation Reduction, the Company must pay Mr. Kenningham a cash severance amount equal to (A) two times the sum of one year of base salary at the most recent rate of pay and the target amount of his incentive bonus for the year in which such termination occurs and (B) the cost of coverage under COBRA for a 24-month period. Upon a termination as described in this paragraph, Mr. Kenningham would be entitled to the Additional Severance Benefits. Mr. Kenningham’s entitlement to the cash severance payments described in this paragraph are subject to his compliance with certain restrictive covenants and execution of a general release in the Company’s favor.
MCHENRY RETENTION AGREEMENT
The McHenry Retention Agreement provides for certain potential severance payments and includes customary restrictive covenants. In the event that Mr. McHenry incurs a “Qualifying Termination” (generally defined as a termination without Cause or due to Mr. McHenry’s death or Disability), the Company must pay Mr. McHenry a cash payment equal to the average annual base salary that he received over the 24-month period immediately preceding the applicable termination date, subject to his compliance with certain restrictive covenants and execution of a general release in the Company’s favor.
JONES SEPARATION AGREEMENT
Pursuant to the Jones Separation Agreement, effective September 1, 2025, Mr. Jones retired from his position as Senior Vice President, Aftersales and is expected to continue with the Company in a part-time role of Special Projects Leader through the earlier of his termination or June 30, 2026, working 80 hours per month at a rate of $40,000 per month. Mr. Jones was also eligible to receive a pro-rated annual bonus under the Company’s annual incentive compensation plan for the period beginning January 1, 2025 and ending immediately prior to September 1, 2025. As reflected in the Summary Compensation Table, Mr. Jones earned an annual bonus of $345,126. Pursuant to the Jones Separation Agreement, in the event of Mr. Jones’ termination (i) for any reason, all outstanding equity based awards held by Mr. Jones at the time of such termination shall be governed by the terms and conditions of his equity award agreements, including the “Qualified Retirement” provisions set forth in such awards, which provide for continued vesting subject to his compliance with the terms of such awards or (ii) prior to June 30, 2026 by the Company for Cause or voluntarily by Mr. Jones, Mr. Jones shall not be eligible to receive any further compensation or benefits pursuant to Separation Agreement or otherwise, other than any earned but unpaid amounts. Mr. Jones’ receipt of payments and benefits set forth in the Jones Separation Agreement is conditioned upon his execution and non-revocation of a release of claims in favor of the Company and its affiliates prior to June 30, 2026.

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	57

GENERAL TERMS
As used in the above-described agreements for Messrs. Kenningham and McHenry, as applicable, the following terms shall generally have the meaning provided below, which could impact the amount of compensation that the executive receives at or following his separation from service from us:
•“Cause” means, for purposes of the Kenningham Incentive Agreement, any of the following: (1) indictment or conviction of any felony or any crime involving dishonesty, (2) participation in any fraud or act of dishonesty against the Company, (3) a violation of any Company policy that causes a material detriment to the Company, (4) a breach of the executive’s duties to the Company, including but not limited to unsatisfactory performance of job duties that is not corrected within 30 days after written notice, (5) intentional damage to any property of the Company, (6) conduct by the executive that demonstrates gross unfitness to serve and (7) a material breach of the Incentive Agreement.
•“Corporate Change” means the first to occur of any of the following events: (1) any person acquires 50% or more of our common stock or voting securities, other than (a) any acquisition directly from or resulting from an acquisition of our shares by the Company, (b) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (c) any acquisition by any entity pursuant to a transaction which complies with clauses (a) or (b); (2) the occurrence of a merger, reorganization, consolidation or disposition of all or substantially all of our assets, unless our shareholders prior to such transaction hold more than 50% of the equity and voting power of the resulting entity or entity holding such assets, no person (other than benefit plans of such entity) holds 50% or more of the equity or voting power of such entity and at least a majority of the board of directors of such entity were members of the Incumbent Board; (3) our shareholders approve our complete liquidation or dissolution; or (4) under the Kenningham Incentive Agreement, within any period of 24 consecutive months and subject to certain exceptions, a change in the composition of the board of directors of the Company such that the incumbent board ceases for any reason to constitute at least a majority of the Board.
•“Constructive Termination Event” occurs upon: (1) the failure by us to pay the executive’s compensation as provided in the applicable agreement; (2) relocation without his consent of his primary employment location of more than 50 miles; (3) our request that the executive perform any illegal activity or sign-off on any inappropriate financial statement or acknowledgement; (4) a material diminution in the executive’s position, duties, responsibilities, reporting status, or authority; or (5) a material negative reduction in base salary or incentive compensation targets within six months after a Corporate Change, except that before exercising his right to terminate the employment relationship pursuant to any of the previous provisions, he must first give written notice to our Board of the circumstances purportedly giving rise to his right to terminate and must provide us with a minimum of thirty days (fifteen days under the Kenningham Incentive Agreement) to correct the problem, unless correction is inherently impossible.
•“Disability” under the McHenry Retention Agreement means the executive’s becoming incapacitated by accident, sickness, or other circumstance that, in the reasonable opinion of a qualified doctor approved by our Board, renders him mentally or physically incapable of performing the essential functions of the executive’s position, with or without reasonable accommodation, and that will continue, in the reasonable opinion of the doctor, for a period of no less than 180 days.
•“Disability” under the Kenningham Incentive Agreement means any ailment or condition that prevents the executive from actively carrying out his duties under the Kenningham Incentive Agreement for a continuous period of 120 days.
•“Involuntary Termination” means, for purposes of the McHenry Retention Agreement, a termination by the executive due to a Constructive Termination Event by itself or in relation to a Corporate Change, or by us for any reason without Cause, at the discretion of our Board; an “Involuntary Termination” also includes the nonrenewal of the executive’s employment agreement by the Board. Under the Kenningham Incentive Agreement, an Involuntary Termination has the meaning described above.
•“Voluntary Termination” means a termination by the executive other than for a Constructive Termination Event.
As used in the Jones Separation Agreement, the following term shall generally have the meaning provided below, which could impact the amount of compensation that the executive receives at or following his termination date:
•“Cause” means any of the following: (a) a conviction or plea of nolo contendere to a felony or a crime involving moral turpitude; (b) a breach of any material provision of either the Jones Separation Agreement, the employee handbook, the Company’s Code of Conduct, or the Code of Ethics for Specified Officers of the Company; (c) using for employee’s own benefit any confidential or proprietary information of the Company, or willfully divulging for this benefit such information; (d) (1) fraud or (2) misappropriation or theft of any of the Company’s funds or property; or (e) willful refusal to perform employee’s duties or gross negligence, provided that the Company, before terminating employee under subsection (b) or (e) must first give written notice to the employee of the nature of the alleged breach or refusal and must provide the employee with a minimum of fifteen (15) days to correct the problem and, provided further, before terminating the employee for purported gross negligence the Company must give written notice that explains the alleged gross negligence in detail and must provide the employee with a minimum of twenty (20) days to correct the problem, unless correction is inherently impossible.

58	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

Group 1 Automotive Long Term Incentive Plans
While we adopted our current LTIP in 2024, certain awards granted pursuant to our previous equity-based incentive plan are still outstanding. The following discussion applies to all outstanding equity awards, whether granted under the previous plan or the current LTIP. The individual agreements described above may modify or provide for equity acceleration in addition to the treatment set forth under the previous plan and the current LTIP as set forth below.
Upon the occurrence of a Corporate Change, the CHR Committee, in its sole discretion, may decide to accelerate and fully vest any restricted stock awards then outstanding, and, upon such vesting, all restrictions applicable to the restricted stock will terminate. Further, the CHR Committee may determine that the performance conditions are satisfied for the performance share awards upon a Corporate Change if the participant is also terminated without cause or for good reason in connection with the Corporate Change, or the participant’s award is not assumed or converted by the controlling entity following the Corporate Change.
A Corporate Change occurs if (1) we are dissolved and liquidated; (2) we are not the surviving entity in any merger or consolidation (or we survive only as a subsidiary of an entity); (3) we sell, lease or exchange all or substantially all of our assets to any other person or entity; (4) any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding shares of our voting stock; or (5) after a contested election of directors, the persons who were directors before such election cease to constitute a majority of our Board of Directors.
Our NEOs do not currently, and as of December 31, 2025 did not, hold any unvested stock options, and therefore there are no amounts to report.
The restricted stock award agreements also establish vesting provisions applicable to termination of employment. Such award agreements provide for accelerated vesting if the NEO’s employment is terminated due to death or disability. The award agreements also provide for accelerated vesting in the case of death or disability during the two-year period following a qualified retirement. A “qualified retirement” with respect to awards granted after 2022 generally means a retirement after attaining the age of 63 and following the date on which the sum of the executive’s age and years of service equals or exceeds the age of 70, and so long as the executive has completed, in aggregate, five years of service, and upon satisfaction of a two-year non-compete and certain non-disclosure covenants. A “qualified retirement” with respect to awards granted prior to 2022 generally means a termination of employment on a date that is on or after the employee’s attainment of age 63 and following the employee’s completion of at least ten years of service with the Company and upon satisfaction of a two-year non-compete and certain non-disclosure covenants. Additionally, awards granted during the year employment is terminated will vest, provided the executive received such an award at least six months prior to termination. Messrs. Kenningham and McHenry and Ms. Hobson were not eligible for a qualified retirement as of December 31, 2025. Mr. Jones was eligible for a qualified retirement, as acknowledged by the Company in the Jones Separation Agreement.
The performance share agreements for our NEOs provide that upon a NEO’s termination due to death or disability, the performance shares will be paid out following the performance period based on actual performance. If a NEO’s employment is terminated due to a “planned retirement” (generally defined as a mutually agreed upon retirement by the officer and the Company), the performance shares will convert to time-based restricted stock awards that will continue to vest, subject to the officer’s compliance with applicable restrictive covenants, until the second anniversary of the NEO’s termination of employment. Such a conversion will occur based on the actual performance achieved during the performance period. All other terminations of employment (other than as described above in connection with a Corporate Change) will result in a forfeiture of the performance shares without payment. As described in the CD&A above, the 2022, 2023, 2024 and 2025 performance shares were also granted with a Maximum Value limitation. For performance share awards granted prior to 2022, a similar Maximum Value Limitation applied, but that limitation applied to both rTSR and ROIC-based awards, to be calculated separately. These value limits could potentially alter the number of shares that become payable in connection with an acceleration or payment event.
Non-Competition Agreements
Along with their respective agreements, Messrs. Kenningham and McHenry have entered into an incentive compensation and non-compete agreement with the Company, each of which provides that for a period of two years following the executive’s termination of employment, the executive will not compete with the Company or induce any of our employees to leave his or her employment with us or hire any of our employees. If Mr. McHenry violates his agreement, we will have the right to demand forfeiture of any cash or equity award realized during the twelve months prior to the violation. If Mr. Kenningham violates his agreement, we will have the right to refrain from making any further payments under the Kenningham Incentive Agreement.

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	59

Termination and Change in Control Tables for 2025
The tables below disclose the amount of compensation and/or other benefits due to certain NEOs in the event of their termination of employment, including but not limited to, in connection with a Corporate Change, assuming the termination occurred on December 31, 2025, and using the Company common stock closing price of $393.30 on December 31, 2025 (the last trading day of the 2025 year).
The equity award calculations in the tables below do not include performance shares for which the performance period has not been fulfilled. For additional information regarding the possible payouts for performance shares, see “Grants of Plan-Based Awards” above.

Daryl A. Kenningham	Involuntary Termination ($)	Constructive Termination ($)	Corporate Change(1) ($)	Death and Disability ($)
Salary and Bonus	3,286,656	3,286,656	3,286,656	— (3)
Equity Compensation	12,514,413	12,514,413	12,514,413	12,514,413
TOTAL	15,801,069	15,801,069	15,801,069	12,514,413

Daniel J. McHenry(2)	Involuntary Termination ($)	Constructive Termination ($)	Corporate Change(1) ($)	Death and Disability ($)
Salary and Bonus	795,500	—	—	795,500
Equity Compensation	—	—	2,986,327	2,986,327
TOTAL	795,500	—	2,986,327	3,781,827

Gillian A. Hobson	Involuntary Termination ($)	Constructive Termination ($)	Corporate Change(1) ($)	Death and Disability ($)
Equity Compensation	—	—	2,120,674	2,120,674
TOTAL	—	—	2,120,674	2,120,674

Peter C. DeLongchamps	Involuntary Termination ($)	Constructive Termination ($)	Corporate Change(1) ($)	Death and Disability ($)
Equity Compensation	—	—	2,204,053	2,204,053
TOTAL	—	—	2,204,053	2,204,053

Shelley P. Washburn	Involuntary Termination ($)	Constructive Termination ($)	Corporate Change(1) ($)	Death and Disability ($)
Equity Compensation	—	—	309,527	309,527
TOTAL	—	—	309,527	309,527
(1)For Mr. Kenningham, the amounts in this column reflect the cash payments and acceleration value of equity award benefits that would become payable upon a qualifying termination following a Corporate Change. Upon a Corporate Change without an accompanying qualifying termination, Mr. Kenningham, along with the remaining NEOs, would also be eligible to receive accelerated vesting of outstanding equity awards only upon the sole discretion of the CHR Committee, which we have assumed to have occurred for purposes of this table.
(2)For Mr. McHenry, amounts only relate to a termination by the Company without cause, or due to Death or Disability.
(3)Mr. Kenningham could receive up to 120 days of continued base salary ($427,397) in the event that he is deemed disabled.

60	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

CEO Pay Ratio

SEC regulations require that we provide a comparison of the annual total compensation of our CEO in 2025 to the annual total compensation of an individual identified as our median compensated employee.
Identifying the Median Employee
COMPENSATION MEASURE
We used a consistently applied compensation measure which included total gross wages using our payroll records for fiscal 2025. We converted the amount of compensation paid to non-U.S. employees to U.S. dollars using average foreign currency exchange rates for 2025. We annualized compensation for employees hired during 2025.
EMPLOYEES INCLUDED AND EXCLUDED
We identified our 2025 median compensated employee based on our population as of October 31, 2025, which included approximately 19,300 individuals located in the U.K. and the U.S. As permitted by SEC rules, the employee population excludes 339 employees from entities acquired in 2025, including 65 from four Toyota/Lexus dealerships in the U.K. (acquired 2/28/2025), 72 from Lexus of Fort Myers (acquired 5/19/2025), 25 from Acura of Fort Myers (acquired 5/19/2025), 32 from Mercedes-Benz of South Austin (acquired 5/19/2025), and 145 employees from Mercedes-Benz of Buckhead (acquired 8/4/2025).
Calculating the Ratio
METHODOLOGY
Annual 2025 total compensation for the identified median employee and our CEO was calculated according to the SEC rules used to calculate the “Total” column in the Summary Compensation Table.
We believe the pay ratio information set forth herein constitutes a reasonable estimate, calculated in a manner consistent with applicable SEC regulations.
RESULTS
For 2025, our last completed fiscal year:
•Mr. Kenningham’s annual total compensation was $11,120,439.
•Our median employee’s total annual compensation was $54,436.
•The ratio of Mr. Kenningham’s annual total compensation to our median employee’s annual total compensation was 204 to 1.
Comparing GPI’s Ratio to Other Companies
Because other companies may use different methodologies to identify their median employees, the pay ratio set forth above may not be comparable to the pay ratios used by other companies.

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	61

Pay Versus Performance Disclosure

In accordance with SEC rules, we provide the following disclosure regarding executive “compensation actually paid” (“CAP”) and certain Company performance for the fiscal years listed below. Please refer to the CD&A for a complete description of how executive compensation relates to Company performance and how the CHR Committee makes its decisions.

							$100 Investment Based On:
Year	Summary Compensation Table Total for Kenningham(1)	Compensation Actually Paid to Kenningham(1) (2) (3)	Summary Compensation Table Total for Hesterberg(1)	Compensation Actually Paid to Hesterberg(1) (2) (3)	Average Summary Compensation Table Total for Non-CEO NEOs(4)	Average Compensation Actually Paid to Non-CEO NEOs(2) (3) (4)	Total Shareholder Return	Peer Group Total Shareholder Return(5)	Net Income (in millions)	Adjusted Net Income from Continuing Operations (in millions)(6)
2025	$11,120,439	$9,959,830	N/A	N/A	$2,216,880	$2,084,283	$310.15	$202.84	$325.2	$524.5
2024	$8,670,563	$16,559,548	N/A	N/A	$2,178,127	$3,602,728	$330.85	$194.88	$498.1	$530.6
2023	$7,274,300	$13,994,596	N/A	N/A	$2,053,869	$3,550,760	$237.86	$183.32	$601.6	$623.3
2022	N/A	N/A	$8,774,685	$8,501,251	$2,881,512	$2,877,697	$139.77	$129.36	$751.5	$728.7
2021	N/A	N/A	$8,577,257	$19,080,981	$2,684,236	$4,992,687	$150.05	$140.26	$552.1	$633.7
(1)Earl Hesterberg served as CEO until 12/31/2022. Effective 1/1/2023, Daryl Kenningham was named CEO.
(2)Deductions from, and additions to, total compensation in the 2025 Summary Compensation Table to calculate CAP consist of:

	2025
	Daryl A. Kenningham	Average Non-CEO NEOs
Total Compensation from Summary Compensation	$11,120,439	$2,216,880
Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table	$(6,999,819)	$(984,800)
Year-end fair value of unvested awards granted in the current year	6,055,560	853,875
Year-over-year difference of year-end fair values for unvested awards granted in prior years	(784,646)	(122,295)
Fair values at vest date for awards granted and vested in current year	—	—
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	460,118	105,119
Forfeitures during current year equal to prior year-end fair value	—	—
Dividends or dividend equivalents not otherwise included in the total compensation	108,179	15,504
Total Adjustments for Equity Awards	$(1,160,608)	$132,597
Compensation Actually Paid (as calculated)	$9,959,830	$2,084,283
(3)Equity valuation assumptions for calculating CAP are not materially different from grant date valuation assumptions.
(4)Non-CEO NEOs reflect the average Summary Compensation Table total compensation and average CAP for the following executives by year:
2025: Daniel J. McHenry, Peter C. DeLongchamps, Gillian A. Hobson, Michael D. Jones, Shelley P. Washburn
2024: Daniel J. McHenry, Peter C. DeLongchamps, Gillian A. Hobson, Michael D. Jones
2023: Daniel J. McHenry, Peter C. DeLongchamps, Gillian A. Hobson, Michael D. Jones
2022: Daryl A. Kenningham, Daniel J. McHenry, Peter C. DeLongchamps, Darryl Burman
2021: Daryl A. Kenningham, Daniel J. McHenry, Frank Grese Jr., Peter C. DeLongchamps
(5)The peer group is comprised of Lithia Motors, AutoNation, Sonic Automotive, Penske Automotive Group and Asbury Automotive Group
(6)Reconciliations for Adjusted Net Income can be found starting on page 83 of this Proxy Statement

62	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

TABULAR LIST OF FINANCIAL PERFORMANCE MEASURES
In our assessment, the most important financial performance measures used to link CAP (as calculated in accordance with the SEC rules), to our NEOs in 2025 to our performance were:
•Adjusted Net Income from Continuing Operations;
•Relative Total Shareholder Return; and
•Adjusted EPS.
PAY VERSUS PERFORMANCE: GRAPHICAL DESCRIPTION
The illustrations below provide a graphical description of CAP (as calculated in accordance with the SEC rules) and the following measures:
•the Company’s cumulative TSR and the Peer Group’s cumulative TSR;
•the Company’s Net Income; and
•the Company selected measures, which are adjusted net income from continuing operations and the U.K. strategic operating goals.
CAP and Cumulative TSR / Cumulative TSR of the Peer Group
CEO AND AVG. NON-CEO CAP VS GPI AND PEER TSR

CEO CAP	Average Non-CEO NEO CAP
Group 1 Automotive TSR	Peer Group TSR

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	63

CAP and Company Net Income
CEO AND AVG. NON-CEO CAP VS NET INCOME

CEO CAP	Average Non-CEO NEO CAP	GPI Net Income
CAP and Adjusted Net Income from Continuing Operations
CEO AND AVG. NON-CEO CAP VS ADJUSTED NET INCOME

CEO CAP	Average Non-CEO NEO CAP	GPI Adj. Net Income from Continuing Operations

64	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

Audit Committee Report

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance, the performance of the Company’s internal audit function, and the Company’s internal control over financial reporting. The Board of Directors, upon the recommendation of its GCR Committee, has determined that each member of the Audit Committee has the requisite independence and other qualifications for audit committee membership under NYSE corporate governance listing standards, the Sarbanes-Oxley Act of 2002, the Audit Committee charter and the Group 1 Automotive, Inc. Corporate Governance Guidelines.
Each year, the Audit Committee reviews the work and status of its independent registered public accounting firm with the Company. Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm for 2025, also provides non-audit services, including, among others, tax planning and consultation and tax compliance.
The Audit Committee acts under a written charter adopted and approved by the Board of Directors. The Audit Committee reviews and reassesses the adequacy of the charter on an annual basis and recommends any proposed changes to the Board of Directors for approval. The Audit Committee charter is posted on our website, www.group1corp.com, and you may obtain a printed copy of the Audit Committee charter by sending a written request to Group 1 Automotive, Inc., 730 Town & Country Blvd., Suite 500, Houston, Texas 77024, Attn: Corporate Secretary.
The Audit Committee assists the Board’s oversight and monitoring of the Company’s system of internal controls, including the internal audit function. The Audit Committee oversees the annual activities of the internal audit function. This oversight includes reviewing and approving the 2025 internal audit plan, monitoring execution of the plan throughout the year, and evaluating progress against planned objectives. The Audit Committee regularly reviews significant audit findings, management’s responses, and the status of corrective actions. The Audit Committee also reviews and approves any material changes to the internal audit plan to address emerging risks, changes in organizational priorities, or resource considerations. At each Audit Committee meeting, the Audit Committee is provided the opportunity to meet with the internal auditor with, and without, management present. During 2025, management made updates to its internal control documentation for changes in internal control and completed its testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee has kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received updates provided by management (including the Company’s senior internal audit executive) and the independent registered public accounting firm at each regularly scheduled Audit Committee meeting and met in executive session separately with the senior internal audit executive and the independent registered public accounting firm to discuss the results of their examinations, observations and recommendations regarding internal control over financial reporting.
The independent registered public accounting firm is accountable to the Audit Committee, and the Audit Committee has the ultimate authority and responsibility to appoint, evaluate and, where appropriate, replace the independent registered public accounting firm. The Audit Committee engages in an annual evaluation of the independent registered public accounting firm’s qualifications, assessing the firm’s quality of service, the firm’s sufficiency of resources, the quality of the communication and interaction with the firm, and the firm’s independence. The Audit Committee makes its selection based on the best interests of the Company and its shareholders. The Audit Committee participates in the selection of the Lead Audit Partner (the “Lead Partner”) of the independent registered public accounting firm through its review of the Lead Partner’s professional qualifications, experience, and prior performance on the Company’s audit (if any), through in-person meetings with the Lead Partner, and through discussion between the Audit Committee and management regarding the selection of the Lead Partner. The Audit Committee is also responsible for ensuring the rotation of the Lead Partner as required by applicable law.
The Audit Committee has reviewed and discussed with management and Deloitte, our audited financial statements as of and for the year ended December 31, 2025. The Audit Committee also discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. Deloitte submitted to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the firm’s communications with the Audit Committee concerning its independence. The Audit Committee discussed with Deloitte such firm’s independence. The Audit Committee also considered whether the provision of non-audit services to our Company by Deloitte was compatible with maintaining their independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.
Respectfully submitted by the Audit Committee of the Board of Directors of Group 1.
Carin M. Barth (Chair)
Stephen D. Quinn
Steven P. Stanbrook
Charles L. Szews
Anne Taylor

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	65

Proposal 3: Appoint Deloitte & Touche LLP to Serve as Independent Auditor for 2026

What am I voting on?
We are asking shareholders to ratify the appointment of a firm of independent registered public accountants to serve as the Company’s independent auditor for the fiscal year ending December 31, 2026. Deloitte & Touche LLP, an independent registered public accounting firm, has served as Group 1’s independent auditor since 2020. For 2026, the Audit Committee has reappointed Deloitte as our independent auditor, and the Board has approved the firm for appointment by the shareholders.

Frequently Asked Questions About the Auditor
HOW IS THE AUDITOR RETAINED AND REVIEWED BY THE COMPANY?
The Audit Committee is directly responsible for the nomination, compensation, retention and oversight of the Company’s independent auditor. To fulfill this responsibility, the Audit Committee engages in an annual evaluation of the independent auditor’s qualifications, performance and independence, and periodically considers the advisability of selecting a different independent registered public accounting firm to serve in that capacity.
HOW LONG MAY THE AUDIT PARTNER PROVIDE SERVICES TO GPI?
In accordance with SEC rules and Deloitte’s policies, audit partners are subject to rotation requirements that limit the number of consecutive years an individual partner may provide service to Group 1. For lead and concurring audit partners, the limit is five years. The selection process for the lead audit partner includes meetings between the members of the Audit Committee and the candidate, as well as consideration of the candidate by the full Audit Committee with input from management.
WILL THE AUDITOR ATTEND THE ANNUAL MEETING?
Representatives of Deloitte will be present during the 2026 Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions from shareholders.
WHAT WERE THE AUDITOR’S FEES IN 2025 AND 2024?

Type of Fees	2025	2024
Audit Fees	$3,650,000	$3,765,000
Audit-Related Fees	—	220,000
Tax Fees	27,419	12,000
All Other Fees	50,000	—
TOTAL	$3,727,419	$3,997,000

66	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

Audit Fees
Audit fees consisted of amounts accrued for services performed in association with the integrated audit of the Company’s consolidated financial statements for 2024 and 2025, and attestation of the effectiveness of the Company’s internal controls over financial reporting (including required quarterly reviews). Other procedures included consultations on audit or accounting matters that arise during or as a result of the audit or quarterly reviews. Audit fees for 2024 and 2025 also include fees related to acquisition and divestiture activity during the year. Also included in audit fees are amounts accrued for assurance services related to statutory audits. Audit fees exclude reimbursed expenses of $160,000 and $205,000 for 2024 and 2025, respectively, in conjunction with Deloitte’s services.
Audit-Related Fees
Audit-related fees include amounts for services that are related to the performance of the audit or review of our financial statements, consisting primarily of services performed in connection with SEC registration statements, periodic reports and other documents filed with the SEC or documents issued in connection with securities offerings. There were $220,000 of audit-related fees in 2024. There were no audit-related fees in 2025.
Tax Fees
Tax fees in 2024 and 2025 related to tax compliance services.
All Other Fees
Other fees in 2025 include amounts for an executive team lab. Other fees exclude reimbursed expenses of $10,000 for 2025. There were no other fees in 2024.
HOW DOES THE AUDIT COMMITTEE MONITOR AND CONTROL NON-AUDIT SERVICES?
The Audit Committee has established procedures requiring its review and advance approval of all engagements for non-audit services provided by Deloitte. The Audit Committee Chair has the delegated authority to pre-approve permitted non-audit services with certain limitations and must notify the Audit Committee at its next meeting of each service so approved. The Audit Committee approved all of Deloitte’s engagements and fees for 2024 and 2025.
The Audit Committee reviews with Deloitte whether non-audit services to be provided are compatible with maintaining the firm’s independence. In addition, the Audit Committee monitors the fees paid to Deloitte so that fees paid in any year to Deloitte for non-audit services do not exceed the fees paid for audit and audit-related services. Non-audit services consist of those described above, as tax compliance fees.
WHY SHOULD I VOTE FOR THIS PROPOSAL?
Through its review process, the Audit Committee determined that Deloitte has acquired extensive knowledge of the Company’s operations, performance and development through its previous service as the independent auditor for the Company. The Audit Committee and the Board believe that the continued retention of Deloitte as our independent auditor is in the best interest of the Company and our shareholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	67

Proposal 4: Approve an Amendment to the Certificate of Incorporation to Enable the Adoption of a Shareholder Right to Call a Special Meeting of Shareholders

What am I voting on?	The Board unanimously recommends that shareholders approve the Amendment to the Certificate of Incorporation to Enable the Adoption of a Shareholder Right to Call a Special Meeting of Shareholders.

Why Should I Vote For This Proposal?
BACKGROUND AND PURPOSE OF THE PROPOSAL
The Board is asking our shareholders to approve an amendment to Article FIFTH of our Certificate of Incorporation (“Charter”) to enable the adoption of a shareholder right to call a special meeting of shareholders (the “Special Meeting Charter Amendment”). The text of the Special Meeting Charter Amendment is attached hereto as Appendix B with deletions indicated by strike-through text.
Background
Article FIFTH of our Charter currently does not permit our shareholders to call a special meeting of shareholders, limiting the right to call a special meeting of shareholders solely to the Board. As part of the Board’s continuing review of our corporate governance practices and taking into consideration shareholder feedback, the Board has determined that it is in the best interests of the Company and its shareholders to recommend that shareholders approve the amendment of the provision in Article FIFTH that presently limits the right to call a special meeting to the Board. Contingent on the approval and adoption of the Special Meeting Charter Amendment, the Board has approved an amendment to the Bylaws (the “Special Meeting Bylaw Amendment”) to give shareholders owning 25% or more of the voting power of the outstanding shares of common stock entitled to vote the ability to request that the Board call a special meeting of shareholders, in accordance with the information, procedural and other requirements to be set forth in the Special Meeting Bylaw Amendment and as summarized below.
The Board has unanimously approved the Special Meeting Charter Amendment, subject to shareholder approval. The Board has unanimously determined that the Special Meeting Charter Amendment is advisable and in the best interests of the Company and our shareholders, and, in accordance with the Delaware General Corporation Law, hereby seeks approval of the Special Meeting Charter Amendment by our shareholders.

68	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

Reasons for the Special Meeting Charter Amendment
Our Board regularly considers a broad range of corporate governance issues and is committed to adopting governance practices that are beneficial to the Company and our shareholders.
Amending Article FIFTH of the Charter to revise the provision limiting the right to call a special meeting to the Board, together with the proposed revisions to our Bylaws implementing the right for shareholders owning 25% or more of our outstanding common stock to call a special meeting of the shareholders, would meaningfully enhance shareholder rights. The Board believes that a 25% ownership threshold strikes a reasonable and appropriate balance between facilitating shareholder-initiated special meetings and ensuring that such meetings are convened only when supported by a meaningful portion of our shareholder base. Special meetings should be limited to significant and time-sensitive matters that cannot be deferred until the next annual meeting, and only if a meaningful portion of our shareholders believes such a meeting to be important to hold. In addition, special meetings require substantial administrative and operational resources and necessitate the attention of the Board and management, which may divert focus from overseeing and operating the Company’s business. Recognizing the benefits of providing a shareholder right to call a special meeting, the Board believes that a failure to receive at least 25% of shareholders to support the need to convene a special meeting is a strong indicator that the relevant issue is not sufficiently broad or significant to warrant a special meeting. The Board notes that, based on benchmarking of S&P 500 companies that permit shareholders to call a special meeting, a 25% ownership threshold is the most common standard.
Our Board recognizes that permitting shareholders to call a special meeting is consistent with generally held views of evolving corporate governance practices. Our Board has listened to the views of stockholders and the investor community on this issue and believes that it is in the best interests of the Company to make this change. In addition, our Board acknowledges that many other public companies have transitioned towards permitting shareholders representing a meaningful number of shares to call a special meeting of shareholders. In light of these considerations, the Board has approved (contingent on shareholder approval at this meeting), and recommends that the Company’s shareholders approve and adopt, the Special Meeting Charter Amendment.
Effect of the Proposed Special Meeting Bylaw Amendment
The right of shareholders to request that the Company call a special meeting would be subject to the notice, information and other requirements to be set forth in the Special Meeting Bylaw Amendment. The Board believes these requirements, which are similar to those commonly adopted by other companies, are important to avoid inappropriate or duplicative special meetings. If this Proposal 4 is adopted, the Special Meeting Bylaw Amendment would provide, in part, that:
•Shareholders who own at least 25% of the voting power of the outstanding shares of common stock of the Company entitled to vote may request that the Board call a special meeting of shareholders.
•A shareholder would be deemed to “own” only those outstanding shares of the Company’s common stock as to which the shareholder possesses the sole voting, economic and disposition rights pertaining to the shares.
•Shareholders requesting a special meeting must furnish, among other items, information that is the same as would be required when shareholders seek to nominate a candidate for director or propose other business to be brought before a meeting of shareholders under the bylaws.
•The Company will not be required to call a special meeting of shareholders if the special meeting request (i) does not comply with the bylaw related to special meetings; (ii) relates to an item of business that is not a proper matter for shareholder action under applicable law; (iii) is received during certain periods; (iv) relates to an item of business that is identical or substantially similar to any item of business that was previously presented or will be presented at a shareholder meeting, subject to certain specifications; or (v) violates Regulation 14A under the Exchange Act.
The text of the proposed Special Meeting Charter Amendment, with proposed deletions reflected by strike-through text and proposed additions reflected by “underline” text, are set forth in Appendix B.

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	69

Effectiveness of the Special Meeting Charter Amendment and the Special Meeting Bylaw Amendment
If the Special Meeting Charter Amendment is approved by our shareholders, the Special Meeting Charter Amendment will become effective upon the filing of a Fifth Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, which filing is expected to occur as soon as reasonably practicable after the 2026 Annual Meeting. The Board has also adopted a resolution to amend the Bylaws, subject to shareholder approval of this Proposal 4, to give shareholders owning 25% or more of the voting power of the outstanding shares of common stock entitled to vote the ability to request that the Board call a special meeting of shareholders and setting forth certain information, procedural and other requirements. If the Special Meeting Charter Amendment is not approved by our shareholders, the Certificate of Incorporation will not be amended to reflect the Special Meeting Charter Amendment, and the Special Meeting Bylaw Amendment will not be adopted.
VOTE REQUIRED
Approval of the Special Meeting Charter Amendment requires the affirmative vote of a majority of the common stock issued and outstanding and entitled to vote. Abstentions and broker non-votes are treated as a vote on the matter and therefore have the effect of a vote against approval.
BOARD RECOMMENDATION
The Board believes that approval of the Special Meeting Charter Amendment is in the best interests of the Company and our shareholders. For the reasons stated above, the shareholders are being asked to approve this Proposal 4.
The Board unanimously recommends a vote “FOR” approval of the Amendment to the Certificate of Incorporation to Enable the Adoption of a Shareholder Right to Call a Special Meeting of Shareholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ENABLE THE ADOPTION OF A SHAREHOLDER RIGHT TO CALL A SPECIAL MEETING OF SHAREHOLDERS.

70	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

Proposal 5: Shareholder Proposal: Give Shareholders an Ability to Call for a Special Shareholder Meeting

What am I voting on?	The Board recommends that shareholders vote “AGAINST” this shareholder proposal.

The contents of the proposal and supporting statement are the sole responsibility of the proponent, John Chevedden, and the Company is not responsible for the content of this shareholder proposal or supporting statement or any inaccuracies they may contain.
The Company has been notified that Mr. Chevedden, whose address is 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, is the beneficial owner for at least three years of shares of Company common stock having a value of at least $2,000, and Mr. Chevedden intends to present the following proposal at the 2026 Annual Meeting. In accordance with federal securities regulations, the text of the shareholder proposal and supporting statement appears below exactly as received, other than minor formatting changes.
Proposal 5 — Give Shareholders an Ability to Call for a Special Shareholder Meeting
Shareholders ask our Board of Directors to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting or the owners of the lowest percentage of shareholders, as governed by state law, the power to call a special shareholder meeting. Such a special shareholder meeting can be an easy to convene online shareholder meeting.
There shall be no poison pill discriminatory rule to require ownership of shares for a specific period of time in order for shares to participate in calling for a special shareholder meeting.
This proposal topic received between 51% and 72% support each in 2024 at Jabil, Warner Brothers Discovery, ANSYS, Vertex Pharmaceuticals and DexCom.
There is no concern that allowing 10% of shares to call for a special shareholder meeting, as called for in this proposal, is too easy. It is almost unheard of for any special shareholder meeting, called for by shareholders, to ever occur at any company even though a significant number of companies allow 10% of shareholders to call for a special shareholder meeting.
In the vast majority of cases or in most cases, once a special meeting is called for by shareholders, the issues behind calling for a special shareholder meeting are quickly resolved.
To guard against the Group 1 Automotive Board of Directors and management becoming complacent GPI shareholders need the ability to call a special shareholder meeting to help the Board adopt new strategies when GPI underperforms. If GPI directors and management know that GPI shareholders can call a special shareholder meeting they will be incentivized to perform better.
Now could be a ripe time for this proposal since GPI stock was at a YTD 2025 loss in Q4 despite a robust stock market.
Plus challenging news reports regarding GPI emerged in 2025.

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	71

Group 1 Automotive missed analyst expectations for earnings per share in its Q3 2025 report.
GPI’s U.K. operations faced significant difficulties, described as a “challenging market” due to inflation, wage/insurance cost pressures, and a new Battery Electric Vehicle (BEV) mandate.
Due to the U.K. market conditions and a decision to exit the Jaguar Land Rover brand there, GPI recorded substantial impairment charges of $123 million.
JPMorgan downgraded GPI’s stock in July 2025 from “Overweight” to “Neutral” and reduced its price target due to concerns about GPI’s heavy concentration and “potential for increased volatility” in the Texas market, as regional economic conditions could significantly impact growth.
Please vote yes:
Simple Majority Vote — Proposal 5

72	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

Board of Directors’ Statement in Opposition

WHY WE RECOMMEND YOU VOTE “AGAINST” THIS PROPOSAL:
The Company’s own proposal in Proposal 4, together with the related amendments to the Bylaws, will have the effect of granting shareholders the right to call a special meeting of shareholders, making this proposal redundant and unnecessary.

After thorough evaluation, the Board has determined that the Shareholder Proposal is not in the best interests of the Company or its shareholders. This proposal would allow holders of just 10% of our outstanding shares to call a special meeting. The Board believes such a low threshold could enable a single shareholder or a very small group to exert disproportionate influence over the Company’s affairs, potentially diverting resources and management attention toward agendas that do not reflect the interests of the majority of shareholders. According to Deal Point Data, a corporate governance database, among S&P 500 companies that allow shareholders to request special meetings, 25% is the most common ownership threshold, with approximately 47% setting the threshold at 25% or higher and 22% setting at 10%.
While the Board acknowledges that giving shareholders the ability to request a special meeting is an important governance right, it recommends supporting Proposal 4 instead. Proposal 4 would grant shareholders owning at least 25% of the Company’s outstanding common stock the right to request a special meeting, subject to the procedural safeguards outlined in Proposal 4. The Board believes the 25% threshold in Proposal 4 strikes the right balance, empowering shareholders to act on extraordinary and urgent matters while reducing the risk that a small minority could pursue narrow interests at significant cost and distraction to the Company.
A 25% threshold is particularly appropriate given the Company’s strong governance framework, which already promotes accountability to shareholders. See “Corporate Governance — Our Continuing Commitment to Sound Corporate Governance” for more information.
VOTE REQUIRED
Approval of this shareholder proposal requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter. An abstention is treated as present and entitled to vote on the matter and therefore has the effect of a vote against approval. Broker non-votes will have no impact on the outcome.
Please note that this is only an advisory vote, and the results will not be binding on the Company or the Board. The final decision regarding this proposal remains with the Board, although the Board will consider the outcome of this vote when making its decision. Shareholders should also note that approval of this proposal would not, by itself, implement a shareholder right to call a special meeting as described in the proposal, and the Board and the Company’s shareholders would need to take subsequent action to amend the Company’s Charter and Bylaws.
BOARD RECOMMENDATION
The Board believes that this shareholder proposal is not in the best interests of the Company and our shareholders.
For the reasons stated above, the Board recommends a vote “AGAINST” approval of this shareholder proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THE APPROVAL OF THIS PROPOSAL.

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	73

Frequently Asked Questions About the Annual Meeting

Your vote is very important!
WHY AM I BEING PROVIDED WITH THESE PROXY MATERIALS?
We are providing these proxy materials to you in connection with the solicitation by the Board of Group 1 Automotive, Inc. of proxies to be voted at our 2026 Annual Meeting of Shareholders and at any postponed or reconvened meeting.

WILL THE ANNUAL MEETING ALSO BE HELD IN-PERSON OR ONLY VIRTUALLY?
We have decided to conduct the 2026 Annual Meeting solely online via the Internet through a live webcast and online shareholder tools. We believe a virtual format facilitates shareholder attendance and participation by leveraging technology to allow us to communicate more effectively and efficiently with our shareholders. This format empowers shareholders around the world to participate at no cost. We have designed the virtual format to enhance shareholder access and participation and protect shareholder rights. Specifically:
We Encourage Questions. Shareholders have multiple opportunities to submit questions for the meeting. Shareholders may submit a question online in advance or live during the meeting, following the instructions below. During the meeting, we will answer as many appropriate shareholder-submitted questions as time permits. Following the Annual Meeting, we will publish an answer to each appropriate question we received on the Investor Relations section of our website at www.group1corp.com as soon as practicable.
We Believe in Transparency. Although the live webcast is available only to shareholders at the time of the meeting, following completion of the Annual Meeting, a webcast replay, final report of the inspector of election, and answers to all appropriate questions asked by investors in connection with the Annual Meeting will be posted as soon as practicable to the Investor Relations section of our website at www.group1corp.com.
WHEN IS THE MEETING?
Our Annual Meeting will be held virtually at www.virtualshareholdermeeting.com/GPI2026, on Tuesday, May 12, 2026, at 9:00 a.m., Central Daylight Time, or at such other time and place to which the meeting may be adjourned.
WHO CAN ATTEND THE ANNUAL MEETING?
Only our shareholders as of 5:00 p.m. Central Daylight Time, on March 18, 2026 (the record date) are entitled to receive notice of the Annual Meeting and to vote at the meeting. On March 18, 2026, there were 11,872,577 shares of Group 1 common stock issued and outstanding and entitled to vote at the meeting.
A list of shareholders will be available and may be inspected during normal business hours for a period of at least 10 days prior to the Annual Meeting at our offices at 730 Town & Country Blvd., Suite 500, Houston, Texas 77024. In the event there are not sufficient votes for a quorum or to approve the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

74	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

WILL THERE BE AN OPPORTUNITY TO ASK QUESTIONS BEFORE OR DURING THE MEETING?
Shareholders who wish to submit a question in advance may do so either by emailing Investor Relations at ir@group1auto.com by 5:00 p.m. Central Daylight Time, Monday, May 11, 2026, or visiting our Annual Meeting website, www.virtualshareholdermeeting.com/GPI2026. Shareholders also may submit questions live during the meeting. We plan to reserve some time for shareholder questions to be read and answered by Company personnel during the meeting. In submitting questions, please note that we will only address questions that are germane to the matters being voted on at our Annual Meeting.
WHAT IF I HAVE TROUBLE LOGGING INTO THE ANNUAL MEETING?
If you encounter any difficulties accessing the virtual meeting during the check-in or course of the Annual Meeting, a phone number will be posted on the website to connect you to technical support.
WHAT IS THE QUORUM REQUIREMENT FOR THE ANNUAL MEETING?
There must be a quorum for the Annual Meeting to be held. A quorum will be present if the holders of a majority of the shares of common stock entitled to vote are present in person, online or represented by proxy during the Annual Meeting. Our independent inspector of election, Broadridge Financial Solutions, Inc. (“Broadridge”), will determine whether or not a quorum is present. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of votes considered to be present during the Annual Meeting.
If less than a quorum is represented at the meeting, the Chair of the meeting or a majority of the shares so represented may adjourn the meeting from time to time without further notice other than announcement at the meeting, and the persons named as proxies will vote the proxies they have been authorized during the Annual Meeting in favor of such an adjournment.
In the event a quorum is present during the Annual Meeting but sufficient votes to approve any of the items proposed by our Board have not been received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. A shareholder vote may be taken on one or more of the proposals in this Proxy Statement prior to such adjournment if sufficient proxies have been received and it is otherwise appropriate. If a quorum is present, the persons named as proxies will vote the proxies they have been authorized to vote on any other business properly brought before the meeting in favor of such an adjournment. If a quorum is initially established, but sufficient shareholders withdraw such that the meeting is left with less than a quorum, the remaining shareholders present during the meeting may continue to transact business until the meeting is adjourned or recessed.
HOW DO I VOTE?
If you are a shareholder of record on the record date, you may vote in person or online during the Annual Meeting or by proxy using any of the following methods:

Visit the website shown on the proxy card (www.proxyvote.com) and follow the instructions at that website at any time prior to 11:59 p.m., Eastern Daylight Time, on May 11, 2026;

Within the U.S. or Canada, call the toll-free telephone number shown on the proxy card and follow the instructions at any time prior to 11:59 p.m., Eastern Daylight Time, on May 11, 2026; or

If you receive a paper copy of the proxy materials, complete, sign and date the proxy card and return the proxy card in the prepaid envelope. Your proxy card must be received by the Company before the voting polls close during the Annual Meeting.

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	75

If you vote by internet or telephone, do not return your proxy card. The telephone and internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly.
Submitting your proxy by internet or telephone will not affect your right to vote in person online should you decide to attend the Annual Meeting.
If you want to vote in person online during the meeting, you must have a control number and access our Annual Meeting at www.virtualshareholdermeeting.com/GPI2026.
If you hold your shares in street name, you will receive instructions from your broker, bank or other nominee describing how to vote your shares. Beneficial owners voting by telephone or internet are subject to the same deadlines as described above for holders of record. If you want to vote in person, you must obtain a legal proxy from your broker, bank or other nominee and use the information provided on the legal proxy to access the Annual Meeting.
HOW DO I CHANGE MY VOTE?
If you are a shareholder of record on the record date, you can revoke your proxy prior to the completion of voting during the Annual Meeting by:
•delivering an executed, later-dated proxy that is received by the Corporate Secretary of the Company before the voting polls close during the Annual Meeting;
•resubmitting your proxy by internet or telephone at any time prior to 11:59 p.m., Eastern Daylight Time, on May 11, 2026;
•delivering a written notice of revocation of the proxy to Corporate Secretary, Group 1 Automotive, Inc., 730 Town & Country Blvd., Suite 500, Houston, Texas 77024 no later than May 11, 2026; or
•voting in person online during the Annual Meeting.
Only your latest dated proxy that we receive prior to the Annual Meeting will be counted. Further, your attendance during the Annual Meeting will not automatically revoke your proxy.
If you are a street name shareholder you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions. You may also vote in person online during the Annual Meeting if you obtain a legal proxy from your broker, bank or other nominee.
WHAT IS THE DIFFERENCE BETWEEN A SHAREHOLDER OF RECORD AND A BENEFICIAL OWNER OR STREET NAME HOLDER?
If your shares are registered directly in your name with our registrar and transfer agent, Equiniti Trust Company, LLC, you are considered a shareholder of record with respect to those shares.
If your shares are held in a brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of those shares, and your shares are held in street name.
If you hold common stock in BOTH street name and as a shareholder of record, YOU MUST VOTE SEPARATELY for each position of common stock.
HOW WILL MY SHARES BE VOTED?
Each share of Group 1 common stock is entitled to one vote. Our Board has appointed Daryl A. Kenningham, our President and CEO, and Daniel J. McHenry, our Senior Vice President and Chief Financial Officer, as the management proxy holders for the Annual Meeting. If you are a shareholder of record, your shares will be voted by the management proxy holders in accordance with the instructions on the properly executed proxy card you submit by mail, or the instructions provided for any proxy properly submitted by telephone or internet, as applicable. For shareholders who have their shares voted by duly submitting a proxy by mail, telephone or internet, unless the shareholder appropriately specifies otherwise, the management proxy holders will vote all shares represented by such valid proxies as our Board recommends.

76	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

As of the date of filing this Proxy Statement, our Board is not aware of any other business or nominee to be presented or voted upon during the Annual Meeting. If any other business or nominee is properly presented, the proxies solicited by our Board will provide the proxy holders with the authority to vote on those matters and nominees in accordance with such persons’ discretion.
WHAT PROPOSALS WILL BE VOTED ON AT THE ANNUAL MEETING AND WHAT VOTES ARE REQUIRED TO APPROVE EACH OF THE PROPOSALS?
The table below describes the vote required for approval of each matter to be brought before the meeting, as well as the treatment of abstentions and broker non-votes as to each matter.

Proposal	Vote Required for Approval	Impact of Abstentions	Impact of Broker Non-Votes

Proposal 1: Election of Directors
Each nominee must receive the affirmative vote of a majority of votes cast by shareholders entitled to vote in the election of directors. Nominees who receive more “for” votes than “against” votes are elected, subject to our director resignation policy described below.
		Not counted as votes cast; no impact on outcome.	No impact on outcome.

Proposal 2: Advisory Vote to Approve Executive Compensation	The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter.	An abstention is treated as present and entitled to vote on the matter and therefore has the effect of a vote against approval.	No impact on outcome.

Proposal 3: Appoint Deloitte & Touche LLP to Serve as Independent Auditor for 2026	The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter.	An abstention is treated as present and entitled to vote on the matter and therefore has the effect of a vote against approval.	Brokers have discretion.

Proposal 4: Approve an Amendment to the Certificate of Incorporation to Enable the Adoption of a Shareholder Right to Call a Special Meeting of Shareholders	The affirmative vote of the holders of a majority of the issued and outstanding shares entitled to vote on the matter.	An abstention is treated as a vote against approval.	A broker non-vote is treated as a vote against approval.

Proposal 5: Shareholder Proposal: Give Shareholders an Ability to Call for a Special Shareholder Meeting	The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter.	An abstention is treated as present and entitled to vote on the matter and therefore has the effect of a vote against approval.	No impact on outcome.

HOW DO ABSTENTIONS AND BROKER NON-VOTES AFFECT THE VOTING RESULTS?
If you hold your shares in street name, you will receive instructions from your broker, bank or other nominee describing how to vote your shares. If you do not instruct your broker, bank or other nominee how to vote your shares, they may vote your shares as they decide as to each routine matter under the rules of the NYSE. Only Proposal No. 3 is considered a “routine” matter.
If you do not provide specific voting instructions to your broker on non-routine matters, your broker may not cast a vote on the proposal, resulting in a broker non-vote. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to “non-routine” matters. If you are a beneficial owner holding shares through a broker, bank or other nominee and you do not provide timely voting instructions, your broker may cast a vote on your behalf for Proposal No. 3, but may not cast a vote on Proposal Nos. 1, 2, 4 and 5. Abstentions occur when shareholders are present during the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the shareholders are voting.

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	77

WHAT HAPPENS IF A DIRECTOR IN AN UNCONTESTED ELECTION RECEIVES MORE VOTES “AGAINST” THAN “FOR” THEIR ELECTION?
In an uncontested election of directors, any nominee who receives a greater number of votes “against” than votes “for” his or her election will, promptly following the certification of the shareholder vote, tender his or her written resignation to the Board for consideration by the GCR Committee. The GCR Committee will consider the resignation, as well as all factors it considers relevant, and will make a recommendation to the Board concerning whether to accept or reject such resignation.
The Board will take formal action on the recommendation no later than 90 days following the certification of the results of the shareholders’ meeting. The Company will promptly disclose to the public the Board’s decision whether to accept or reject the director’s tendered resignation. If applicable, the Board will also disclose the reason or reasons for rejecting the tendered resignation.
WHO COUNTS THE VOTES?
We have engaged Broadridge to tabulate the votes and to serve as inspector of election during the Annual Meeting for a fee of approximately $10,495 plus disbursements. Broadridge will separately tabulate “For” and “Against” votes, abstentions and broker non-votes. Broadridge will also certify the election results and perform any other acts required by the Delaware General Corporation Law.
HOW MAY THE COMPANY SOLICIT MY PROXY?
We have engaged Alliance Advisors, LLC, to assist with the solicitation of proxies for a fee of approximately $10,000, plus reimbursement for reasonable out-of-pocket expenses. We will bear all expenses of soliciting proxies. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of our common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of Group 1 may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.
HOW CAN I RECEIVE MY PROXY MATERIALS ELECTRONICALLY?
The proxy card provides instructions on how to inform us to send future proxy materials to you electronically by email. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy-voting site. Your election to receive proxy materials by email or printed form will remain in effect until you terminate it.
WHAT IF I SHARE THE SAME ADDRESS AS ANOTHER GROUP 1 SHAREHOLDER?
We may send a single set of proxy materials, as applicable, and other shareholder communications to any household at which two or more shareholders with the same last name reside, unless we have received contrary instructions from those shareholders. This process is called “householding.” This reduces duplicate mailings and saves printing and postage costs as well as natural resources. The proxy materials and other shareholder communications may be householded based on your prior express or implied consent. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If you wish to opt out of householding, and would like to have separate copies of the proxy materials mailed to each shareholder sharing your address, or if you are receiving multiple copies and would like to receive a single copy, please contact Broadridge by calling 1-866-540-7095 or by writing Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Broadridge will promptly deliver the requested materials. Beneficial owners (street name shareholders) sharing an address who are receiving multiple copies of the proxy materials, and other shareholder communications and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of such materials be mailed to all shareholders at the shared address in the future. However, please note that if you want to receive a paper proxy card or other proxy materials for purposes of this year’s meeting, you should follow the instructions included in the information that was sent to you.

78	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

HOW CAN I RECEIVE A COPY OF THE COMPANY’S 2025 ANNUAL REPORT ON FORM 10-K?
A copy of our Annual Report on Form 10-K for the year ended December 31, 2025, including the financial statements and the financial statement schedules, if any, but not including exhibits, will be furnished at no charge to each person to whom a Proxy Statement is delivered or made available upon the written request of such person addressed to 730 Town & Country Blvd., Suite 500, Houston, Texas 77024, Attn: Corporate Secretary.
HOW DO I SUBMIT PROPOSALS AND NOMINATIONS FOR THE 2027 ANNUAL MEETING?
Pursuant to the various rules promulgated by the SEC, shareholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2027 Annual Meeting of Shareholders (the “2027 Annual Meeting”) may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, to be eligible for inclusion in our proxy materials, shareholder proposals must be received by our Corporate Secretary no later than December 3, 2026, and meet the requirements of Rule 14a-8 of the Exchange Act.
As more specifically provided for in our Bylaws, in order for a nomination of persons for election to our Board or a proposal of business (other than through Rule 14a-8) to be properly brought before our Annual Meeting of Shareholders, it must be either specified in the notice of the meeting given by our Corporate Secretary or otherwise brought before the meeting by or at the direction of our Board or by a shareholder who was a shareholder of record at the time of giving notice provided for in our Bylaws, is entitled to vote at the meeting, and who complies with the notice procedures set forth in our Bylaws. Subject to the exception described below, a shareholder making a nomination for election to our Board or a proposal of business for the 2027 Annual Meeting must deliver proper notice to our Corporate Secretary at the principal executive offices of the Company no earlier than the close of business 120 days, and no later than the close of business 90 days, prior to the anniversary date of the 2026 Annual Meeting. In other words, for a shareholder nomination for election to our Board or a proposal of business to be considered at the 2027 Annual Meeting (other than through Rule 14a-8), it should be properly submitted to our Corporate Secretary at the principal executive offices of the Company no earlier than the close of business January 12, 2027 and no later than the close of business February 11, 2027. However, in the event that the date of an Annual Meeting is more than 30 days before or more than 60 days after the anniversary date of the preceding year’s Annual Meeting, the shareholder notice must be delivered not earlier than 120 days prior to such Annual Meeting and not later than 90 days prior to such Annual Meeting or, if the first public announcement of the date of such Annual Meeting is less than 100 days prior to the date of such Annual Meeting, the 10th day following the day on which public announcement of the date of such Annual Meeting is first made by the Company.
If we increase the number of directors to be elected at an Annual Meeting and do not make a public announcement naming all of the nominees for director and specifying the size of the increased Board at least 80 days prior to the first anniversary of the preceding year’s Annual Meeting, a shareholder’s notice regarding the nominees for the new positions created by the increase will be considered timely if it is delivered to our Corporate Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which the public announcement is first made.
For each individual that a shareholder proposes to nominate as a director or propose other business (other than through Rule 14a-8) at the 2027 Annual Meeting, the shareholder’s written notice to our Corporate Secretary must include the information required by and meet the detailed requirements set forth in our Bylaws. From time to time, the GCR Committee may request additional information from the nominee or the shareholder.
Any shareholder who intends to solicit proxies in support of any director nominees must comply with the content requirements of SEC Rule 14a-19 (the SEC’s universal proxy rule) at the time it complies with the earlier deadlines in the advance notice provisions of our Bylaws. Thus, if a shareholder intends to solicit proxies in support of any director nominees submitted under the advance notice provisions of our Bylaws for the 2027 Annual Meeting, then such shareholder must also provide proper written notice that sets forth all the information required by SEC Rule 14a-19 to the Corporate Secretary between January 12, 2027, and February 11, 2027; provided, however, that if (a) next year’s annual meeting is called for a date that is more than 30 days before or more than 60 days after the anniversary date of the preceding year’s Annual Meeting, the shareholder notice must be delivered not earlier than 120 days prior to such Annual Meeting and not later than 90 days prior to such Annual Meeting or, if the first public announcement of the date of such Annual Meeting is less than 100 days prior to the date of such Annual Meeting, the 10th day following the day on which public announcement of the date of such Annual Meeting is first made by the Company; or (b) next year’s annual meeting is called for a date that is more than 30 days but less than 60 days after the first anniversary date of the preceding year’s Annual Meeting, the shareholder notice must be delivered no later than the close of business on the later of 60 days prior to the date of the 2027 Annual Meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company.

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	79

HOW DO I CONTACT THE CORPORATE SECRETARY’S OFFICE?
Shareholders may contact Group 1’s Corporate Secretary’s Office by writing a letter to:
c/o Group 1 Automotive, Inc.
730 Town & Country Blvd., Suite 500
Houston, Texas 77024
Attn: Corporate Secretary
FORWARD-LOOKING STATEMENTS
This Proxy Material contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding the business or financial performance. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Group 1 undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect Group 1’s business, particularly those mentioned in the risk factors and cautionary statements in Item 1A of Group 1’s Annual Report on Form 10-K for the year ended December 31, 2025, and in its periodic reports on Form 10-Q and current reports on Form 8-K, if any, which we incorporate by reference.
CORPORATE GOVERNANCE INFORMATION AND HOW TO CONTACT THE BOARD
Our key governance documents, including our Corporate Governance Guidelines and committee charters, are available on the Corporate Governance section of our website at www.group1corp.com and shareholders may obtain a printed copy, free of charge, by sending a written request to the Corporate Secretary.
Our Board welcomes communications from our shareholders and other interested parties. Shareholders and any other interested parties may send communications to our Board, to any committee of our Board, to the independent Board Chair (who presides over the executive sessions of our independent and non-management directors), or to any director in particular, to:
c/o Group 1 Automotive, Inc.
730 Town & Country Blvd., Suite 500
Houston, Texas 77024
Attn: Chair of the Board
Any appropriate correspondence addressed to our Board, to any committee of our Board, to the independent Board Chair, or to any one of the directors in care of our offices will be forwarded to the addressee or addressees.

80	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

TRANSACTIONS WITH RELATED PERSONS
We review all relationships and transactions in which we and our directors and NEOs or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our Chief Legal Officer’s office is primarily responsible for the development and implementation of written procedures and controls to obtain information from the directors and NEOs with respect to related person transactions and for subsequently determining, based on the facts and circumstances disclosed to them, whether we or a related person has a direct or indirect material interest in the transaction. Transactions that are determined to be directly or indirectly material to us or a related person are disclosed as required in documents, including our Proxy Statement, filed with the SEC.
We have multiple processes for reporting conflicts of interests and related person transactions. Under the Code of Conduct, all employees are required to report any actual or apparent conflict of interest, or potential conflict of interest, to their supervisors and all related person transactions involving our regional or market executives must be communicated in writing as part of their quarterly representation letter. This information is then reviewed by our Internal Audit Department, Chief Legal Officer, Audit Committee, our Board or our independent registered public accounting firm, as deemed necessary, and discussed with management. As part of this review, the following factors are generally considered:
•the nature of the related person’s interest in the transaction;
•the material terms of the transaction, including, without limitation, the amount and type of transaction;
•the importance of the transaction to the related person;
•the importance of the transaction to a third party;
•the importance of the transaction to us;
•whether the transaction would impair the judgment of a director, NEO or employee to act in the best interests of our Company;
•whether the transaction might affect the status of a director as independent under the independence standards of the NYSE; and
•any other matters deemed appropriate with respect to the particular transaction.
Ultimately, all such transactions must be approved or ratified by our Board. Any member of our Board who is a related person with respect to a transaction is recused from the review of the transaction.
In addition, our legal staff annually distributes a questionnaire to our NEOs and members of our Board requesting certain information regarding, among other things, their immediate family members, employment and beneficial ownership interests. This information is then reviewed for any conflicts of interest under the Code of Conduct. At the completion of the annual audit, our Audit Committee and the independent registered public accounting firm review with management, insider and related person transactions and potential conflicts of interest. In addition, our internal audit function has processes in place, under its written procedure policies, to identify related person transactions and potential conflicts of interest and report them to senior management and the Audit Committee.
During 2025 we were not, and we are not currently, a party to a transaction or series of transactions in which the amount involved did or may exceed $120,000, in which any of our directors, executive officers, any holder of more than 5% of our common stock or any member of the immediate family of any of these persons had or will have a direct or indirect material interest, except as described in the compensation arrangements (including with respect to equity compensation) described in “Compensation Discussion and Analysis,” “Executive Compensation” and “Director Compensation.”
DELINQUENT SECTION 16(A) REPORTS
Our executive officers, directors and any person who owns more than 10% of our common stock are required by Section 16(a) of the Exchange Act to file reports regarding their ownership of our stock. To our knowledge, based solely on a review of the copies of these reports furnished to us and written representations from these individuals that no other reports were required, all filing requirements were met.

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	81

Appendix A:

RECONCILIATION OF GAAP MEASURES TO CORRESPONDING NON-GAAP MEASURES

In addition to evaluating the financial condition and results of our operations in accordance with U.S. GAAP, from time to time our management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, profitability improvement initiatives, and other events outside of normal, or “core,” business and operations, by considering alternative financial measures not prepared in accordance with U.S. GAAP. In our evaluation of results from time to time, we exclude items that do not arise directly from core operations, such as non-cash asset impairment charges, out-of-period adjustments, legal matters, gains and losses on dealership franchise or real estate transactions, and catastrophic events, such as hailstorms, hurricanes, and snow storms. Because these non-core charges and gains materially affect the Company’s financial condition or results in the specific period in which they are recognized, management also evaluates and makes resource allocation and performance evaluation decisions based on the related non-GAAP measures excluding such items. This includes evaluating measures such as adjusted selling, general and administrative expenses, adjusted net income from continuing operations, adjusted diluted EPS, and constant currency. These adjusted measures are not measures of financial performance under U.S. GAAP, but are instead considered non-GAAP financial performance measures. Non-GAAP measures do not have definitions under U.S. GAAP and may be defined differently by, and not be comparable to similarly titled measures used by, other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in conjunction with a review of the most directly comparable measures calculated in accordance with U.S. GAAP. We caution investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable U.S. GAAP measures.
In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Our management also uses these adjusted measures in conjunction with U.S. GAAP financial measures to assess our business, including communication with our Board of Directors, investors, and industry analysts concerning financial performance. We disclose these non-GAAP measures, and the related reconciliations, because we believe investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance. The exclusion of certain expenses in the calculation of non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures.
In addition, we evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our underlying business and results of operations, consistent with how we evaluate our performance. We calculate constant currency percentages by converting our current period reported results for entities reporting in currencies other than U.S. dollars using comparative period exchange rates rather than the actual exchange rates in effect during the respective periods. The constant currency performance measures should not be considered a substitute for, or superior to, the measures of financial performance prepared in accordance with U.S. GAAP. The Same Store amounts presented include the results of dealerships for the identical months in each period presented in comparison, commencing with the first full month in which the dealership was owned by us and, in the case of dispositions, ending with the last full month it was owned by us. Same Store results also include the activities of our corporate headquarters.
Certain amounts in this Proxy Statement may not compute due to rounding. All computations have been calculated using unrounded amounts for all periods presented.

82	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — Consolidated
(Unaudited)
(In millions, except per share data)

	Year Ended December 31, 2025
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Severance costs	Restructuring charges	Acquisition costs	Legal items and other professional fees	Asset impairments and accelerated depreciation	Non- GAAP adjusted
SG&A expenses	$2,545.5	$(1.2)	$16.2	$(1.9)	$—	$(6.2)	$(11.4)	$—	$2,541.1
Depreciation and amortization expense	$121.1	$—	$—	$—	$—	$—	$—	$(4.3)	$116.8
Asset impairments	$192.8	$—	$—	$—	$—	$—	$—	$(192.8)	$—
Restructuring charges	$28.4	$—	$—	$—	$(28.4)	$—	$—	$—	$—
Income (loss) from operations	$734.0	$1.2	$(16.2)	$1.9	$28.4	$6.2	$11.4	$197.1	$964.0

Income (loss) before income taxes	$449.9	$1.2	$(16.2)	$1.9	$28.4	$6.2	$11.4	$197.1	$679.9
Less: Provision (benefit) for income taxes	126.2	0.3	(4.1)	0.2	6.1	1.2	2.7	22.8	155.4
Net income (loss) from continuing operations	323.7	0.9	(12.2)	1.7	22.3	5.0	8.7	174.3	524.5
Less: Earnings (loss) allocated to participating securities	3.6	—	(0.1)	—	0.3	0.1	0.1	2.0	5.9
Net income (loss) from continuing operations available to diluted common shares	$320.1	$0.9	$(12.0)	$1.7	$22.1	$5.0	$8.6	$172.3	$518.5

Diluted earnings (loss) per common share from continuing operations	$25.13	$0.07	$(0.94)	$0.13	$1.73	$0.39	$0.67	$13.53	$40.71

Effective tax rate	28.0%								22.9%

SG&A as % gross profit(1)	70.3%								70.2%
Operating margin(2)	3.3%								4.3%
Pretax margin(3)	2.0%								3.0%

Same Store SG&A expenses	$2,298.1	$(1.2)	$—	$(1.9)	$—	$(6.2)	$(11.4)	$—	$2,277.4
Same Store SG&A as % gross profit(1)	69.7%								69.1%

Same Store income from operations	$823.7	$1.2	$—	$1.9	$—	$6.2	$11.4	$70.1	$914.4
Same Store operating margin(2)	4.0%								4.5%

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	83

	U.S. GAAP	Non-GAAP adjustments	Non-GAAP adjusted
Net income from discontinued operations	$1.5	$—	$1.5
Less: Earnings allocated to participating securities	—	—	—
Net income from discontinued operations available to diluted common shares	$1.5	$—	$1.5

Net income	$325.2	$200.8	$525.9
Less: Earnings allocated to participating securities	3.7	2.3	5.9
Net income available to diluted common shares	$321.5	$198.5	$520.0

Diluted earnings per common share from discontinued operations	$0.12	$—	$0.12
Diluted earnings per common share from continuing operations	25.13	15.58	40.71
Diluted earnings per common share	$25.24	$15.58	$40.83
(1)Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2)Adjusted operating margin excludes the impact of SG&A reconciling items, accelerated depreciation expense, asset impairment charges and restructuring charges.
(3)Adjusted pretax margin excludes the impact of SG&A reconciling items, accelerated depreciation expense, asset impairment charges and restructuring charges.

84	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — Consolidated
(Unaudited)
(In millions, except per share data)

	Year Ended December 31, 2024
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Severance costs	Restructuring charges	Acquisition costs	Legal items and other professional fees	Asset impairments and accelerated depreciation	Non- GAAP adjusted
SG&A expenses	$2,179.2	$(9.4)	$56.3	$(1.0)	$—	$(21.0)	$(3.6)	$—	$2,200.5
Depreciation and amortization expense	$113.1	$—	$—	$—	$—	$—	$—	$(7.3)	$105.8
Asset impairments	$33.0	$—	$—	$—	$—	$—	$—	$(33.0)	$—
Restructuring charges	$16.7	$—	$—	$—	$(16.7)	$—	$—	$—	$—
Income (loss) from operations	$909.1	$9.4	$(56.3)	$1.0	$16.7	$21.0	$3.6	$40.3	$944.8

Income (loss) before income taxes	$658.5	$9.4	$(56.3)	$1.0	$16.7	$21.0	$3.6	$40.3	$694.2
Less: Provision (benefit) for income taxes	161.5	2.2	(16.4)	0.2	4.2	1.3	0.9	9.7	163.5
Net income (loss) from continuing operations	497.0	7.1	(39.9)	0.7	12.5	19.8	2.8	30.6	530.6
Less: Earnings (loss) allocated to participating securities	10.4	0.1	(0.8)	—	0.3	0.4	0.1	0.6	11.1
Net income (loss) from continuing operations available to diluted common shares	$486.5	$7.0	$(39.0)	$0.7	$12.2	$19.4	$2.7	$30.0	$519.5

Diluted earnings (loss) per common share from continuing operations	$36.72	$0.53	$(2.94)	$0.05	$0.92	$1.46	$0.20	$2.26	$39.21

Effective tax rate	24.5%								23.6%

SG&A as % gross profit(1)	67.2%								67.9%
Operating margin(2)	4.5%								4.7%
Pretax margin(3)	3.3%								3.5%

Same Store SG&A expenses	$2,157.7	$(9.4)	$—	$(1.0)	$—	$(21.0)	$(3.6)	$—	$2,122.7
Same Store SG&A as % gross profit(1)	68.1%								67.0%

Same Store income from operations	$881.5	$9.4	$—	$1.0	$—	$21.0	$3.6	$35.5	$952.0
Same Store operating margin(2)	4.5%								4.8%

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	85

	U.S. GAAP	Non-GAAP adjustments	Non-GAAP adjusted
Net income from discontinued operations	$1.2	$—	$1.2
Less: Earnings allocated to participating securities	—	—	—
Net income from discontinued operations available to diluted common shares	$1.2	$—	$1.2

Net income	$498.1	$33.7	$531.8
Less: Earnings allocated to participating securities	10.5	0.7	11.2
Net income available to diluted common shares	$487.7	$33.0	$520.6

Diluted earnings per common share from discontinued operations	$0.09	$—	$0.09
Diluted earnings per common share from continuing operations	36.72	2.49	39.21
Diluted earnings per common share	$36.81	$2.49	$39.29
(1)Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2)Adjusted operating margin excludes the impact of SG&A reconciling items, accelerated depreciation expense, asset impairment charges and restructuring charges.
(3)Adjusted pretax margin excludes the impact of SG&A reconciling items, accelerated depreciation expense, asset impairment charges and restructuring charges.

86	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

The following table reconciles cash flows on a U.S. GAAP basis to the corresponding adjusted amounts (in millions):

	Years Ended December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by operating activities:	$694.5	$586.3
Change in Floorplan notes payable — credit facility and other, excluding floorplan offset and net acquisitions and dispositions	6.7	133.3
Change in Floorplan notes payable — manufacturer affiliates associated with net acquisitions and dispositions and floorplan offset activity	(2.0)	(36.6)
Adjusted net cash provided by operating activities	$699.2	$683.0
CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash used in investing activities:	$(671.3)	$(1,282.6)
Change in cash paid for acquisitions, associated with Floorplan notes payable	51.2	50.3
Change in proceeds from disposition of franchises, property and equipment, associated with Floorplan notes payable	(27.6)	(31.9)
Adjusted net cash used in investing activities	$(647.7)	$(1,264.2)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net cash (used in) provided by financing activities:	$(31.1)	$681.1
Change in Floorplan notes payable, excluding floorplan offset	(28.4)	(115.2)
Adjusted net cash (used in) provided by financing activities	$(59.4)	$565.9
Non-GAAP Free Cash Flow

	Years Ended December 31,
	2025	2024
Adjusted net cash provided by operating activities	$699.2	$683.0
Non-discretionary capital expenditures(1)	(204.9)	(178.9)
Adjusted free cash flow	$494.4	$504.1
(1)This amount excludes purchases of real estate associated with existing dealership operations, as these are considered discretionary.

GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT	87

Appendix B:

APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ENABLE THE ADOPTION OF A SHAREHOLDER RIGHT TO CALL A SPECIAL MEETING OF SHAREHOLDERS

The proposed amendment to the Certificate of Incorporation contemplated by Proposal 4 is indicated with deletions by strike-through text. The full text of the Company’s currently applicable Amended and Restated Certificate of Incorporation was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q filed with the SEC on October 28, 2025.
The proposed Special Meeting Charter Amendment changes to Article FIFTH of the Certificate of Incorporation are set forth below:
FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:
…
III. Stockholders’ Action — Only by Meeting; Special Meetings
Any action required or permitted to be taken by the stockholders of the Corporation after the date of the closing of the first public offering of Common Stock of the Corporation registered under the Securities Act of 1933, as amended must be taken at an annual or special meeting of such stockholders and may not be taken by any consent in writing of such stockholders. Special meetings of the stockholders after the date set forth in the immediately preceding sentence for any purpose or purposes shall be called only (a) upon a request in writing therefor, stating the purpose or purposes thereof, delivered to the Chairman of the Board, the President, or the Secretary, signed by a majority of the directors, ~~or~~(b) by resolution of the Board of Directors or (c) at the request of the stockholders holding at least 25 (twenty-five) percent of the then outstanding shares of Common Stock. The procedure to be followed by stockholders in calling a special meeting (including without limitation any limitations or conditions or other requirements) shall be as set forth in the Bylaws.

88	GROUP 1 AUTOMOTIVE 2026 PROXY STATEMENT

INTEGRITY We conduct ourselves with the highest level of ethics both personally and professionally when we sell to and perform service for our customers without compromising our honesty.	TRANSPARENCY We promote open and honest communication between each other and our customers.

PROFESSIONALISM We set our standards high so that we can exceed expectations and strive for perfection in everything we do.

TEAMWORK We put the interest of the group first, before our individual interests, as we know that success only comes when we work together.	RESPECT We treat everyone, customers and colleagues alike, with dignity and equality.
730 Town & Country Blvd., Suite 500, Houston, Texas 77024

730 Town & Country Blvd., Suite 500, Houston, Texas 77024

GROUP 1

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
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02 0000000000

The Board of Directors recommends you vote FOR the following:

1. Election of Directors.

Nominees	For	Against	Abstain
1a. Carin M. Barth	☐	☐	☐
1b. Daryl A. Kenningham	☐	☐	☐
1c. Steven C. Mizell	☐	☐	☐
1d. Lincoln Pereira Filho	☐	☐	☐
1e. Stephen D. Quinn	☐	☐	☐
1f. Steven P. Stanbrook	☐	☐	☐
1g. Charles L. Szews	☐	☐	☐
1h. Anne Taylor	☐	☐	☐
1i. MaryAnn Wright	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote AGAINST the following proposal:

NOTE: In their discretion, such attorney-in-fact and proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

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0000697883_1 R2.09.05.010

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GROUP 1 AUTOMOTIVE, INC.
ANNUAL MEETING OF SHAREHOLDERS - MAY 12, 2026
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby revokes all prior proxies and appoints Daryl A. Kenningham and Daniel J. McHenry, and each of them, as proxies with full power of substitution, to represent and to vote all shares of common stock of Group 1 Automotive, Inc. which the undersigned is entitled to vote, at the Annual Meeting of Shareholders to be held on May 12, 2026 at 9:00 a.m., Central Daylight Saving Time, virtually at www.virtualshareholdermeeting.com/GPI2026, and at any adjournment or postponement thereof, on any matter properly coming before the meeting, and specifically the matters described on the reverse side hereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR the nominees set forth in proposal 1, FOR proposal 2, FOR proposal 3, FOR proposal 4 and AGAINST proposal 5. This proxy also delegates discretionary authority to vote upon such other matters as may properly come before the 2026 Annual Meeting of Shareholders or at any adjournment or postponement thereof. Please see the accompanying proxy statement for additional details.

0000697883_2 R2.09.05.010

Continued and to be signed on reverse side